UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant		[ x ]
Filed by a Party other than the Registrant		[ ]

Check the appropriate box:

[ x ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Under Rule 14a-12

RENASANT CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant

Payment of Filing Fee (Check the appropriate box):

[ x ]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	1.)	Title of each class of securities to which transaction applies:
	2.)	Aggregate number of securities to which transaction applies:
	3.)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4.)	Proposed maximum aggregate value of transaction:
	5.)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of filing.

	1.)	Amount previously paid:
	2.)	Form, Schedule or Registration Statement No.:
	3.)	Filing Party:
	4.)	Date Filed:

In accordance with Rule 14a-6(d) under the Securities Exchange Act of 1934, as amended, Renasant Corporation intends to release definitive copies of the proxy statement to security holders on or about March 14, 2016
RENASANT CORPORATION
209 Troy Street
Tupelo, Mississippi 38804-4827

March 14, 2016
Dear Shareholder:
On behalf of the board of directors, we cordially invite you to attend the 2016 Annual Meeting of Shareholders of Renasant Corporation. The annual meeting will be held beginning at 1:30 p.m., Central time, on Tuesday, April 26, 2016 at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827. The formal notice of the annual meeting appears on the next page. At the annual meeting, you will be asked to:

1.	Elect one Class 1 director to serve a two-year term expiring in 2018;

2.	Elect five Class 2 directors, each to serve a three-year term expiring in 2019;

3.	Approve an amendment to Renasant Corporation’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of common stock available for grant, award or issuance under the plan;

4.	Approve the performance measures related to the grant and award of performance-based compensation under the 2011 Long-Term Incentive Compensation Plan;

5.
Approve an amendment to Renasant Corporation’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $5.00 per share, from 75,000,000 shares to 150,000,000 shares;

6.	Ratify the appointment of HORNE LLP as our independent registered public accountants for 2016; and

7.	Transact such other business as may properly come before the annual meeting or any adjournments thereof.
The accompanying proxy statement provides detailed information concerning the matters to be acted upon at the annual meeting. We urge you to review this proxy statement and each of the proposals carefully. It is important that your views be represented at the annual meeting regardless of the number of shares you own or whether you are able to attend the annual meeting in person.
On March 14, 2016, we posted on our Internet website, http://www.envisionreports.com/RNST, a copy of our 2016 proxy statement, proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 (which serves as our annual report to shareholders), and we mailed these materials to our shareholders who are individuals and own our stock directly in their own name. Also on March 14, 2016, institutional shareholders who own our stock directly in their name and other shareholders who previously elected to receive our proxy materials over the Internet were mailed a notice (the “Notice”) containing instructions on how to access our proxy materials and vote online.
Any shareholder who received paper copies of this year’s proxy statement, proxy card and annual report will continue to receive these materials by mail. The proxy statement contains instructions on how you can (1) receive a paper copy of these materials, if you only received a Notice by mail, or (2) elect to receive proxy materials for future shareholders meetings over the Internet, if you received them by mail this year.
You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the Notice and on the proxy card. As always, if you are the record holder of our stock, you may vote in person at the annual meeting. The accompanying proxy statement explains how to obtain driving directions to the meeting.

On behalf of our board of directors, I would like to express our appreciation for your continued interest in Renasant Corporation.
Sincerely,
E. Robinson McGraw
Chairman of the Board and
Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be held on April 26, 2016:
Renasant’s 2016 proxy statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2015 are available at http://www.envisionreports.com/RNST

RENASANT CORPORATION
209 Troy Street
Tupelo, Mississippi 38804-4827

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME		1:30 p.m., Central time, on Tuesday, April 26, 2016

PLACE		Renasant Bank 209 Troy Street Tupelo, Mississippi 38804-4827

ITEMS OF BUSINESS	1.	To elect one Class 1 director who will serve a two-year term expiring in 2018.
	2.	To elect five Class 2 directors who will each serve a three-year term expiring in 2019.
	3.	To approve an amendment to Renasant Corporation’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of common stock available for grant, award or issuance under the plan.
	4.	To approve the performance measures related to the grant and award of performance-based compensation under the 2011 Long-Term Incentive Compensation Plan.
5.
To approve an amendment to Renasant Corporation’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, par value $5.00 per share, from 75,000,000 shares to 150,000,000 shares.

	6.	To ratify the appointment of HORNE LLP as our independent registered public accountants for 2016.
	7.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

RECORD DATE		You can vote if you are a shareholder of record as of the close of business on February 16, 2016.

ANNUAL REPORT
If you have received a paper copy of the proxy statement and proxy card, our Annual Report on Form 10-K for the year ended December 31, 2015 (which serves as our annual report to shareholders), which is not part of the proxy solicitation material, is also enclosed. All of these documents are also accessible on our Internet website, http://www.envisionreports.com/RNST.

PROXY VOTING
It is important that your shares be represented and voted at the annual meeting. You may vote your shares via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting are contained on the proxy card; the Notice has instructions regarding voting on the Internet. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors,
E. Robinson McGraw
Chairman of the Board and
Chief Executive Officer

Tupelo, Mississippi
March 14, 2016

RENASANT CORPORATION

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PROXY STATEMENT
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RENASANT CORPORATION

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RENASANT CORPORATION

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PROXY STATEMENT
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ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, APRIL 26, 2016
We are furnishing this proxy statement to the shareholders of Renasant Corporation in connection with the solicitation of proxies by its board of directors for use at the Annual Meeting of Shareholders of Renasant Corporation to be held at 1:30 p.m., Central time, on Tuesday, April 26, 2016 at the principal offices of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, as well as in connection with any adjournments or postponements of the meeting. In this proxy statement, Renasant Corporation is referred to as “Renasant,” “we,” “our,” “us” or the “Company,” and Renasant Bank is referred to as the “Bank.”
As permitted by Securities and Exchange Commission, or SEC, rules, we are making this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 (which serves as our annual report to shareholders) available to our shareholders electronically. On March 14, 2016, we posted these materials on our Internet website, http://www.envisionreports.com/RNST, and we mailed to our institutional shareholders who own our stock in their name as well as other shareholders who previously elected to receive our proxy materials electronically a notice containing instructions on how to access our proxy materials and vote online (referred to as the “Notice”). Also on March 14, 2016, we mailed this proxy statement, our proxy card and our Annual Report on Form 10-K for the year ended December 31, 2015 to our shareholders who are individuals and own our stock in their own name.
The Notice contains instructions on how to access and review all of the important information contained in the proxy statement and annual report. The Notice also explains how you may submit your proxy over the Internet. If you received a Notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions in the Notice for requesting such materials. If you received a paper copy of the proxy card and other proxy materials and would like to receive these materials electronically in the future, you should follow the instructions on the proxy card for requesting electronic delivery of our proxy materials.
VOTING YOUR SHARES
Who is soliciting proxies from the shareholders?
Our board of directors is soliciting your proxy. The proxy provides you with the opportunity to vote on the proposals presented at the annual meeting, whether or not you attend the meeting.
What will be voted on at the annual meeting?
Our shareholders will vote on six proposals at the annual meeting:

1.	The election of one Class 1 director, who is to serve a two-year term expiring in 2018 or until his successor is elected and qualified;

2.	The election of five Class 2 directors, who are each to serve a three-year term expiring in 2019 or until his or her successor is elected and qualified;

3.
The approval of an amendment to the Company’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan;

4.	The approval of the performance measures related to the grant and award of performance-based compensation under the Company’s 2011 Long-Term Incentive Compensation Plan.

5.
The approval of an amendment to the Company’s Articles of Incorporation, as amended (which we refer to as our “Articles of Incorporation”), to increase the number of authorized shares of common stock, par value $5.00 per share, from 75,000,000 shares to 150,000,000 shares;

6.	The ratification of the appointment of HORNE LLP as our independent registered public accountants for 2016.
Your proxy will also give the proxy holders discretionary authority to vote the shares represented by the proxy on any matter, other than the above proposals, that is properly presented for action at the annual meeting.

How will we solicit proxies, and who bears the cost of proxy solicitation?
Our directors, officers and employees may solicit proxies by telephone, mail, facsimile, via the Internet or by overnight delivery service. The Company bears the cost of our proxy solicitation, but these individuals do not receive separate compensation for these services. We have retained and pay a fee to Computershare Inc. to perform services in connection with our common stock, including assistance with the solicitation of proxies, but we pay no separate compensation to Computershare Inc. solely for the solicitation of proxies. Finally, in accordance with SEC regulations, we will reimburse banks, brokerage firms and other persons representing beneficial owners of our common stock for their reasonable expenses in forwarding solicitation materials to such beneficial owners.
Who can vote at the annual meeting?
Our board of directors has fixed the close of business on Tuesday, February 16, 2016, as the record date for our annual meeting. Only shareholders of record on that date are entitled to receive notice of and vote at the annual meeting. As of February 16, 2016, our only outstanding class of securities was common stock, $5.00 par value per share. On that date, we had 75,000,000 shares authorized, of which 40,293,763 shares were outstanding, held by approximately 12,700 shareholders of record.
All shareholders may vote their Renasant shares by proxy, whether or not you attend the annual meeting. You may vote your shares by proxy via a toll-free telephone number or on the Internet. If you received a paper copy of the proxy card, you may sign, date and mail the accompanying proxy card in the envelope provided. Instructions regarding the three methods of voting by proxy are contained on the proxy card, and instructions regarding voting on the Internet are contained on the Notice. If you, rather than your broker, are the record holder of our stock or you obtain a broker representation letter from your bank, broker or other record holder of our stock and in all cases bring proof of identity, you may also vote in person by ballot at the annual meeting.
If you would like to attend the annual meeting in person and need driving directions, please contact Kevin D. Chapman, our Chief Financial Officer, by e-mail to KChapman@renasant.com or by phone at (662) 680-1450.
How many votes must be present to hold the annual meeting?
A “quorum” must be present to hold our annual meeting. The presence, in person or by proxy, of a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. Your shares, once represented for any purpose at the annual meeting, are deemed present for purposes of determining a quorum for the remainder of the meeting and for any adjournment, unless a new record date is set for the adjourned meeting. This is true even if you abstain from voting with respect to any matter brought before the annual meeting.
How many votes does a shareholder have per share?
Our shareholders are entitled to one vote for each share held.
What is the required vote on each proposal?
Directors are elected by plurality vote; the candidates in each class up for election who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. Shareholders do not have the right to cumulate their votes in the election of directors. Our board has adopted a “majority voting” policy which applies to an uncontested election of directors. Under this policy, any nominee for director who receives a greater number of “withhold” votes from his or her election than votes “for” such election must promptly tender his or her resignation, which will become effective upon acceptance by the Board. This policy does not apply in contested elections. For more information about our majority voting policy, see “Proposal No. 1 – Election of One Class 1 Director.”
For the other four proposals, the affirmative vote of a majority of the votes cast at the annual meeting is required for the approval or ratification, as the case may be, of the proposal.
How will the proxy be voted, and how are votes counted?
If you vote by proxy (either by properly completing and returning a paper proxy card or voting by telephone or on the Internet), the shares represented by your proxy will be voted at the annual meeting as you instruct, including any adjournments or postponements of the meeting. If you return a signed proxy card but no voting instructions are given, the proxy holders will exercise their discretionary authority to vote the shares represented by the proxy at the annual meeting and any adjournments or postponements as follows:

1.	“FOR” the election of nominee Fred F. Sharpe as a Class 1 director;

2.	“FOR” the election of nominees John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw and Hollis C. Cheek as Class 2 directors;

3.	“FOR” the approval of an amendment to the Company’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of common stock available for grant, award or issuance under the plan;

4.	“FOR” the approval of the performance measures related to the grant and award of performance-based compensation under the Company’s 2011 Long-Term Incentive Compensation Plan;

5.
“FOR” the approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, of the Company from 75,000,000 shares to 150,000,000 shares; and

6.	“FOR” the ratification of the appointment of HORNE LLP as our independent registered public accountants for 2016.
If you hold your shares in a broker’s name (sometimes called “street name” or “nominee name”), you must provide voting instructions to your broker. If you do not provide instructions to your broker, your shares will not be voted on any matter on which your broker does not have discretionary authority to vote, which generally includes non-routine matters. A vote that is not cast for this reason is called a “broker non-vote.” Broker non-votes will be treated as shares present for the purpose of determining whether a quorum is present at the meeting, but they will not be considered present for purposes of calculating the vote on a particular matter, nor will they be counted as a vote FOR or AGAINST a matter or as an abstention on the matter. The ratification of our appointment of our independent registered public accountants is generally considered a routine matter for broker voting purposes, but neither the election of directors nor any of the other proposals to be voted on at the annual meeting is considered a routine matter.
Under Mississippi law, an abstention by a shareholder who is either present in person at the annual meeting or represented by proxy is not a vote “cast” and is counted neither “for” nor “against” the matter subject to the abstention.
How are shares in the Renasant 401(k) plan voted?
If an account is maintained for your benefit in our 401(k) plan, you can vote the number of shares of our common stock allocated to your account, including units that represent shares of our common stock, determined as of the close of business on February 16, 2016. On that date, our 401(k) plan held an aggregate of 895,908 shares, or 2.22%, of our common stock. The Bank is the trustee of the plan and acts as the proxy. In that capacity, the Bank votes your shares. If you do not timely furnish voting instructions, the trustee will vote your units or shares in a manner that mirrors how the units or shares for which it receives instructions have been voted.
How are shares in the 401(k) and employee stock ownership plans sponsored by HeritageBank of the South voted?
If you are a participant in the HeritageBank of the South 401(k) plan or employee stock ownership plan, the “Heritage plans,” and your plan accounts hold our common stock, including units that represent shares of our common stock, determined as of the close of business on February 16, 2016, you can vote the number of shares allocable to your accounts by providing voting instructions to the trustee of each plan. On that date, the Heritage plans held an aggregate of 449,959 shares, or 1.12%, of our common stock. The Bank is the trustee of the Heritage plans and acts as the proxy. In that capacity, the Bank votes your shares. If you do not timely furnish voting instructions, the trustee will vote your units or shares in a manner that mirrors how the units or shares for which it receives instructions have been voted.
Can a proxy be revoked?
Yes. You can revoke your proxy at any time before it is voted. You revoke your proxy (1) by giving written notice to our Secretary before the annual meeting, (2) by granting a subsequent proxy either by telephone or on the Internet or (3) by delivering a signed proxy card dated later than your previous proxy. If you, rather than your broker, are the record holder of our stock, a proxy can also be revoked by appearing in person and voting at the annual meeting. Written notice of the revocation of a proxy should be delivered to the following address: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827. If you change voting instructions provided to the trustee of our 401(k) plan or the Heritage plans, your change must be received at least one business day before the meeting to be given effect.

STOCK OWNERSHIP
Common Stock Ownership of More than 5%
The following table sets forth information regarding the beneficial ownership of our common stock as of February 16, 2016, by each person or entity, including any group (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, or the “Exchange Act”), known to us to be the beneficial owner of 5% or more of our outstanding common stock. Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act and is based upon the number of shares of our common stock outstanding as of March 2, 2016, which was 40,293,763 shares.

Name and Address	Number of Shares Beneficially Owned		Percent of Class
BlackRock, Inc.	2,268,461	(1)	5.63%
55 East 52nd Street
New York, New York 10022
Dimensional Fund Advisors LP	2,284,700	(2)	5.67%
Building One
6300 Bee Cave Road
Austin, Texas 78746
Frontier Capital Management Co. LLC	2,050,359	(3)	5.09%
99 Summer Street
Boston, Massachusetts 02110

(1)
The amount shown in the table and the following information are based on a Schedule 13G (Amendment No. 6) filed with the SEC on January 27, 2016 by BlackRock, Inc. (“BlackRock”) reporting beneficial ownership as of December 31, 2015. Of the 2,268,461 shares covered by the Schedule 13G, BlackRock has sole voting power with respect to 2,176,619 shares and sole dispositive power with respect to all of the shares. No one person’s interest in our common stock is more than 5% of our total outstanding common shares.

(2)
The amount shown in the table and the following information are based on a Schedule 13G (Amendment No. 5) filed with the SEC on February 9, 2016 by Dimensional Fund Advisors LP (“Dimensional”) reporting beneficial ownership as of December 31, 2015. Of the 2,284,700 shares covered by the Schedule 13G, Dimensional has sole voting power with respect to 2,205,113 shares and sole dispositive power with respect to all of the shares. Dimensional is a registered investment advisor that furnishes investment advice to four registered investment companies and serves as investment manager to certain other commingled funds, group trusts and separate accounts (these companies, trusts and accounts are referred to as the “Funds”). The Funds are the owners of the shares covered by the Schedule 13G; to the knowledge of Dimensional, no single Fund owns more than 5% of our common stock. Dimensional disclaims beneficial ownership of the shares of our common stock owned by the Funds.

(3)
The amount shown in the table and the following information are based on a Schedule 13G filed with the SEC on February 12, 2016 by Frontier Capital Management Co. LLC (“Frontier”) reporting beneficial ownership as of December 31, 2015. Of the 2,050,359 shares covered by the Schedule 13G, Frontier has sole voting power with respect to 701,020 shares and sole dispositive power with respect to all of the shares. No one person’s interest in our common stock is more than 5% of our total outstanding common shares.

Beneficial Ownership of Common Stock by Directors and Executive Officers
The following table includes information about the common stock owned by our directors, nominees and executive officers, as of March 2, 2016, including their name, position and the number of shares beneficially owned. Each of the persons listed in the table below under the heading “Directors and Nominees” currently serves as a director of the Company. Unless otherwise noted, the persons below have sole voting power and investment power with respect to the listed shares (subject to any applicable community property laws). The business address for each of the directors and executive officers listed below is 209 Troy Street, Tupelo, Mississippi 38804-4827.

	Amount and Nature of Beneficial Ownership
	Direct		Options Exercisable Within 60 Days	Other		Total	Percent of Class
Directors and Nominees:(1)
William M. Beasley	30,541		—	8,806	(2)	39,347	*
George H. Booth, II	25,354		—	—		25,354	*
Frank B. Brooks	36,856		—	—		36,856	*
Hollis C. Cheek	12,376		—	9,906	(3)	22,282	*
John M. Creekmore	14,373		—	—		14,373	*
Albert J. Dale, III	64,224		—	—		64,224	*
Jill V. Deer	7,266		—	—		7,266	*
Marshall H. Dickerson	7,351	(4)	—	—		7,351	*
John T. Foy	33,174		—	—		33,174	*
Richard L. Heyer, Jr.	21,911		—	3,567	(5)	25,478	*
Neal A. Holland, Jr.	59,764	(6)	—	162,847	(6)	222,611	*
J. Niles McNeel	51,055		—	2,912	(7)	53,967	*
Hugh S. Potts, Jr.	167,654		—	29,889	(8)	197,543	*
Fred F. Sharpe	10,119		—	27,147	(9)	37,266	*
Michael D. Shmerling	151,300	(10)	—	1,519	(10)	152,819	*
Named Executive Officers:
E. Robinson McGraw	178,722	(11)	142,500	—		321,222	*
Kevin D. Chapman	26,419	(12)	31,750	—		58,169	*
C. Mitchell Waycaster	59,480	(13)	12,500	—		71,980	*
R. Rick Hart	78,574	(14)	61,424	—		139,998	*
Michael D. Ross	42,370	(15)	15,000	—		57,370	*
O. Leonard Dorminey	93,811	(16)	—	—		93,811	*
All directors, nominees and executive officers as a group (27 persons total)	1,377,599		470,174	247,599		2,095,372	5.20%
* Less than 1% of the outstanding common stock, based on 40,293,763 shares of our common stock issued and outstanding as of March 2, 2016.

(1)	For each non-employee director, direct ownership includes 652 shares representing an award of time-based restricted stock under the 2011 Long Term Incentive Compensation Plan, our LTIP, for 2016.

(2)	Consists of 8,806 shares held by Mr. Beasley’s spouse.

(3)	Consists of 9,906 shares held by J.C. Cheek Contractors, of which Mr. Cheek is the President.

(4)	Of the 7,351 shares owned by Mr. Dickerson, 4,885 shares are pledged as collateral for a loan.

(5)	Consists of 3,567 shares held by Dr. Heyer’s spouse.

(6)
Of the 59,764 shares listed as directly owned, 49,918 shares are pledged as collateral for a loan. Other ownership consists of 1,303 shares held in an individual retirement account owned by Mr. Holland’s spouse, of which Mr. Holland is the beneficiary, 7,248 shares held by a family limited partnership, Holland Limited Partnership, 152,146 shares held by a family limited partnership, Holland Holding, LLP, 2,000 shares held in a living trust of which Mr. Holland serves as trustee, and 150 shares in a trust for his children.

(7)	Consists of 2,912 shares held by Mr. McNeel’s spouse.

(8)	Consists of 29,889 shares held by Mr. Potts’s spouse.

(9)
Consists of 18,451 shares held by Mr. Sharpe’s spouse, 4,954 shares held in an individual retirement account owned by Mr. Sharpe's spouse, of which Mr. Sharpe is the beneficiary, 2,779 shares held in JDF Corporation of which Mr. Sharpe is the owner and 963 shares held in JDF Real Estate Corp, of which Mr. Sharpe is the owner.

(10)	Of the 151,300 shares listed as directly owned, 139,834 are pledged as collateral for a loan. Mr. Shmerling’s other ownership consists of 1,519 shares held by his children.

(11)
Mr. McGraw is also the Chairman of our board of directors. His direct ownership includes an aggregate of 33,312 shares that are allocated to his accounts under our 401(k) plan, over which Mr. McGraw has voting power, 12,000 shares representing an award of time-based restricted stock under our LTIP and 12,000 shares representing a target award of performance-based restricted stock under our LTIP.

(12)
Direct ownership includes an aggregate of 5,375 shares allocated to Mr. Chapman’s account under our 401(k) plan, over which he has voting power, 3,500 shares representing an award of time-based restricted stock under our LTIP and 3,500 shares representing a target award of performance-based restricted stock under our LTIP.

(13)
Direct ownership includes an aggregate of 14,902 shares that are allocated to Mr. Waycaster’s accounts under our 401(k) plan, over which he has voting power, 3,500 shares representing an award of time-based restricted stock under our LTIP and 3,500 shares representing a target award of performance-based restricted stock under our LTIP.

(14)
Mr. Hart is also a member of our board of directors. Direct ownership includes an aggregate of 695 shares that are allocated to his account under our 401(k) plan, over which Mr. Hart has voting power, 3,500 shares representing an award of time-based restricted stock under our LTIP and 3,500 shares representing a target award of performance-based restricted stock under our LTIP.

(15)
Direct ownership includes 3,500 shares representing an award of time-based restricted stock under our LTIP and 3,500 shares representing a target award of performance-based restricted stock under the LTIP.

(16)
Mr. Dorminey’s direct ownership includes 20,140 shares, over which he has voting power, that are allocated to his account under an ESOP maintained by Heritage Financial Group, Inc. which was terminated as of the date of our acquisition of Heritage. His direct ownership also includes 26,250 shares representing an inducement award of time-based restricted stock in accordance with terms set forth in Mr. Dorminey's employment agreement which also provide for voting and dividend rights.

The performance-based restricted stock awards under the LTIP described in notes 11-15 above provide that each recipient possesses voting and dividend rights with respect to his target shares pending settlement at the end of the annual performance cycle. Under the terms of each performance award, the target number of shares is subject to increase or decrease based upon the outcome of Company performance objectives during 2016. Each recipient also possesses voting and dividend rights with respect to the award of the time-based restricted stock described in note 1 for the directors and notes 11-15 for the executives.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NASDAQ Stock Market, LLC (“Nasdaq”) reports of ownership of our securities and changes in their ownership on Forms 3, 4 and 5. Executive officers, directors and greater than 10% shareholders are required by SEC rules to furnish us with copies of all Section 16(a) reports they file.
Based solely upon a review of the reports on Forms 3 and 4 and amendments thereto furnished to us in 2015 and Forms 5 and amendments thereto furnished to us with respect to 2015, or written representations from reporting persons that no Form 5 filing was required, we believe that in 2015 our executive officers, directors and greater than 10% owners, with the exception of Messrs. Dorminey and Sharpe, timely filed all reports they were required to file under Section 16(a). For each of Messers. Dorminey and Sharpe, a Form 4 disclosing a single transaction in our common stock was filed after the deadline.

BOARD OF DIRECTORS
Current Directors
Prior to the annual meeting, a total of 17 directors serve on our board, divided into three classes of directors. Assuming that all of our nominees for director are elected, after the annual meeting there will be a total of 17 directors on our board, with six directors in Class 1, five directors in Class 2 and six directors in Class 3. The current term of office for our Class 2 directors expires at the 2016 annual meeting, while the current term of office for our Class 3 directors expires at the 2017 annual meeting and the current term of office for our Class 1 directors expires at the 2018 annual meeting.
The following information lists each director currently serving on our board and includes a brief discussion of the specific experience, qualifications, attributes and skills that led us to conclude that such individual should be and remain a member of our board. We believe that our board of directors consists of a diverse collection of individuals who possess the integrity, education, work ethic and ability to work with others necessary to oversee our business effectively and to represent the interests of all shareholders, including the qualities listed under the heading “Corporate Governance and Nominating Committee ” below. We have attempted below to highlight certain notable experience, qualifications and skills for each director, rather than provide an exhaustive catalog of each and every qualification and skill that a director possesses.

Name	Age	Class	Background, Qualifications and Skills
George H. Booth, II Director since 1994	62	1
Background: Mr. Booth is co-owner of Tupelo Hardware Company, a closely-held family business primarily engaged in wholesale and retail hardware sales. Mr. Booth has served as president of Tupelo Hardware Company since 2000.
Experience/Qualifications/Skills: Mr. Booth brings a borrower’s and depositor’s perspective to the board. He also provides insight on whether our products and services are responsive to the needs of small business owners.

Frank B. Brooks Director since 1989	72	1
Background: Mr. Brooks has been a cotton farmer since 1959 and has served as president of Yalobusha Gin Company, Inc., a cotton gin located in Yalobusha County, Mississippi, since 1992.
Experience/Qualifications/Skills: Mr. Brooks has served as audit committee chairman for two other organizations. We use his leadership and knowledge to provide appropriate oversight of our financial reporting and operational risks. In addition, Mr. Brooks’ experience running businesses servicing other farmers provides insight on the needs of small business owners and on our agricultural lending operations.

Albert J. Dale, III Director since 2007	65	1
Background: Mr. Dale has served as president of Dale, Inc. since 1985. Dale, Inc., located in Nashville, Tennessee, is a specialty contractor and a Marvin Windows and Doors, Kolbe Windows and Doors and Sierra Pacific Windows and Doors dealer in Tennessee, Kentucky and Alabama. He was appointed as a director of the Company upon the completion of our acquisition of Capital Bancorp, Inc., or Capital, in July 2007.
Experience/Qualifications/Skills: As a supplier to businesses and consumers, Mr. Dale’s professional experience provides the board with insight from the customer’s perspective on the needs and risks associated with business development. In addition, Mr. Dale brings to the board an intimate knowledge of Nashville, Tennessee, one of our growth markets. We rely on Mr. Dale for advice on where and how to serve the Nashville metropolitan area.

Name	Age	Class	Background, Qualifications and Skills
John T. Foy Director since 2004	68	1
Background: Mr. Foy is retired. From February 2004 until February 2008 he served as president and chief operating officer of Furniture Brands International, Inc. During that time, he was also a member of the board of directors of Furniture Brands International. Prior to 2004 he served as president and chief executive officer of Lane Furniture Industries. Furniture Brands International was and Lane Furniture Industries is engaged in the manufacture of upholstered and wooden furniture.
Experience/Qualifications/Skills: Furniture manufacturing represents a major segment of the economy in our North Mississippi markets. We believe that Mr. Foy’s broad experience in the furniture manufacturing industry gives us an advantage in soliciting these types of customers, as well as customers in the manufacturing industry in general. Also, Mr. Foy’s experience as the president and a director of Furniture Brands International, Inc., which was a publicly-traded company during Mr. Foy’s tenure with the company, provides him with insights on corporate governance.

Hugh S. Potts, Jr. Director since 2014	71	1
Background: Mr. Potts is retired. Prior to our acquisition of First M&F Corporation, or First M&F, in September 2013, Mr. Potts served as chairman and chief executive officer of First M&F, headquartered in Kosciusko, Mississippi. Prior to becoming chief executive officer, Mr. Potts had extensive experience especially in the trust, commercial lending and marketing areas of First M&F and its wholly-owned subsidiary Merchants and Farmers Bank. Mr. Potts also serves on the Board of Trustees of Belhaven University and the Board of Trustees of French Camp Academy. Mr. Potts was appointed as a director of the Company upon the completion of our merger with First M&F.
Experience/Qualifications/Skills: Mr. Potts brings critical knowledge of our central Mississippi markets to our board, providing valuable insights on both preserving customer relationships acquired in connection with our merger with First M&F as well as expanding into this key growth market. Furthermore, Mr. Potts’ experience in managing a multi-state banking institution supplements our board with industry-specific technical knowledge and a deep understanding of the regulatory environment in which we operate.

Fred F. Sharpe Director since 2015	67	1
Background: Mr. Sharpe has been the president and owner of U-Save-It-Pharmacy, Inc., a pharmacy with more than 35 locations in the southeast, since 1979. He is a member and past district president of the Georgia Pharmacy Association and a member of the board of directors of the Academy of Independent Pharmacists. Mr. Sharpe is also a member of The Albany Symphony Association Board. Mr. Sharpe has previously served on the boards of the Albany Chamber of Commerce and the Albany-Dougherty Inner City Authority. Mr. Sharpe served as a director of HeritageBank of the South prior to our acquisition of Heritage Financial Group, Inc. in July 2015
Experience/Qualifications/Skills: Mr. Sharpe brings valuable insight to our Georgia markets, which are key growth markets for the Bank. In addition, as the owner of a business with multiple locations spread through a wide geographic area, Mr. Sharpe understands the issues associated with the expansion of a business, particularly into our Georgia markets.

Name	Age	Class	Background, Qualifications and Skills
Hollis C. Cheek Director since 2014	70	2
Background: Mr. Cheek has been president of J.C. Cheek Contractors, a landscape engineering and contracting firm specializing in asphalt milling, striping, edge drains, debris grinding, debris removal, clearing, erosion control and site grading since 1967. Mr. Cheek is also a member of Techno-Catch, LLC, in Kosciusko, Mississippi, a manufacturer and supplier of poultry equipment. Mr. Cheek is on the board of the Mississippi Road Builders Association and the Attala Development Corporation. Mr. Cheek has formerly served in public capacities as a Mississippi state senator and on the Small Business Advisory Board of the U.S. Department of Energy. Mr. Cheek served on the board of directors of First M&F and was appointed as a director of the Company upon the completion of our acquisition of First M&F.
Experience/Qualifications/Skills: Mr. Cheek’s success in both the public and private sectors of central Mississippi provides us with invaluable insight in this market. Mr. Cheek’s extensive business experience developing and implementing strategies, technology and organizational structure necessary to grow J.C. Cheek Contractors from a local landscaping company to a large commercial contractor allows him to assess our products and services from both a small business and large corporation perspective.
corporation perspective.

John M. Creekmore Director since 1997	60	2
Background: Mr. Creekmore has engaged in the practice of law since 1987 as the owner of the law firm Creekmore Law Office, PLLC.
Experience/Qualifications/Skills: As a lawyer, Mr. Creekmore brings a legal point of view to the risks and challenges that we face. He also provides us with insights regarding the legal implications of our plans and strategies. Finally, Mr. Creekmore lives and works in Amory, Mississippi, and helps shape our policies with respect to our smaller markets.

Jill V. Deer Director since 2011	53	2
Background:  Ms. Deer is Vice President of Administration and Development for Brasfield & Gorrie, L.L.C., one of the nation’s largest privately-held construction firms, which she joined in 2014. Prior to joining Brasfield & Gorrie, Ms. Deer served as a principal of Bayer Properties, L.L.C., a full service real estate company based in Birmingham, Alabama, that owns, develops and manages commercial real estate. Ms. Deer joined Bayer Properties in 1999 to serve as an executive officer and general counsel of the company. Prior to that time, she was a partner in a large regional law firm in Birmingham practicing in the area of commercial real estate finance.
Experience/Qualifications/Skills: The Birmingham metropolitan area is the largest metropolitan area in Alabama and one of our key growth markets. Ms. Deer’s knowledge and experience in this market helps us develop strategies to further expand our presence in Birmingham. Furthermore, Ms. Deer’s professional experience in the real estate and construction industries gives the Board an additional resource in understanding the risks and trends associated with commercial real estate, especially because Brasfield & Gorrie operates in many of the same markets in which Renasant is located.

Neal A. Holland, Jr. Director since 2005	60	2
Background: Mr. Holland has been president of Holland Company, Inc., a diversified sand, stone and trucking company in Decatur, Alabama, since 1980. He is also the chairman and CEO of Alliance Sand and Aggregates, LLC. Mr. Holland was appointed as a director of the Company upon the completion of our acquisition of Heritage Financial Holding Corporation, in 2005. Mr. Holland is also the owner of Miracle Mountain Ranch LLC.
Experience/Qualifications/Skills: Mr. Holland has given us valuable advice in shaping our policies and strategies in our Alabama markets. Mr. Holland’s service on the board and executive committee of Heritage Financial Holding Corporation has given him added experience and insight to the risks associated with serving on the board of a publicly-traded financial institution. As the owner of multiple businesses, he also is able to add a borrower’s perspective to the board’s discussions.

Name	Age	Class	Background, Qualifications and Skills
E. Robinson McGraw Director since 2000	69	2
Background: Mr. McGraw has served as our and the Bank’s Chief Executive Officer since 2000, and he served as our and the Bank’s President from 2000 to January 2016. Since June 2005, Mr. McGraw has also served as Chairman of our and the Bank’s board of directors. Mr. McGraw served as Executive Vice President and General Counsel of the Bank prior to becoming our Chief Executive Officer.
Experience/Qualifications/Skills: It is unlikely that there is any individual that has a more intimate knowledge of our history, our current operations and our future plans than Mr. McGraw. His insight is an essential part of formulating our plans and strategies. Mr. McGraw’s legal background and years of experience with the Company provides the board an additional resource on legal implications and the regulatory requirements specifically attributable to the banking industry and financial institutions.

William M. Beasley Director since 1989	64	3
Background: Mr. Beasley has been a partner in the law firm of Phelps Dunbar LLP since 1999 and has practiced law since 1975.
Experience/Qualifications/Skills: Like Mr. Creekmore, Mr. Beasley brings a legal perspective to our operations. His analysis of the legal implications of our strategies is important to our mitigation of legal risk. In addition, Mr. Beasley invests and holds real estate in our Mississippi markets. His experience with these real estate investments provides the board with insight on the trends and risks associated with residential and commercial real estate within all of our markets.

Marshall H. Dickerson Director since 1996	67	3
Background: Mr. Dickerson is the retired owner and manager of Dickerson Furniture Company, a company primarily engaged in retail home furnishings sales.
Experience/Qualifications/Skills: Mr. Dickerson owned and operated his own business for over 33 years. As a former small business owner, he understands the capital needs and other challenges that many of our small business customers face on a daily basis; he also understands the services that a small business owner requires from its banking relationship. We believe that Mr. Dickerson’s insights on these topics help us tailor our products, as well as our customer service operations, to meet the needs of this important segment of our business.

R. Rick Hart Director since 2007	67	3
Background: Mr. Hart has served as an Executive Vice President of the Company and President of the Northern Division of the Bank since October 2012. He served as the President of the Tennessee Division and Middle Tennessee Division of the Bank from July 2007 until October 2012. Prior to our acquisition of Capital, Mr. Hart served as chairman, president and chief executive officer of Capital Bank & Trust Company, in Nashville, Tennessee. Mr. Hart was appointed as a director of the Company upon the completion of our acquisition of Capital in July 2007.
Experience/Qualifications/Skills: Mr. Hart brings the experience of a Nashville banker to the board, helping to formulate our plans for the Nashville market. Along with Mr. McGraw, Mr. Hart serves as a liaison between the board and our employees, keeping the board abreast of employee concerns and morale.

Richard L. Heyer, Jr. Director since 2002	59	3
Background: Dr. Heyer has served as a physician and partner of Tupelo Anesthesia Group, P.A. since 1989. In addition, Dr. Heyer is President and co-owner of TAG Billing, LLC, a medical billing service provider in the medical industry.
Experience/Qualifications/Skills: Dr. Heyer’s experience in this business model in the medical industry brings a unique perspective to the challenges and opportunities that our board faces. Dr. Heyer’s background and experience is important in the formulation of board policy. Dr. Heyer is a business owner in the medical industry and adds this perspective to board discussions.

Name	Age	Class	Background, Qualifications and Skills
J. Niles McNeel Director since 1999	69	3
Background: Mr. McNeel has engaged in the practice of law as a partner of the law firm of McNeel and Ballard since 1983.
Experience/Qualifications/Skills: Mr. McNeel’s practice is based in Louisville, Mississippi, giving him insight into the issues facing our customers in our smaller markets. As an attorney, Mr. McNeel also brings a legal perspective to the board’s deliberations and analysis.

Michael D. Shmerling Director since 2007	60	3
Background: Mr. Shmerling has served as chairman of Choice Food Group, a manufacturer and distributor of food products, since July 2007 and chairman of XMI Holdings Inc. Mr. Shmerling served as a senior advisor to Kroll, Inc., a risk consulting company, from August 2005 to June 2007 and an executive vice president of Kroll, Inc. from August 2000 to June 2005. Effective as of May 2001, he also served as Chief Operating Officer of Kroll. Mr. Shmerling was appointed as a director of the Company upon the completion of our acquisition of Capital in July 2007. Mr. Shmerling is also a director for Healthstream, Inc., a publicly-traded company.
Experience/Qualifications/Skills: Mr. Shmerling’s business and philanthropic endeavors in the Nashville market provide us with opportunities to create new business relationships and grow market share in this key area. In addition, his 37-year professional history as a licensed CPA (inactive) in public and private practice provides the board with a broad range of financial knowledge and business acumen. Mr. Shmerling is experienced in assessing and mitigating risk and formulating policies designed to minimize risk exposure. In addition, his experience as an officer and director of publicly-traded companies gives the board another resource for issues specific to publicly-traded companies in the areas of financial reporting and corporate governance.

Retirement Policy
Under our Restated Bylaws, as amended (our “Bylaws”), a director generally may not stand for election after reaching age 72, and any director who reaches age 72 during his or her elected term may serve only until the next regular meeting of our shareholders. The Bylaws give the board the authority to waive, as to incumbent directors, the prohibition on a director who is age 72 standing for election. The Bylaws also permit the board to waive the requirement that a director who attains age 72 during his or her term resign at the next regular meeting of shareholders. To be effective, a waiver must be approved by the affirmative vote of at least two-thirds of the directors then in office, excluding the vote of the director to whom the waiver vote applies. A waiver applies only until the next regular meeting of our shareholders. At the next such meeting, the board may again waive the requirement that a director at or over age 72 resign from the board, but no director may receive more than three such waivers.
Frank B. Brooks is age 72. At its January 2016 meeting, the board unanimously voted to waive the requirement that Mr. Brooks resign from the board at the 2016 annual meeting. Accordingly, Mr. Brooks’ term of office will expire at the 2017 annual meeting of shareholders of the Company (instead of the 2018 shareholders meeting, as is the case for the other Class 1 directors), subject to his receipt of another waiver from the board allowing him to serve an additional year.
Independent Directors
Our board has determined that each of William M. Beasley, George H. Booth, II, Frank B. Brooks, Hollis C. Cheek, John M. Creekmore, Albert J. Dale, III, Jill V. Deer, Marshall H. Dickerson, John T. Foy, Richard L. Heyer, Jr., Neal A. Holland, Jr., J. Niles McNeel, Fred F. Sharpe and Michael D. Shmerling is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. Being Renasant employees, Mr. McGraw and Mr. Hart are not independent under the Nasdaq Marketplace Rules, nor is Mr. Potts independent. Finally, Jack C. Johnson and Theodore S. Moll, each of whom were directors of Renasant that retired from the board effective at the 2015 annual meeting, also were “independent directors” under the Nasdaq Marketplace Rules.
The board considered the relationships between our directors and Renasant or the Bank when determining each director’s status as an “independent director” under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. In addition to the relationships listed below under the headings “Indebtedness of Directors and Officers” and “Other Related Person Transactions” the board considered the following relationships:

•
We and the Bank employ Phelps Dunbar LLP, a law firm of which William M. Beasley is a partner, to provide advice in various legal areas, including litigation services, employee benefits, and general corporate and securities law.

•
The Bank employs Mr. Creekmore’s son as a vice president at one of its Nashville branches and Dr. Heyer’s son as an investment officer in its wealth management division, although neither individual’s total compensation is at a level such that his employment would constitute a “related person transaction” under applicable SEC regulations. The compensation paid to each of Mr. Creekmore’s son and Dr. Heyer’s son is consistent with the compensation paid to similarly-situated employees of the Bank.

The board determined that none of these relationships affects the status of the relevant director as an “independent director.” Furthermore, we are not aware of any family relationships between any director, executive officer or person nominated to become a director or executive officer.
Leadership Structure of the Board of Directors
E. Robinson McGraw, our chief executive officer, serves as chairman of the board of the Company and the Bank, while John M. Creekmore serves as “lead director” on our board of directors. The members of the board who meet the definition of “independent director” under the Nasdaq Marketplace Rules select our lead director, except that no lead director is required to be selected if the chairman of the board qualifies as an “independent director.” The lead director’s responsibilities are explained below.
We have chosen a board leadership structure with Mr. McGraw serving as our chairman because we believe this structure results in a single voice speaking for the Company and presents a unified and clear chain of command. Also, the chairman of the board is expected to manage the board in performing its duties and lead board discussion. As our and the Bank’s Chief Executive Officer, Mr. McGraw is ideally positioned to provide insight on the current status of our overall operations, our future plans and prospects and the risks that we and the Bank face. Thus, the individual with the most knowledge about us and the Bank and our respective operations is responsible for leading the board’s discussions. The board retains the authority to separate the positions of chairman and chief executive officer if it finds that the board’s responsibilities can be better fulfilled with a different structure.
We also have a lead director. The lead director serves as an independent counterbalance to the chairman, ensuring that all of our directors’ concerns are addressed and otherwise facilitating robust discussions among the entire board (which, as noted above, is comprised almost entirely of “independent directors”). In terms of board leadership, we view the lead director as essentially a co-equal with the chairman of the board. Mr. Creekmore has been a director since 1997, predating Mr. McGraw’s service on the board, which we believe adds weight to his independent voice on the board. Also, at each meeting, if he deems it necessary, the lead director may call the board into executive session (that is, a meeting of only those directors who are “independent directors” under the Nasdaq Marketplace Rules) to discuss matters outside the presence of the chairman and other non-independent directors.
Article III, Section 8, of our Bylaws sets forth a complete description of the lead director’s responsibilities. In general, the lead director is responsible for:

•	With Mr. McGraw, scheduling and setting the agenda for board meetings;

•	Scheduling, setting the agenda for, and chairing all executive sessions of the “independent directors” of the board;

•	Determining the appropriate materials to be sent to directors for all meetings;

•	Acting as a liaison between the board and Mr. McGraw and our other executive officers;

•	Assisting the compensation committee in evaluating Mr. McGraw’s performance;

•	Assisting the nominating and corporate governance committee in its annual assessment of the board’s committee structure and each committee’s performance; and

•	Overseeing the board’s communications with our shareholders.
In addition to these specific duties, we expect the lead director to familiarize himself with the Company, the Bank and the banking industry in general. He also is expected to keep abreast of developments in the principles of good corporate governance. The lead director is also a member of the executive committee of the board.
Role of the Board in Risk Oversight
Although our full board of directors is ultimately responsible for the oversight of our risk management processes, the board is assisted in this task by the Enterprise Risk Management Committee (“ERM committee”), whose members are the chairs of the various committees of the Company and the Bank. The ERM committee is tasked with monitoring the risks identified by the Company and Bank committees in the context of the impact of each identified risk on other identified risks and ultimately on the Company as a whole. In addition to the ERM committee, our and the Bank’s other committees are responsible for considering and overseeing the risks within their particular area of concern. For example, our audit committee focuses on financial reporting and operational risk. As provided in its charter, the audit committee meets regularly with management, our independent registered public accountants and our internal auditors to discuss the integrity of our financial reporting processes and internal controls as well as the steps that have been taken to monitor and control risks related to such matters. Our Bank’s loan committee is primarily responsible for credit and other risks arising in connection with our lending activities, which includes overseeing management committees that also address these risks. The Bank’s investment committee monitors our interest rate risk, with the goal of structuring our asset-liability composition to maximize net interest income while minimizing the adverse impact of changes in interest rates on net interest income and capital. Finally, our compensation committee, whose duties are described in more detail below, evaluates the risks that our executive compensation programs may generate.
Each committee meets regularly with management to assist management in identifying all of the risks within such committee’s areas of responsibility and in monitoring, and, where necessary, taking appropriate action to mitigate the applicable risks. At each board meeting, the committee chairman provides a report to the full board of directors on issues related to such committee’s risk oversight duties. To the extent that any risks reported to the full board need to be discussed outside the presence of management, the board will call an executive session to discuss these issues.
We believe the board’s approach to fulfilling its risk oversight responsibilities complements its leadership structure. In his capacity as chairman of the board, Mr. McGraw reviews whether board committees are addressing their risk oversight duties in a comprehensive and timely manner. Since he is also our chief executive officer, Mr. McGraw is able to assist these committees in fulfilling their duties by (1) requiring that our management team provide these committees with all requested reports and other information as well as with access to our employees and (2) implementing recommendations of the various board committees to mitigate risk. At the same time, Mr. Creekmore, as our lead director, is able to lead an independent review of the risk assessments developed by management and reported to the committees.
Director Compensation
The compensation committee recommends the compensation for our non-employee directors; our full board of directors approves or modifies the recommendation. Any modifications are implemented after the annual meeting. Directors who are also our employees receive no additional compensation for their service as directors, but they are reimbursed for any direct expenses incurred to attend our meetings.

DIRECTOR COMPENSATION FOR 2015
Name	Fees Earned or Paid in Cash	Stock Award	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
A	B	C	D	E	F
William M. Beasley	$29,750	$20,000	$3,269	$6,391	$59,410
George H. Booth, II	29,000	20,000	4,313	4,803	58,116
Frank B. Brooks	45,500	20,000	4,122	7,013	76,635
Hollis C. Cheek	37,000	20,000	—	491	57,491
John M. Creekmore	51,000	20,000	4,375	11,561	86,936
Albert J. Dale, III	53,125	20,000	9,246	5,807	88,178
Jill V. Deer	37,250	20,000	—	491	57,741
Marshall H. Dickerson	52,500	20,000	—	7,013	79,513
John T. Foy	49,000	20,000	—	7,013	76,013
Richard L. Heyer, Jr.	34,000	20,000	3,097	491	57,588
Neal A. Holland, Jr.	58,125	20,000	—	491	78,616
J. Niles McNeel	31,500	20,000	—	7,013	58,513
Hugh S. Potts, Jr.	27,500	20,000	—	7,013	54,513
Fred Sharpe	14,000	—	—	13	14,013
Michael D. Shmerling	41,875	20,000	—	4,380	66,255

The table above includes information about the compensation paid to our non-employee directors for services they rendered during our fiscal year ended December 31, 2015. The compensation included in the table represents both cash payments and the value of other forms of payments and benefits as follows:

•
Column B, “Fees Earned or Paid in Cash”- Amounts in this column reflect the retainers and meeting fees we paid to our non-employee directors, which may be voluntarily deferred under our Deferred Stock Unit Plan or Directors’ Deferred Fee Plan.

•	We paid the following retainers, prorated in the form of equal monthly payments:

•	All directors received the amount of $20,000;

•	Our lead director received an additional retainer in the amount of $7,500;

•	The chairman of the audit committee received an additional retainer in the amount of $6,000; and

•	The chairmen of the compensation, nominating and corporate governance, executive and loan committees each received an additional retainer in the amount of $3,000.

•	We also paid the following meeting fees:

•	Committee chairmen who do not receive a retainer for acting as such receive $750 for each meeting chaired; and

•	Committee members receive $500 for each meeting they attend.

•
Each of our non-employee directors who serves on one of our state bank boards was paid a $500 fee for each meeting attended, a $125 fee in each month during which a meeting was not held, and a $200 fee for attendance at state bank board committee meetings.

•
Column C, “Stock Award,” - On April 28, 2015, each director received a time-based restricted stock award in the aggregate amount of 652 shares of our common stock that will vest at the 2016 annual meeting. Column C reports the aggregate fair value of the award, determined as of the date of award, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Stock Compensation.” Dividends payable on restricted stock awards are not included in our fair value determination. Please refer to Note N, “Employee Benefit and Deferred Compensation Plans,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended December 31, 2015 for details regarding the assumptions used to derive the fair value of our restricted stock.

•
Column D, “Changes in Pension Value and Nonqualified Deferred Compensation Earnings” - Amounts in this column report above-market earnings on amounts deferred under the Deferred Fee Plan. Interest earned on deferred amounts is considered above-market only if the interest rate exceeded 120% of the applicable federal long-term rate with compounding as prescribed by the Internal Revenue Service. Column D does not include the $36,557 change in the actuarial present value of Mr. Potts’s accumulated pension plan benefit, determined as of December 31, 2015, which was earned while he was an employee of First M&F. Mr. Pott’s benefit is held in the Bank’s pension plan pending distribution.

•	Column E, “All Other Compensation” - Amounts in this column report the value of other benefits we provide to our non-employee directors, which consist of:

•
Non-employee directors and their eligible dependents may enroll in our medical and dental plans on the same terms as our active employees; amounts in Column E represent the portion of the premiums paid by the Company;

•	We provide term life and accidental death and dismemberment insurance coverage with a face amount of $10,000, at a cost of $25, which is included in Column E; and

•	Column E includes the dividends paid on the restricted stock award.
During 2015, the Bank maintained two types of deferred compensation plans in which our non-employee directors were eligible to participate. Under one plan, the Deferred Stock Unit Plan, or the “DSU Plan,” deferred retainer and fees are deemed invested in units representing shares of our common stock and are credited with dividend equivalent units as and when we pay dividends. Units are allocated to each participant’s account based on a quarterly average market price. Under the other plan, the Directors’ Deferred Fee Plan, or the “Deferred Fee Plan,” deferred retainer and fees are notionally invested by each director in investment alternatives substantially similar to those offered under our 401(k) plan and in the Moody’s Average Corporate Bond Rate, or the Moody’s Rate, which was a weighted average interest rate of 4.24% in 2015. Benefits under either plan are payable when a director ceases to serve as a member of the board or attains a specified age. Under the DSU Plan, deferred amounts are paid in the form of shares of our common stock; under the Deferred Fee Plan, deferred amounts are paid in cash.
Meetings Held During 2015
Our board held seven meetings during 2015. All directors attended at least 75% of the total number of board meetings and the meetings of the committees on which they served. The members of the board who are “independent directors” under Nasdaq Rule 5605(a)(2) met in executive session six times during 2015.
We do not have a policy requiring director attendance at our annual meeting. All of our current directors attended the 2015 annual meeting. We expect our entire board to attend this year’s annual meeting.
Board Committees
The board of directors of the Company has established, among others, an audit committee, a compensation committee and a nominating and corporate governance committee (which we refer to as the “nominating committee”). The composition and responsibilities of each of these committees are described below.
Audit Committee
Our audit committee has six members. Its chairman is Frank B. Brooks; the other members of the audit committee are John M. Creekmore, Jill V. Deer, Marshall H. Dickerson, John T. Foy and Michael D. Shmerling. The board has determined that each member of the audit committee: (1) is an “independent director” as defined in Rule 5605(a)(2) of the Nasdaq Marketplace Rules; (2) meets the criteria for independence in Rule 10A-3(b)(1) of the Exchange Act; and (3) satisfies the other requirements for audit committee membership under the Nasdaq Marketplace Rules. The board has determined that Michael D. Shmerling qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and satisfies the financial sophistication requirements under Rule 5605(c)(2)(A) of the Nasdaq Marketplace Rules. During 2015, the audit committee held 18 meetings.
The audit committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview” under the “Investor Relations” tab, then clicking on “Governance Documents” and then “Audit Committee Charter.” The audit committee reviews our financial reporting process on behalf of the board of directors. The audit committee’s duties and responsibilities under its charter include the following:

•	Appointing, compensating and overseeing our independent registered public accountants;

•	Monitoring the integrity of our financial reporting process and system of internal controls;

•	Monitoring the independence and performance of our independent registered public accountants and internal auditing department;

•	Pre-approving all auditing and permitted non-audit services provided by our independent registered public accountants;

•	Providing an avenue of communication among our independent registered public accountants, management, the internal auditing department and the board of directors; and

•
Establishing procedures for (1) the receipt, retention and treatment of complaints we receive regarding accounting, internal accounting controls or auditing matters, and (2) the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee
Our compensation committee has six members. Its chairman is Albert J. Dale, III; the other members of the committee are Frank B. Brooks, John M. Creekmore, Richard L. Heyer, Jr., Neal A. Holland, Jr., and J. Niles McNeel. Each member of the committee is considered: (1) an “independent director” within the meaning of Rule 5605(a)(2) of the Nasdaq Marketplace Rules, (2) a “non-employee director” within the meaning of Rule 16b-3 promulgated under the Exchange Act and (3) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. The compensation committee met eight times during 2015.
The compensation committee has adopted a written committee charter, most recently amended January 19, 2016, which describes its specific authority, powers and responsibilities. A copy of the charter is available at www.renasant.com by clicking on “Corporate Overview” under the “Investor Relations” tab, then clicking on “Governance Documents” and then “Compensation Committee Charter.” As provided in the charter, the responsibilities of the compensation committee include:

•	Setting the Company’s compensation strategy;

•	Determining the compensation of our CEO and other named executives, subject to the approval of our board;

•	Making annual grants and awards under our LTIP, subject to the approval of our board; and

•	Otherwise providing oversight and management of the compensation practices, plans and policies for our named executive and senior executive officers.
The analyses and decisions made by the compensation committee about the compensation of our named executives can be found below in the “Compensation Discussion & Analysis” section.
Nominating and Corporate Governance Committee
The nominating committee evaluates, nominates and recommends individuals for membership on our board of directors and the board’s committees and plays a leadership role in our formulation of corporate governance policies. Its chairman is Neal A. Holland, Jr.; the other members of the nominating committee are John M. Creekmore, Marshall H. Dickerson, John T. Foy, J. Niles McNeel and Michael D. Shmerling. Each of the current members of the nominating committee is an “independent director” as defined under Rule 5605(a)(2) of the Nasdaq Marketplace Rules. During 2015, the nominating committee held 11 meetings.
The nominating committee has adopted a written charter, a copy of which is available at www.renasant.com, by clicking on “Corporate Overview” under the “Investor Relations” tab, then clicking on “Governance Documents” and then “Nominating and Governance Committee Charter.”
The nominating committee evaluates potential new directors based upon the needs of the board and the Company. The committee’s objective is to craft a board composed of individuals with a broad mix of backgrounds and experiences and possessing, as a whole, all of the knowledge, skills and experience necessary to guide a publicly-traded company like us in the prevailing business environment. The committee uses the same criteria to assess all candidates for director, whether proposed by the committee itself, by a shareholder or otherwise. In addition to the eligibility requirements in our Bylaws, the criteria include, without limitation, whether the candidate possesses the following qualifications and qualities:

•	Independence for purposes of Rule 5605(a)(2) of the Nasdaq Marketplace Rules and SEC rules and regulations;

•	Experience in banking, or in marketing, finance, legal, accounting or other professional disciplines;

•	Diversity of background and other characteristics which are reflective of our shareholders;

•	Familiarity with and participation in the local communities in which we do business;

•	Prominence and a highly-respected reputation in his or her profession;

•	A proven record of honest and ethical conduct, personal integrity and independent judgment;

•	Ability to represent the interests of our shareholders; and

•	Ability to devote time to fulfill the responsibilities of a director and to enhance their knowledge of our industry.
Neither the board nor the nominating committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the board. However, the nominating committee believes that board membership should reflect diversity in its broadest sense, and so it does consider a candidate’s gender, ethnicity, experience, education, geographic location and difference of viewpoint when evaluating his or her qualifications for election to the board. Whenever the nominating committee evaluates a potential candidate, the committee considers that individual in the context of the composition of the board as a whole.
Shareholder Nominees to the Board of Directors
Usually, nominees for election to the board are proposed by the current members of the board. The nominating committee will also consider candidates that shareholders and others recommend. Shareholder recommendations should be addressed to: Secretary, Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827. Your recommendations must be submitted to us no earlier than December 28, 2016, and no later than January 27, 2017, for consideration as a possible nominee for election to the board at our 2017 annual meeting.
The specific requirements of our advance notice and eligibility provisions, which apply to shareholder recommendations of candidates for director, are set forth in Article III, Section 9, of our Bylaws, a copy of which is available upon request. Among other things, a shareholders’ notice must include the following information as to each nominee:

•	The reason for making the nomination;

•
All arrangements or understandings between or among the recommending shareholder(s) and the nominee, as well as any information that would have to be disclosed under Item 404 of Regulation S-K if the recommending shareholder (and any beneficial owner on whose behalf the recommendation has been made) were the registrant;

•
All information relating to the nominee that is required to be disclosed in solicitations of proxies for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

•	The nominee’s written consent to being named in the proxy statement and to serve as a director if elected.
The shareholders’ notice must also set forth the name and address of the nominating shareholder and information relating to, among other things (1) all direct and indirect ownership interests (including hedges, short positions and derivatives) and economic interest in our stock (such as rights to dividends) and all proxies and other arrangements to vote our stock held by the nominating shareholder, and (2) all other information that the shareholder would be required to disclose under Section 14 of the Exchange Act in connection with the solicitation of proxies by such shareholder in a contested election. If a shareholder intends to recommend a nominee for election as director on behalf of the beneficial owner of the shares that the recommending shareholder is the record owner of, the recommending shareholder must also provide the information described above with respect to the beneficial owner.
Responding to Shareholder Questions
The board has not adopted a formal procedure that you must follow to send communications to it, but it does have informal procedures, described below, that it believes adequately facilitate shareholder communications with the board. Shareholders can send communications to the board and individual directors by contacting Kevin D. Chapman, our Chief Financial Officer, in one of the following ways:

•	By writing to Renasant Corporation, 209 Troy Street, Tupelo, Mississippi 38804-4827; Attention: Chief Financial Officer;

•	By e-mail to KChapman@renasant.com; or

•	By phone at (662) 680-1450.
If you request information or ask questions that can more efficiently be addressed by management, Mr. Chapman will respond to your questions instead of the board. He will forward to the audit committee any communication concerning employee fraud or accounting matters and will forward to the full board any communication relating to corporate governance or those requiring action by the board of directors.
Indebtedness of Directors and Officers
Certain of our directors and officers, businesses with which they are associated and members of their immediate families are customers of the Bank and have entered into loan transactions with the Bank. These transactions were made in the ordinary course of the Bank’s business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company or the Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. The Bank’s board of directors approved all such loans in accordance with bank regulatory requirements.
Other Related Person Transactions
In addition to the loan transactions described above, we have deposit and other financial services-related relationships in the ordinary course of the Bank’s business with our directors and officers, businesses with which they are associated and members of their immediate families, and we expect to engage in additional transactions with these persons in the future. All certificates of deposit and depository relationships with these persons were made in the ordinary course of the Bank’s business and involved substantially the same terms, including interest rates, as those prevailing at the time for comparable depository relationships with persons not related to the Company or the Bank.
In addition to the individuals discussed above under the heading “Independent Directors”, the Bank employs the following individuals who are related persons:

•
The son of R. Rick Hart, an executive officer and a director, is a Senior Vice President and Commercial Relationship Officer of the Bank. Mr. Hart’s son was an employee of Capital prior to the merger and continues to work in the same capacity at a branch located in Nashville, Tennessee. In 2015, his total cash compensation was $175,618, and he received a grant of 450 shares of time-based restricted stock which will fully vest in 2018.

•
The son of Hugh S. Potts, Jr. is an Executive Vice President and the Chief Investment Officer of the Bank. Mr. Potts’s son was an employee of First M&F prior to the merger and continues to work in a similar capacity with the Company. In 2015, his total cash compensation was $224,129, and he received a grant of 250 shares of time-based restricted stock which will fully vest in 2018.

Neither of the foregoing employees is an “executive officer” as that term is defined in Rule 3b-7 under the Exchange Act.
Policies and Procedures to Review, Approve and Ratify Related Person Transactions
We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Under our code of ethics, our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to us in an objective and fair manner. A copy of our Code of Ethics is available at www.renasant.com by clicking on “Corporate Overview” under the “Investor Relations” tab, then clicking on “Governance Documents” and then “Code of Ethics.”
The entire board of directors is responsible for reviewing and approving or ratifying all material transactions between us and our subsidiaries with any related person. To identify related person transactions, each year we require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their immediate family members have an interest. When the board reviews, approves or ratifies related person transactions, the director associated with the matter must abstain from voting and, typically, is not present while discussions and deliberations are held. Related persons include any of our directors or executive officers, their immediate family members and businesses with which they are associated. The types of transactions that must be reviewed and approved include extensions of credit and other business relationships.
We review related person transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify the chairman of the audit committee. Other than our Code of Ethics, our related person transaction policy is not in writing.
Also, we have adopted written policies to comply with regulatory requirements and restrictions applicable to us, including Sections 23A and 23B of the Federal Reserve Act (which govern certain transactions by the Bank with its affiliates) and the Federal Reserve’s Regulation O (which governs certain loans by the Bank to its executive officers, directors and principal shareholders).
Legal Proceedings Involving a Director or Executive Officer and the Company or the Bank
We are not aware of any current legal proceedings involving any of our directors or executive officers and either the Bank or us.

EXECUTIVE OFFICERS
The names, ages, positions and business experience of our principal executive officers, except for Messrs. McGraw and Hart, are listed below. Because they are also members of our board, information about Messrs. McGraw and Hart appeared earlier in the section entitled “Board of Directors” under the heading “Current Directors” All of our executive officers are appointed annually by our board and serve at the discretion of the board except for our “named executive officers” – Messrs. McGraw, Hart, Chapman, Waycaster, Ross and Dorminey – each of whom is party to an employment agreement.

Name	Age	Position
Kevin D. Chapman	40
Our Executive Vice President since January 2011 and Chief Financial Officer since October 2011.   Mr. Chapman served as our Corporate Controller from May 2006 until October 2011. He has served as Senior Executive Vice President of the Bank since January 2011 and Chief Financial Officer of the Bank since October 2011. Mr. Chapman served as Chief Strategy Officer of the Bank from January 2011 until October 2011. He was a Senior Vice President of the Bank from January 2005 until July 2006, at which time he became an Executive Vice President and the Bank’s Chief Accounting Officer.

J. Scott Cochran	52
Our Executive Vice President since April 2007 and President of the Western Region of the Bank since October 2012. Mr. Cochran served as President of the Mississippi Division of the Bank from April 2007 to October 2012; he served as Administrative Officer of the Bank’s Corporate Banking Division from March 2005 to April 2007. Prior to March 2005, he served as Senior Commercial Lending Officer of the Bank.

Stephen M. Corban	60	Our Executive Vice President and General Counsel since July 2003; he has also served as Senior Executive Vice President and General Counsel of the Bank since July 2003.
O. Leonard Dorminey	63
Our Executive Vice President since July 1, 2015 and President of the Eastern Region of the Bank since July, 1, 2015. Prior to our acquisition of Heritage Financial Group, Inc. in July, 2015 Mr. Dorminey served as Chief Executive Office of both Heritage Financial and HeritageBank of the South.

James W. Gray	59
Our Executive Vice President since February 2003; he has also served as Senior Executive Vice President of the Bank since June 2005. Mr. Gray has served as Chief Revenue Officer of the Bank since October 2012. He served as Chief Information Officer of the Bank from March 2006 to October 2012, and was Strategic Planning Director from January 2001 until March 2006. Prior to January 2001, he served as the Bank’s Chief Operations Officer.

Stuart R. Johnson	62
Our Executive Vice President since February 2003; from April 2013 until January 2015 he served as Treasurer. From April 1996 until March 2013, he served (with Mr. Chapman after January 2012) as our Chief Financial Officer. Mr. Johnson has served as Senior Executive Vice President of the Bank since June 2005 and as Cashier and Chief Financial Officer of the Bank from April 1996 until January 2015, serving together with Mr. Chapman as Chief Financial Officer of the Bank from 2012 to 2015.

Michael D. Ross	51
Our Executive Vice President since September 2007; he has served as President of the Central Region since July of 2015 and Chief Commercial Banking Officer of the Bank since July 2014. He served as President of the Eastern Division of the Bank from October 2012 to July 2015. From September 2007 until October 2012 he served as President of the Alabama Division of the Bank.

C. Mitchell Waycaster	57
Our President and Chief Operating Officer since January 2016. Prior to being elected President, Mr. Waycaster served as our Executive Vice President since February 2003 and the Senior Executive Vice President since June 2005. He served as Chief Administrative Officer of the Bank from April 2007 to January 2016. Mr. Waycaster served as President of the Mississippi Division of Renasant Bank from January 2005 to April 2007; previously Mr. Waycaster served as Executive Vice President and Director of Retail Banking of the Bank from 2000 until December 2004.

W. Mark Williams	53
Our Executive Vice President since July 2011; he has also served as Senior Executive Vice President and Chief Banking Systems Officer of the Bank since July 2014. Mr. Williams served as Senior Executive Vice President and Chief Information Officer of the Bank from October 2012 until July 2013. From July 2011 to October 2012 he served as President of the Georgia Division of the Bank. Mr. Williams served as the Bank’s Director of Credit Administration from March 2008 to July 2011. Prior to 2008 he served as the Bank’s Community Bank Performance Lending Support Officer.

Name	Age	Position
Mary John Witt	56
Our Executive Vice President and the Bank’s Senior Executive Vice President and Chief Risk Officer since April 2014. Ms. Witt served as Executive Vice President and Chief Risk Officer of the Bank from March 2006 to April 2014. Prior to 2006 Ms. Witt was an internal auditor serving as Internal Audit Manager from August 1999 until March 2006.

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis is intended to provide detailed information about the Company’s executive compensation objectives and program, which are applicable to our named executive officers (our “named executives”). For 2015, our named executives were:

Named Executive	Title
E. Robinson McGraw	President and Chief Executive Officer
Kevin D. Chapman	Chief Financial Officer
C. Mitchell Waycaster	Executive Vice President
Michael D. Ross	Executive Vice President
R. Rick Hart	Executive Vice President
O. Leonard Dorminey	Executive Vice President
On January 19, 2016, our board elected Mr. Waycaster to serve as President and Chief Operating Officer of the Company and the Bank. Since that date, Mr. McGraw has served as Chief Executive Officer of the Company and the Bank, and he remains our principal executive officer.
COMPENSATION OVERVIEW
For 2015, our executive compensation program was intended to accomplish two objectives: (1) to provide significant compensation opportunities that are targeted to recognize superior performance and reward the delivery of shareholder value; and (2) to remain competitive by providing compensation at or near the median of our peer group.
Mr. Dorminey commenced his employment with us as of July 1, 2015, when we completed our acquisition of Heritage; previously, Mr. Dorminey served as the President and Chief Executive Officer of Heritage. Mr. Dorminey’s compensation is not part of our executive compensation program, since his compensation was determined under the terms of his employment agreement with Heritage, which we assumed. Mr. Dorminey's compensation is not described in this CD&A. More information about the compensation paid to Mr. Dorminey may be found in the 2015 Summary Compensation Table, and under the heading “Potential Payments at Termination or Change in Control.”
Elements of Compensation
The table below provides a brief summary of the elements of compensation paid or provided to our named executives in 2015.

ELEMENT	OBJECTIVES AND KEY FEATURES
Base Salary
Objective
Provide base salaries that reflect job responsibilities and experience and to provide competitive fixed compensation that balances other performance-based compensation elements
Key Features
• Fixed amount
• Payable in cash
• Reviewed and subject to adjustment annually

Annual Cash Bonus
Objective
Provide a short-term cash incentive, the amount of which is directly linked to the delivery of shareholder value
Key Features
• Variable compensation, with payouts based on the attainment of specified performance measures
• Payable in cash
• Made under the terms of our Performance Based Rewards Plan (“PBRP”)

ELEMENT	OBJECTIVES AND KEY FEATURES
Equity Incentive
Objective
Provide an equity-based incentive, the amount of which is directly linked to the delivery of shareholder value
Key Features
• Restricted stock awards, the amount of which is contingent on the attainment of specified performance measures during a 12-month performance cycle
• Settled in the form of common stock
• Made under the terms of our 2011 Long-Term Incentive Compensation Plan (“LTIP”)

Executive Perquisites and Benefits
Objective
Provide limited perquisites customarily found in the financial services industry and voluntary savings opportunities
Key Features
• Deferred compensation plan, under which voluntary deferrals are notionally invested in mutual funds
• Deferred stock unit plan, under which voluntary deferrals are notionally invested in units, each representing a share of our common stock
• Standard perquisites including car allowances and country club dues

Group Benefits
Objective
Provide standard, broad-based benefit plans that are consistent and competitive with those provided by our peer group
Key Features
Broad-based group benefit plans, including medical, dental and vision plans, long-term disability coverage, life insurance, and 401(k) plan, including company matching and additional contributions

More information about each element of our executive compensation follows in this CD&A; the value of each element of compensation may be found in the 2015 Summary Compensation Table.
Peer Group
One of the objectives of our executive compensation program is to remain competitive with our peer group. We believe that: (1) our base salary and executive and broad-based benefit plans should generally be in line with other opportunities that may be available to the members of our executive team; and (2) individual and aggregate compensation should be provided at appropriate levels, which we believe to be at or near the median of our peer group. Each year our independent consultant, Pearl Meyer & Partners, LLC, or “Pearl Meyer,” provides us with comparisons and analysis of the levels of compensation provided in our comparator group. Although the committee relies on peer group analysis as a guide when making its determinations, the specific compensation decisions we make for each of our named executives are contingent upon a number of factors, both subjective and objective, only one of which is peer information.
For determining our 2015 peer group, Pearl Meyer recommended that the group be modified to consist of companies with the following characteristics:

Demographic	Range	Median
Total assets	$3 billion - $15 billion	$6.3 billion
Market value of stock	.4 billion - 2.5 billion	1.5 billion
Net income	24 million - 126 million	70 million
Pearl Meyer determined that 18 companies met these criteria, and they were included in our peer group for 2015:

BancFirst Corporation	Old National Bancorp
Bank of the Ozarks, Inc.	Pinnacle Financial Partners, Inc.
Capital Bank Financial Corp.	Republic Bancorp, Inc.
Capitol Federal Financial, Inc.	Simmons First National Corporation
City Holding Co.	South State Corporation
Community Trust Bancorp, Inc.	Texas Capital Bancshares, Inc.
First Financial Bankshares, Inc.	Trustmark Corporation
HomeBancShares, Inc.	United Bankshares, Inc.
Iberiabank Corporation	WesBanco, Inc.
At-Risk Compensation
Another objective of our executive compensation program is to place a material portion of each named executive’s direct compensation (base salary, cash bonuses, and restricted stock) “at-risk,” with payment tied to performance measures that are intended to correlate to the actual delivery of shareholder value. When our named executives perform at target levels, they have achieved anticipated budgeted results and are paid at or near our peer group median. For performance that exceeds expectations, we provide compensation opportunities that are intended to exceed the median. Performance below anticipated results is intended to provide compensation that is less than compensation available from our peers. For 2015, the portion of direct compensation that is performance-based or at-risk, assuming performance at target levels, is:
Commonly, “at-risk” compensation is considered compensation that is performance-based, which in the case of the Company would consist of cash payments under our PBRP and performance-based restricted stock awards under the LTIP.   For our named executives, other than Mr. McGraw, the committee has divided at-risk opportunities between cash and common stock fairly equally (i.e., approximately 50% of our at-risk opportunities would be payable in the form of cash and approximately 50% would be settled in the form of common stock). This division generally reflects the allocation of at-risk compensation that predominates in our peer group.  The at-risk opportunities for Mr. McGraw, who received an award of 12,000 shares of time-based restricted stock in addition to his performance-based award, would also be substantially equal if his time-based award were considered at-risk.  The chart above illustrates the resulting allocation of Mr. McGraw’s at-risk opportunities when the time-based award is not considered at-risk.  The committee considers its allocation of at-risk compensation to be appropriate in the case of Mr. McGraw, given his substantial beneficial ownership of our common stock.  More information about Mr. McGraw’s beneficial ownership when compared to his base salary may be found in this CD&A, under the heading “Mitigating Compensation Risk,” in the section “Stock Ownership Guidelines”.

Mitigating Compensation Risk
During 2015, we used and adopted both formal and informal compensation governance procedures that we believe advance our program and objectives, further align the interests of our named executives with our shareholders and serve to discourage excessive risk taking:

•
Clawback Policies - We now have two clawback policies that are applicable to our performance-based compensation. For performance-based grants and awards made under our LTIP after January 1, 2011, if we are required to restate our financial results, any performance-based grant or award, whether or not vested, is subject to reduction, forfeiture or recovery if the grant or award would have been smaller under the restated results. The compensation committee administers this policy, which permits recovery from our named executives whether or not they engaged in conduct that materially contributed to the restatement. We also have adopted a supplemental policy that applies to performance-based compensation under the LTIP or PBRP in the event the Company is required to restate its financial results. Unless waived by the compensation committee, this policy applies to a named executive only if his intentional or unlawful conduct materially contributed to the restatement. The supplemental policy applies to compensation awarded on or after December 15, 2015, provided vesting or payment occurs within the 12-month period preceding the date the Company is required to prepare the restatement.

•
Limits on Performance-Based Incentives - The committee subjectively reviews the individual performance of each of our named executives, their duties and responsibilities and their contributions to our overall performance when compensation decisions for the fiscal year and payouts are determined. The committee may exercise “negative” discretion to ensure that compensation levels and the specific elements of compensation are not unduly excessive, regardless of the degree to which our financial performance exceeds the levels determined at the beginning of our fiscal year.

•
Stock Ownership Guidelines - On December 15, 2015, we adopted stock ownership requirements under which our executive officers are required to beneficially own common stock having a fair market value not less than:

Chief Executive Officer	200% of base salary
Other Named Executive Officers	150% of base salary
The following table presents the fair market value of the holdings of each of our named executives as of January 1, 2016, reflected as a percentage of his base salary:

	Actual	Minimum Standard
Mr. McGraw	710.00%	200.00%
Mr. Waycaster	475.00%	150.00%
Mr. Chapman	178.00%	150.00%
Mr. Hart	497.00%	150.00%
Mr. Ross	320.00%	150.00%

•
Anti-Hedging and Pledging Policy - We have adopted an anti-hedging and pledging policy under which our named executives (and our directors, officers and certain other employees) cannot enter into a transaction that has the effect of hedging the economic risks associated with the ownership of our common stock. If a named executive pledges common stock, those shares cannot be applied to satisfy the stock ownership guidelines.

Other Considerations
When it administers our executive compensation program, the compensation committee takes into account a number of additional factors, each of which is intended to ensure that our program is aligned with the interests of our shareholders. These factors include:

•	Performance Measures - When the committee makes awards under our PBRP and LTIP subject to performance measures, it intends that:

◦
Preservation of Tax Deduction - Performance-based equity compensation granted or awarded under our LTIP will be deductible under Section 162(m) of the Internal Revenue Code. Section 162(m) disallows the Company’s income tax deduction for aggregate compensation over $1 million paid in any fiscal year to a named executive. For this purpose, performance-based compensation, as determined under Section 162(m), is excluded from the calculation. With the exception of time-based restricted stock awards, grants and awards under our LTIP are intended to be performance-based as defined in Section 162(m).

◦
Effect of Acquisitions - Performance measures should not operate to reward our executives for one-time purchase gains resulting from mergers and acquisitions or penalize our executives for one-time nonrecurring charges incurred to complete a merger or acquisition. When determining payouts, the committee may use negative discretion to eliminate the effect of purchase gains or it may set performance measures at levels that take into account anticipated non-recurring charges.

•
No Tax Gross Up Payments - With the exception of tax gross ups for Mr. McGraw, the committee does not intend to enter into agreements or approve payments that will, directly or indirectly, result in tax gross up payments. More information about the gross up payments for Mr. McGraw, which are required under the terms of his employment agreement, may be found in the 2015 Summary Compensation Table under the heading “Other Compensation” and under the heading “Potential Payments and Rights on Termination and Change in Control”.

•
Making Restricted Stock Awards - Restricted stock is awarded to our named executives at meetings of our committee and board that are scheduled well in advance, without regard to whether the Company has recently announced, or intends to announce, material information to the public. We do this to avoid the inference that we have “timed” an award or manipulated the market. Awards may be made effective when ratified by our full board or may be effective prospectively, on a specified date.

Shareholder Advisory Vote
At our 2011 annual meeting, a majority of our shareholders recommended that a non-binding shareholder advisory vote on our executive compensation program occur every three years. The most recent vote occurred at our 2014 annual meeting. At this meeting, our shareholders adopted a non-binding resolution approving the compensation paid to our executive officers by a substantial margin. Approximately 17.1 million votes (or about 79.4% of all votes cast) were in favor of adopting this resolution; approximately 4.4 million votes were against the resolution; and there were also approximately 277,000 abstentions. The compensation committee and the board consider this vote to be an endorsement of our compensation philosophy, including our balance between cash and equity and between performance-based and non-performance-based compensation. The next non-binding shareholder advisory vote on our executive compensation program will be held in 2017, when we also expect to ask our shareholders to vote on the frequency of the non-binding shareholder advisory vote on executive compensation.

COMPENSATION COMMITTEE PROCESS
Our compensation committee met two times in 2014, four times in 2015 and once in 2016 to set fiscal year 2015 compensation and to determine payouts. The following table illustrates the process our committee used to set and determine compensation for our 2015 fiscal year:

Determining Base Salaries	Determining Performance-Based Bonuses/ Equity Awards	Other Compensation Actions
• At the end of 2014, our CEO evaluated and recommended salaries for our named executives, other than himself

• The committee reviewed peer group information and our CEO's recommendations and recommended base salaries for the 2015 fiscal year

• The committee’s recommendations were ratified by the non-employee members of our board of directors

• Management calculated performance levels using the prior year’s performance measures and our 2015 fiscal year budget

• The committee reviewed budgeted results provided by management and the peer group compensation report provided by Pearl Meyer and: (1) set the amount of performance-based compensation for each named executive; (2) determined the amount of performance-based compensation payable in the form of common stock and cash; (3) determined performance measures and individual performance levels for the 2015 fiscal year, adjusting performance levels for anticipated nonrecurring expenses related to our merger with Heritage; and (4) made time-based equity awards under the LTIP

• The committee’s recommendations were ratified by the non-employee members of the board of directors

• The committee reviewed fiscal year performance, determined payouts and analyzed whether negative adjustments to payouts were appropriate

• Final payouts were recommended and approved by the non-employee members of our board of directors

• With the assistance of Pearl Meyer, the committee reviewed and modified the composition of the peer group

• The committee compared aggregate compensation levels of peer group members to aggregate compensation levels of our named executives

• Our CEO recommended employment agreements for Messrs. Chapman, Waycaster and Ross; the committee approved the material terms of employment agreements for Messrs. Chapman, Waycaster and Ross, which were ratified by our board of directors

• With the assistance of Pearl Meyer, the committee reviewed and recommended changes to the compensation of non-employee directors, which were ratified by the board of directors

• The committee participated with the board in reviewing and adopting supplemental clawback and anti-hedging and pledging policies and stock ownership guidelines

Management Involvement in Compensation Decisions
As summarized above, Mr. McGraw, our chief executive officer, regularly evaluates and recommends base salary adjustments. In addition, Mr. McGraw, with the assistance of management, regularly provides data and analysis about Company and individual performance to assist the committee in determining base salaries and potential payouts and monitors the plans that are elements of our executive compensation program.
Although our named executives frequently attend meetings at the request of the compensation committee, during 2015 a portion of each of the committee’s meetings was in executive session without management present. During these sessions the committee made its individual compensation decisions.
Compensation Consultant
The compensation committee has retained the firm Pearl Meyer to serve as its executive compensation adviser. The charter of the compensation committee requires the committee to determine and take into consideration whether its advisers are independent under the factors set forth in the NASDAQ Marketplace Rules related to compensation committee advisors. Under the rules, the committee has determined that Pearl Meyer is independent. Pearl Meyer works at the direction of the compensation committee, and the decision to retain Pearl Meyer was at the sole discretion of the committee. During 2015, Pearl Meyer recommended changes to the composition of the Company’s peer group and provided a review and analysis of the compensation levels and programs of companies within the group. For 2015, Pearl Meyer also provided information and recommendations to the compensation levels of our non-employee directors, compiled peer group compensation and performance data for the committee and recommended to the committee changes to our executive compensation program. Information provided by Pearl Meyer is one factor the committee uses when it makes decisions about compensation matters; other factors are described elsewhere in this CD&A.

COMPENSATION DECISIONS MADE IN 2015
Employment Agreements
The compensation committee believes that employment agreements with each of our named executives are a necessary part of our executive compensation program, since these agreements operate as a retention device, fix compensation expectations, and ensure that personal concerns do not impede transactions that may be in the best interests of our shareholders, such as a sale of the Company.
Previously, the Company entered into an employment agreement with Mr. McGraw, which was renewed for an additional one-year term during 2015, extending the period during which he will be employed by the Company as its chief executive officer until December 31, 2017. The Company has also entered into an employment agreement with Mr. Hart, which was renewed during 2015, extending the term of Mr. Hart’s employment with the Company until December 31, 2017. In addition to these agreements, the compensation committee recommended, and our board of directors approved, new employment agreements for Messrs. Chapman, Waycaster and Ross, each of which is substantially identical. The material terms of these new agreements, which are effective January 1, 2016, are as follows:

•	Each has an initial term of two years, ending as of December 31, 2017, and is annually renewable thereafter;

•
Each provides for severance in the event of involuntary termination by the Company without cause, termination initiated by an executive on account of constructive termination or involuntary or constructive termination in connection with a change in control; and

•	Each includes covenants that prohibit the solicitation of our customers, depositors and employees, prohibit competition, and protect our confidential information and trade secrets.
Other material terms of our employment agreements with Messrs. McGraw, Chapman, Hart, Waycaster and Ross, including a description of the amounts payable under the agreements in the event of a termination of employment and change in control may be found under the heading “Potential Payments and Rights on Termination or Change in Control”.
Base Salary
The compensation committee reviews and recommends adjustments to base salary annually. Adjustments are based on a review of a variety of factors, including: the performance of each of our named executives; Company and Bank performance, and where appropriate, division or profit-center performance; each executive’s duties and level of responsibility; progress towards achieving our strategic goals; peer group compensation; and other more subjective factors. Based upon this review, the committee recommended the following adjustments to base salary, effective as of January 1, 2015:

2015 BASE SALARY ADJUSTMENTS
Name	Base Salary (2015)	Base Salary (2014)	Percentage Increase
Mr. McGaw	$700,000	$660,000	6.06%
Mr. Chapman	330,000	300,000	10.00
Mr. Hart	475,000	455,000	4.40
Mr. Waycaster	360,000	340,000	5.88
Mr. Ross	360,000	340,000	5.88
Increases reflected in the table above generally reflect amounts required to remain competitive, taking into consideration the size of the Company and changes in our peer group. Mr. Chapman’s increase for 2015, expressed as a percentage of his base salary, substantially exceeds increases provided to our other executive officers. Based upon the recommendation of Mr. McGraw and after reviewing peer group information, the committee determined that the increase was necessary to more closely align Mr. Chapman’s base salary with the median of our peer group, which is one of the objectives of our executive compensation program.
Annual Cash Bonus
We maintain an annual cash bonus plan called the Performance Based Rewards Plan, or “PBRP.” The PBRP applies to regular, full-time employees and officers of the Company and the Bank. For officers and employees, other than our named executives, payments may be based on Company, Bank, region, division, profit-center or individual performance, including subjective criteria. Payments to Messrs. McGraw, Chapman and Waycaster are based entirely on Company performance, since they possess the ability to directly influence corporate-level results. Payments to Messrs. Hart and Ross also consider regional performance, since each of these executives has responsibility for one of our banking regions. The table below presents the portion of our PBRP awards based on company and regional performance:

	Company-wide Performance	Regional Performance	Total
Mr. McGraw	100.00%	—%	100.00%
Mr. Chapman	100.00%	—%	100.00%
Mr. Waycaster	100.00%	—%	100.00%
Mr. Hart	50.00%	50.00%	100.00%
Mr. Ross	50.00%	50.00%	100.00%
The committee intends that opportunities for performance-based cash awards form a significant portion of each named executive’s direct compensation. The table below presents PBRP opportunities for 2015:

2015 POTENTIAL PBRP PAYOUTS AS A PERCENTAGE OF BASE SALARY
	Threshold	Target	Superior
Mr. McGraw	40%	80%	160%
Other Named Executives	25%	50%	100%
For all of our named executives, some or all of the 2015 awards under the PBRP was based on two Company-wide performance measures: diluted earnings per share and net revenue per basic share. The committee believes that earnings per share is more indicative of the overall performance of the Company and the delivery of shareholder value and weighted that measure more heavily. The table below indicates the weighting given to each measure and the threshold, target and superior performance levels designated by the committee:

2015 COMPANY-WIDE PERFORMANCE MEASURES
Performance Measure	Weight	Threshold Performance	Target Performance	Superior Performance
Diluted earnings per share (“EPS”)	60%	$1.71	$1.81	$1.92
Net revenue per share (“NRPS”)	40%	$9.00	$9.25	$9.52
These are the same Company-wide performance measures and weightings that the compensation committee used in 2014. The committee selected these measures again because growth in earnings per share driven by revenue growth has consistently shown a direct correlation to the delivery of shareholder value in the banking industry. Target performance levels are derived from the Company’s budget, with threshold performance set at approximately 5% below target and superior performance set at approximately 5% above target. The specific process for determining the performance levels for fiscal year 2015 was as follows:

•
During fiscal year 2014, management prepared the Company’s budget for fiscal year 2015. Estimated earnings per share and net revenue per share were calculated using budgeted results. These estimates were compared to consensus estimates for the Company, as published by financial analysts who follow the Company and similar financial institutions, to ensure that management’s projections were competitive.

•
The compensation committee reviewed the budget and adjusted budgeted results to exclude the effect of anticipated non-recurring items, gains or expenses related to our acquisition of Heritage. Diluted earnings per share and net revenue per share were then calculated using the adjusted budget, representing the target performance level, which was adjusted (increased and decreased) to derive threshold and superior performance levels.

After our fiscal year ended, the committee reviewed the performance of the Company taking into consideration the actual expenses of our merger with Heritage. Because actual expenses were less than estimated expenses used to set the performance measures at the beginning of the year, the committee used “negative” discretion to increase the performance measures for earnings per share, setting target performance at $1.87. This had the effect of reducing payouts for Company-wide performance. The committee recommended to our full board of directors payouts under the PBRP that were calculated as follows:

	2015 RESULTS			PBRP 2015 PAYOUTS
Performance Measure	% of Award	2015 Achieved Results	Award Level	Mr. McGraw	Mr. Chapman	Mr. Waycaster
EPS	60%	$1.88	100.53% of Target	$355,961	$104,881	$114,416
NRPS	40%	$9.92	Superior	465,231	137,077	149,538
Total	100%			$821,192	$241,958	$263,954

				Mr. Hart	Mr. Ross
EPS	30%	$1.88	100.53% of Target	$75,482	$57,208
NRPS	20%	$9.92	Superior	98,654	74,769
Regional Performance	50%			75,501	89,505
Total	100%			$249,637	$221,482
Equity Incentives
In 2011, our shareholders approved the 2011 Long-Term Incentive Compensation Plan, or our “LTIP,” which replaced our previous equity incentive plan. Our named executives, as well as other officers and employees, are eligible to receive option grants and restricted stock awards under the LTIP. Our primary equity incentive has been an annual award of performance-based restricted stock. Beginning in 2011, the committee has also made an annual time-based restricted stock award to Mr. McGraw, the purpose of which is to ensure his retention during the fiscal year and to recognize Mr. McGraw’s long service as our chief executive. For 2015 this time-based award was 12,000 shares of our common stock, which vested as of December 31, 2015.
For 2015, all performance-based awards under our LTIP were made in the form of restricted stock, subject to the attainment of performance measures during a one-year performance cycle and the completion of a one-year service period. The performance measures were the same Company-wide performance measures used under the PBRP for the reasons described above. The relative weightings assigned to the performance measures were the same as the weightings assigned under the PBRP for Messrs. McGraw, Chapman and Waycaster, as described above. The committee has used a one-year performance cycle for several years. The committee believes a one-year cycle is preferable to a longer term, such as three or five years, because the shorter cycle permits the committee to more accurately evaluate the Company’s performance and discount the volatility created by credit risk and interest rate risk, both of which are inherent in the banking industry. The shorter cycle also permits the committee to more accurately account for the effects of our recent acquisitions.
The committee generally sets specific performance levels using peer group information, making adjustments for the market value of our common stock. The table below reflects potential payouts for 2015:

2015 POTENTIAL LTIP PAYOUTS (NUMBER OF SHARES)
	Threshold	Target	Superior
Mr. McGraw	8,000	12,000	18,000
Other Named Executives	4,667	7,000	10,500
The process used by the committee to determine LTIP payouts, including its use of negative discretion, is described above. As a result of this process, the committee recommended to our full board of directors payouts under the LTIP that were calculated as follows:

2015 LTIP PAYOUTS (NUMBER OF SHARES)
	RESULTS			PAYOUTS (#)
Performance Measure	% of Award	2015 Achieved Results	Award Level	Mr. McGraw	Mr. Chapman	Mr. Hart	Mr. Waycaster	Mr. Ross
EPS	60%	$1.88	100.53% Target	7,560	4,410	4,410	4,410	4,410
NRPS	40%	$9.92	Superior	7,200	4,200	4,200	4,200	4,200
Total	100%			14,760	8,610	8,610	8,610	8,610
Executive Benefits and Perquisites
Our executive compensation program focuses on delivering appropriate levels of direct compensation, consisting of base salary, bonus and equity incentives, with the view that each of our named executives should also be provided with the opportunity to voluntarily save for retirement on a tax-deferred basis. Consistent with this focus, we provide access to voluntary savings opportunities through a broad-based tax-qualified 401(k) plan and two non-qualified deferred compensation arrangements, each of which permits our named executives to defer compensation and applicable taxes and earn a tax-deferred return on deferred amounts. These plans are:

•
The Deferred Stock Unit Plan, or the “DSU Plan,” under which our named executives may elect to defer base salary and bonus; the Company does not contribute to this plan. Amounts deferred are notionally invested in units, each representing a share of our common stock. Dividend equivalents are credited in respect of units, as and when cash dividends are paid on our common stock, and then notionally reinvested in units representing additional shares. The market value of our common stock is used to determine the number of units credited, whether attributable to deferrals or dividend equivalents. Units are distributed in the form of common stock following termination of employment.

•
The Executive Deferred Income Plan, under which our named executives may voluntarily defer base salary. The Company does not contribute to this plan, with the exception of an annual contribution for Mr. McGraw. Deferred amounts are credited to bookkeeping accounts and notionally invested in designated alternatives similar to those offered under our 401(k) plan, including an interest rate investment that is credited at 100% of the Moody’s Rate, which was a weighted average rate of 4.24% for 2015. An additional alternative, 130% of the Moody’s Rate, which was a weighted average interest rate of 5.51% for 2015, remains available for amounts deferred before 1989. Benefits are equal to each participant’s account balance and are paid upon termination of employment. For the beneficiaries of Messrs. McGraw and Waycaster, an additional preretirement death benefit may be payable.

Mr. Hart remains a participant in two supplemental executive retirement plans, or “SERPs,” which we assumed as a result of our merger with Capital. He has accrued and is vested in the full benefit payable under the SERPs, which is 15 equal annual installments in the aggregate amount of $155,000, subject to a 3% annual cost of living increase. Benefits are payable on Mr. Hart’s termination from employment for any reason, except involuntary termination for cause. Mr. McGraw and Mr. Waycaster participated in the Bank’s defined benefit pension plan, under which no additional benefits have been earned since December 31, 1996. The committee does not consider these accruals and benefits when it makes current year compensation decisions.
Perquisites comprise a small part of our total compensation package. The main perquisites we provided in 2015 were the payment of country club dues and an automobile allowance. Although these perquisites involve incidental personal value, we believe both are necessary to advance our business purposes and for us to remain competitive with our peer group.
More information about our deferred compensation plans, defined benefit pension plan and SERPs may be found under the headings “Pension and SERP Benefits” and “Non-Qualified Deferred Compensation”. Additional information about the types and value of the perquisites provided to our named executives may be found in the 2015 Summary Compensation Table under the heading “All Other Compensation”.
COMPENSATION COMMITTEE REPORT
The compensation committee reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.
Compensation Committee:

Albert J. Dale, III, Chairman	Frank B. Brooks
John M. Creekmore	Richard L. Heyer, Jr.
Neal A. Holland, Jr.	J. Niles McNeel
February 26, 2016
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
The members of the compensation committee during 2015 were Frank B. Brooks, John M. Creekmore, Albert J. Dale, III, Richard L. Heyer, Jr., Neal A. Holland, Jr. and J. Niles McNeel. In 2015, no member of the compensation committee was an officer or employee of Renasant or any of our subsidiaries or was formerly an officer of Renasant, and no member had any relationship, other than loan relationships, requiring disclosure as a related person transaction under applicable SEC regulations.

COMPENSATION TABLES
2015 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Changes in Pension Value and Non-qualified Deferred Compensation Earnings	All Other Compensation	Total
A	B	C	D	E	F	G	H	I	J
E. Robinson McGraw Principal Executive Officer	2015	$700,000	$—	$694,320	$—	$821,192	$224,091	$91,171	$2,530,774
	2014	660,000	—	755,040	—	780,166	117,398	89,373	2,401,977
	2013	600,000	—	382,800	67,050	837,577	23,134	84,813	1,995,374
Kevin D. Chapman Principal Financial Officer	2015	330,000	—	202,510	—	241,958	—	53,460	827,928
	2014	300,000	—	220,220	—	221,783	—	39,529	781,532
	2013	280,000	—	62,205	16,763	223,538	431	35,501	618,438
R. Rick Hart Executive Vice President	2015	475,000	—	202,510	—	269,237	119,236	58,527	1,124,510
	2014	455,000	—	220,220	—	318,116	119,262	55,713	1,168,311
	2013	433,300	—	109,098	22,350	262,368	259,363	53,392	1,139,871
C. Mitchell Waycaster Executive Vice President	2015	360,000	—	202,510	—	263,954	26,080	57,581	910,125
	2014	340,000	—	220,220	—	251,407	35,239	52,867	899,733
	2013	320,000	—	109,098	22,350	255,539	15,305	44,106	766,398
Michael D. Ross Executive Vice President	2015	360,000	—	202,510	—	241,482	—	58,049	862,041
	2014	340,000	—	220,220	—	244,734	—	53,525	858,479
	2013	320,000	—	109,098	22,350	206,199	—	51,734	709,381
O. Leonard Dorminey Executive Vice President	2015	213,285	—	1,141,000	—	210,000	—	1,438,554	3,002,839
	2014	—	—	—	—	—	—	—	—
	2013	—	—	—	—	—	—	—	—
General
The 2015 Summary Compensation Table above includes information about the compensation earned by our Principal Executive Officer, Principal Financial Officer, and the four other most highly compensated officers of the Company and the Bank for services that they rendered during fiscal years ending December 31, 2015, 2014, and 2013. Applicable rules require only the inclusion of the three highest paid officers. We have included Mr. Dorminey as one of our names executives solely as a result of one-time compensation paid to him as a result of our merger with Heritage, which was completed on July 1, 2015. One that date, Mr. Dorminey became an employee of the Company, serving as the Company's Executive Vice President and President of the Bank's Eastern Region. The 2015 Summary Compensation Table above and the tables that follow report amounts we paid to Mr. Dorminey under the terms on his employment agreement with Heritage, which we assumed, and amounts in the nature of compensation we paid to him as a result of our merger with Heritage.
The compensation included in the table represents both cash payments and the value of other forms of payments, as follows:

•
Column C, “Salary” – Amounts included in this column represent the base salary earned by our named executives in 2015, 2014, and 2013, some of which may have been voluntarily deferred under our 401(k) plan or two non-qualified deferred compensation plans, the Deferred Income Plan and Deferred Stock Unit Plan.

•	Column D, “Bonus”- Amounts in this column report cash bonuses paid on a discretionary basis; discretionary bonuses were not a component of our compensation program during 2015, 2014 or 2013.

•
Column E, “Stock Awards” and Column F, “Option Awards” - Amounts in these columns include the value of non-cash compensation granted or awarded under our LTIP, some of which is performance-based and may or may not be received by any executive, depending upon the achievement of performance objectives. Options were not a components of our performance-based compensation during 2014 or 2015.

•
Column G, “Non-Equity Incentive Plan Compensation” - Amounts in this column represent cash bonuses paid under our Performance Based Rewards Plan based upon the achievement of performance goals. Some of these amounts may have been voluntary deferred under our Deferred Stock Unit Plan. For Mr. Dorminey, the bonus was determined in accordance with the terms of his employment agreement.

•
Column H, “Changes in Pension Value and Non-qualified Deferred Compensation Earnings” - Amounts in this column represent changes in the actuarial value of benefits accrued under our tax-qualified pension plan and Mr. Hart’s non-qualified SERP and any above market earnings credited under our Deferred Income Plan.

•	Column I, “All Other Compensation” - Amounts in this column represent the value of other compensation we pay or provide to our executives, such as car allowances and membership dues.
Restricted Stock Awards
Column E, “Stock Awards,” represents restricted stock awards made under our LTIP, which include annual performance-based restricted stock awards made to our named executives other than Mr. Dorminey and time-based restricted stock awards made to Mr. McGraw and Mr. Dorminey. More information about the terms of the award we made to Mr. Dorminey may be found under the heading “Potential Payments at Termination or Change in Control”.
The dollar amounts in the table above reflect the aggregate fair value of the awards, determined as of the date of award, calculated in accordance with Accounting Standards Codification Topic 718, “Stock Compensation” (“Topic 718”). Dividends payable on restricted stock awards are not included in our fair value determination. For performance-based awards, amounts included in Column E reflect the probable outcome of the performance conditions determined as of the date of award, which we consider to be the target award, consistent with our estimate of the aggregate compensation cost to be recognized over the applicable service period as of the award date under Topic 718, excluding forfeitures. Please refer to Note N, “Employee Benefit and Deferred Compensation Plans,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended December 31, 2015 for details regarding the assumptions we used to determine the fair value of our restricted stock awards.
The number of target shares that corresponds to the value included in Column E in the table above is also listed in the table entitled “Grants of Plan-Based Awards,” which follows. Further information about why LTIP awards are made, the relationship of LTIP awards to other compensation components, the differences between performance and time-based awards, and the performance goals for threshold, target, and maximum values may be found in the CD&A.
Option Grants
Column F, “Option Awards,” represents the value of options granted under our LTIP, if any. The dollar amount reflects the aggregate fair value of options granted, determined as of the date of grant, calculated in accordance with Topic 718. Please refer to Note N, “Employee Benefit and Deferred Compensation Plans,” in the Notes to Consolidated Financial Statements in Item 8, “Financial Statements and Supplementary Data,” of our Annual Report on Form 10-K for the year ended December 31, 2015 for details regarding the assumptions we used to derive the fair value of our option grants. Options were not granted in 2014 and 2015.
Bonuses
With the exception of Mr. Dorminey, the amounts listed in Column G, “Non-Equity Incentive Plan Compensation,” reflect annual cash bonuses earned and paid under our Performance-Based Rewards Plan, or “PBRP,” all of which are subject to the attainment of performance goals. More information about why annual cash bonuses are made, the specific performance goals designated by the compensation committee, and potential amounts payable for threshold, target, and superior performance may be found in the CD&A , under the heading “Annual Cash Bonus,” in the section “Compensation Decisions Made in 2015”.
Changes in Pension Value and Non-qualified Deferred Compensation Earnings
Column H, “Changes in Pension Value and Non-qualified Deferred Compensation Earnings,” reflects amounts that are considered above-market earnings on deferrals credited to our Deferred Income Plan and the year-over-year change in the actuarial present value of accumulated benefits under our pension plan and Mr. Hart’s SERPs. Earnings are considered “above market” only if the crediting rate exceeded 120% of the applicable federal long-term rate with compounding as prescribed by the Internal Revenue Service. For 2015, these amounts are as follows:

2015 ABOVE MARKET INTEREST AND ACCRUALS
Name	Above Market Interest	Pension Plan Accruals	SERP Accruals
Mr. McGraw	$10,079	$214,012	$—
Mr. Chapman	—	—	—
Mr. Hart	10,332	—	108,904
Mr. Waycaster	879	25,201	—
Mr. Ross	—	—	—
Mr. Dorminey	—	—	—
All Other Compensation
In addition to the amounts described above, we provide or pay one or more of the following for our named executives, the value of which is included in Column I, “All Other Compensation”: contributions to our 401(k) plan; term life and disability insurance premiums; dividends on restricted stock awards; automobile allowances; and country club dues. Mr. McGraw, our chief executive officer, also receives a contribution to our Deferred Income Plan and a tax gross up based on the value of his automobile allowance, both of which are contractual payments under his employment agreement. Below is specific information about the other compensation paid to each of our named executives:

OTHER COMPENSATION PAID IN 2015
Name	Plan Contributions	Insurance Premiums	Restricted Stock Dividends	Automobile Allowance	Country Club Dues	Deferred Income Contribution	Gross Up	Cancellation of Heritage Options	Total
Mr. McGraw	$31,175	$1,651	$16,320	$15,600	$6,758	$5,458	$14,209	—	$91,171
Mr. Chapman	31,175	1,560	4,760	12,000	3,965	—	—	—	53,460
Mr. Hart	31,175	9,588	4,760	3,401	9,603	—	—	—	58,527
Mr. Waycaster	31,175	5,681	4,760	12,000	3,965	—	—	—	57,581
Mr. Ross	31,175	3,274	4,760	12,000	6,840	—	—	—	58,049
Mr. Dorminey	—	2,481	5,950	6,000	4,834	—	—	1,419,289	1,438,554
For Mr. Dorminey, the amount in Column I, “All Other Compensation,” represents the aggregate value of perquisites we provided to Mr. Dorminey under his employment agreement and consideration in the nature of compensation paid in respect of the cancellation of his Heritage stock options on the completion of our merger with Heritage.
GRANTS OF PLAN-BASED AWARDS

2015 PLAN-BASED AWARDS
			Estimated Possible Payouts Under Non-Equity Incentive Plan (PBRP)			Estimated Possible Payouts Under Equity Incentive Plan (LTIP)
Name	Grant Date	Date of Compensation Committee Action	Threshold ($)	Target ($)	Superior ($)	Threshold (#)	Target (#)	Superior (#)	Grant Date Fair Value of Stock and Option Awards ($)
A	B	C	D	E	F	G	H	I	J
Mr. McGraw	1/1/2015	12/9/2014	280,000	560,000	1,120,000	8,000	12,000	18,000	347,160
	1/1/2015	12/9/2014					12,000		347,160
Mr. Chapman	1/1/2015	12/9/2014	82,500	165,000	330,000	4,667	7,000	10,500	202,510
Mr. Hart	1/1/2015	12/9/2014	118,750	237,500	475,000	4,667	7,000	10,500	202,510
Mr. Waycaster	1/1/2015	12/9/2014	90,000	180,000	360,000	4,667	7,000	10,500	202,510
Mr. Ross	1/1/2015	12/9/2014	90,000	180,000	360,000	4,667	7,000	10,500	202,510
Mr. Dorminey	7/1/2015	N/A	—	—	—	—	35,000	—	1,141,000
We presently maintain two performance-based incentive plans: our annual cash bonus plan, called the “PBRP,” and our equity incentive plan, called the “LTIP.” Our compensation committee sets targeted payout levels for each of these plans, reflecting the attainment of threshold, target and superior performance levels. Columns D, E and F in the table above represent potential cash payouts at each level under the PBRP. Columns G, H, and I in the table above represent potential payouts under the LTIP at each level, which are made in the form of our common stock. For 2015, the committee also awarded to Mr. McGraw a time-based restricted stock award subject to a one-year service period in the amount of 12,000 shares, which is not subject to performance goals and is listed in Column H in the table above. Mr. Dorminey received a time-based inducement and retention award which is reported in Column H above; this award was made under the terms of his employment agreement, rather than under our LTIP. More information about the performance goals and the factors the compensation committee uses to set threshold, target and superior performance levels and the reason for the time-based award is included in the CD&A. More information about the specific terms of Mr. Dorminey's restricted stock award may be found under the heading “Payments and Rights on Termination or Change in Control”.
OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2015

OPTION AWARDS
Name	Number of Securities Underlying Options
	Exercisable	Unexercisable(1)	Option Exercise Price	Option Expiration Date
A	B	C	D	E
Mr. McGraw	22,500	—	$17.63	12/31/2017
	22,500	—	17.03	12/31/2018
	22,500	—	14.22	01/18/2020
	30,000	—	16.91	01/17/2021
	30,000	—	14.96	1/16/2022
	10,000	5,000	19.14	12/31/2022
Mr. Chapman	3,000	—	17.63	12/31/2017
	5,000	—	17.03	12/31/2018
	5,000	—	14.22	01/18/2020
	7,500	—	16.91	1/17/2021
	7,500	—	14.96	1/16/2022
	2,500	1,250	19.14	12/31/2022
Mr. Hart	13,924	—	15.21	5/30/2016
	7,500	—	17.63	12/31/2017
	7,500	—	17.03	12/31/2018
	7,500	—	14.22	1/18/2020
	10,000	—	16.91	1/17/2021
	10,000	—	14.96	1/16/2022
	3,333	1,667	19.14	12/31/2022
Mr. Waycaster	7,500	—	30.63	12/31/2016
	3,333	1,667	19.14	12/31/2022
Mr. Ross	10,000	—	14.96	1/16/2022
	3,333	1,667	19.14	12/31/2022
(1) These options vested on January 1, 2016.
General
Under our LTIP, we may grant or award options and restricted stock. All of the performance-based restricted stock we have awarded to our named executives is subject to a one-year performance cycle under which the number of shares to be awarded, if any, is finally determined and vested at the end of each fiscal year. All of the time-based restricted stock we have awarded to Mr. McGraw is subject to a one-year service period. As a result, these awards are not considered “outstanding” at the end of a fiscal year, and they are not included in the table above. The options we have granted are time-based and vest pro rata over a three-year service period, except that vesting is accelerated in the event of a change in control. More information about the time-based restricted stock award we made to Mr. Dorminey, which is not included in the table above because it was awarded pursuant to Mr. Dorminey's employment agreement and not under our LTIP, may be found under the heading “Potential Payments on Termination or Change in Control”.
Unexercised Options
The table above includes information about the unexercised options held by our named executives at the end of our 2015 fiscal year. All of the options were granted under the terms of our current LTIP or its predecessor, except for 13,924 options granted to Mr. Hart that we assumed in connection with our acquisition of Capital. The exercise price of each option is the fair market value of our common stock on the date of grant, which is reflected in Column D. “Fair market value” means the closing sales price of a share of our common stock as quoted on the NASDAQ Global Select Market on the business day immediately preceding the grant date.
OPTION EXERCISES AND VESTED RESTRICTED STOCK

OPTION EXERCISES AND STOCK VESTED DURING 2015
	Options Exercised		Restricted Stock Vested
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
A	B	C	D	E
Mr. McGraw	45,000	312,225	26,760	920,812
Mr. Chapman	3,000	13,905	8,610	296,270
Mr. Hart	—	—	8,610	296,270
Mr. Waycaster	27,500	409,475	8,610	296,270
Mr. Ross	10,000	181,200	8,610	296,270
Mr. Dorminey	—	—	8,750	301,088
The table above includes information about options that were exercised during our 2015 fiscal year and restricted stock awards that vested at the end of our 2015 fiscal year. The value realized on the exercise of options, Column C in the table above, is determined as the difference between the fair market value of our common stock on the exercise date and the exercise price of the option. The value of restricted stock awards, Column E in the table above, is based on the per share market value of our common stock on December 31, 2015, the vesting date, which was $34.41. More information about the vested time-based restricted stock award for Mr. Dorminey may be found under the heading “Potential Payments on Termination or Change in Control”.
PENSION AND SERP BENEFITS

PENSION AND SERP BENEFITS FOR 2015
Name	Type of Plan	Years of Credited Service	Present Value of Accumulated Benefit	Payments Made in 2015
A	B	C	D	E
Mr. McGraw	Defined Benefit Pension Plan	23	$984,959	$—
Mr. Waycaster	Defined Benefit Pension Plan	18	227,507	—
Mr. Hart	SERP	10	1,997,342	—
Mr. Dorminey	Defined Benefit Pension Plan	15	1,569,394	—
The Bank maintains a tax-qualified defined benefit pension plan, called the “Renasant Bank Amended and Restated Pension Plan,” under which no participants have been added, no additional benefits have been earned, and no additional service has been credited since December 31, 1996. Of our named executives, only Mr. McGraw and Mr. Waycaster participated in and have accrued benefits under the pension plan. Years of credited service included in Column C in the table above reflect service determined as of December 31, 1996; the accumulated benefits included in Column D in the table above reflect the present value at December 31, 2015 of benefits earned as of December 31, 1996. The benefits of Mr. McGraw and Mr. Waycaster have fully vested and they have satisfied the age and service conditions necessary for normal or early retirement, as defined in the pension plan.
In connection with our acquisition of Capital, we assumed two supplemental executive retirement plans, or “SERPs,” for the benefit of Mr. Hart. Mr. Hart has earned and is fully vested in the maximum benefit payable from the SERPS, which is an aggregate payment of $155,000, subject to a 3% annual cost of living increase, payable annually for the 15-year period following the termination of Mr. Hart’s employment for any reason, except that he will forfeit his benefits in the event he is involuntarily terminated by us for cause.
Mr. Dorminey is a participant in a defined benefit pension plan sponsored by Heritage, which was terminated by Heritage as of July 1, 2015. Years of service reflected in Column C are the maximum years that may be credited under the terms of the plan.  Mr. Dorminey is fully vested in his benefit, which may be distributed in the form of a single-sum cash payment or monthly benefits, at Mr. Dorminey’s election.  Mr. Dorminey has attained the plan’s early retirement age and may elect to receive his benefits subject to actuarial reduction for early payment after the plan’s termination is reviewed by the Pension Benefit Guarantee Corporation and an Internal Revenue Service determination is obtained. He will reach the plan’s normal retirement age when he attains age 65 and may thereafter elect to receive his benefit without reduction for early payment.

Information about the valuation methods and assumptions we used to determine the accumulated benefits included under the pension plan and the SERPs reflected in Column D in the table above may be found in Note N, "Employee Benefit and Deferred Compensation Plans," in the Notes to Consolidated Financial Statements in Item 8, "Financial Statements and Supplementary Data," of our Annual Report on Form 10-K for the year ended December 31, 2015.
NON-QUALIFIED DEFERRED COMPENSATION

DEFERRED INCOME PLAN
Name	2015 Contributions by Executive	2015 Contributions by Company	Aggregate Earnings	Aggregate Distributions	Balance as of 12/31/2015
A	B	C	D	E	F
Mr. McGraw	$10,400	$5,458	$28,724	$—	$655,085
Mr. Chapman	—	—	15	—	4,222
Mr. Hart	—	—	24,662	(7,719)	496,112
Mr. Waycaster	1,000	—	2,909	—	70,742
Mr. Ross	—	—	—	—	—
Mr. Dorminey	—	—	—	—	—
The table above includes information about the participation of our named executives in our Deferred Income Plan, which is a non-qualified voluntary deferral plan under which Messrs. McGraw and Waycaster made deferrals during 2015. Column B in the table above includes the voluntary deferrals made by each participating executive; these amounts are also included in the 2015 Summary Compensation Table, Column C. We made a contribution to the Deferred Income Plan for Mr. McGraw, reflected in Column C in the table above, which is also included in the 2015 Summary Compensation Table, Column I. Column D in the table above includes the earnings on plan balances. Earnings for Mr. McGraw, Mr. Hart and Mr. Waycaster included “above market earnings,” in the amounts of $10,079, $10,332, and $879 respectively. Above market earnings are also included in Column H in the 2015 Summary Compensation Table. Column F in the table above is each executive’s balance in the Deferred Income Plan as of December 31, 2015, which is comprised of aggregate deferrals and aggregate earnings over the period of participation, and for Mr. McGraw, our annual contribution to his account, all of which has been reported in the summary compensation tables for 2015 and prior years. A more complete description of our Deferred Income Plan and its role in our executive compensation program is included in the CD&A.

DEFERRED STOCK UNIT PLAN
Name	2015 Contributions by Executive	2015 Contributions by Company	Aggregate Earnings	Aggregate Distributions	Balance as of 12/31/2015
A	B	C	D	E	F
Mr. McGraw	$7,800	$—	$4,063	$—	$124,434
Mr. Chapman	—	—	—	—	—
Mr. Hart	—	—	347	—	12,613
Mr. Waycaster	—	—	78	—	2,118
Mr. Ross	6,800	—	1,681	—	52,139
Mr. Dorminey	—	—	—	—	—
The table above includes information about the participation of our named executives in our Deferred Stock Unit Plan, or the DSU Plan, which is a non-qualified voluntary deferral plan under which Messrs. McGraw and Ross made deferrals during 2015. Amounts deferred under the DSU Plan are invested in units, each representing a share of our common stock. Dividend equivalents are credited as and when cash dividends are paid by the Company and then notionally reinvested in additional units. Column B in the table above includes voluntary deferrals made by each participating executive during 2015; these amounts are also included in the 2015 Summary Compensation Table, Column C or Column G. Column D in the table above includes the value of dividend equivalents credited during 2015. Column F in the table above is each participating executive’s balance in the DSU Plan as of December 31, 2015, which is the value of the deferred stock units credited to each executive as of such date and any dividend equivalents not yet notionally invested in units, all of which has been reported as compensation in the summary compensation tables for 2015 and prior years. A more complete description of our Deferred Income Plan and its role in our executive compensation program is included in the CD&A.

PAYMENTS AND RIGHTS ON TERMINATION OR CHANGE IN CONTROL
General
Our named executives may receive compensation in the event of a change in control or termination of employment. The compensation is payable under the terms of our broad-based plans applicable to all participating employees and the terms of the employment agreements we have entered into with each of our named executives. The termination provisions of our plans and agreements are intended to clearly define rights and payments arising in the event of a termination of employment or other circumstances. The amount, nature and availability of compensation generally depends upon the circumstances of termination, which may include:

•	Termination by the Company for cause;

•	Retirement or other voluntary termination;

•	Death or disability;

•	Termination by the Company without cause or a named executive’s constructive termination;

•	Termination in connection with a change in control; or

•	The expiration of an employment agreement.
More information about the compensation our named executives may receive in each of these circumstances is below. The amount of compensation included in the tables below is based on the stated assumptions; it is important to note that the actual compensation received by an executive would be contingent upon a number of factors that are presently indeterminable, including the date of termination, the circumstances giving rise to termination, base salary at the time of termination, the performance of the Company, and the specific terms of any individual grant or award made under our LTIP. The descriptions below are based on our existing agreements, which may be different at the time of an executive’s termination, or an executive and the Company may negotiate an agreement that is different from the terms of an existing agreement.
Employment Agreements
The Company entered into employment agreements with Messrs. McGraw and Hart, effective as of January 1, 2008 and July 1, 2007, respectively. The Company has entered into substantially identical employment agreements with Messrs. Chapman, Waycaster and Ross, which are effective as of January 1, 2016. Before 2016, Messrs. Chapman, Waycaster and Ross were parties to individual change in control agreements, which did not provide compensation in the event of a termination of employment, other than a termination in connection with a change in control. The Company assumed Mr. Dorminey's employment agreement with Heritage; the agreement and other terms and conditions of Mr. Dorminey's employment are described separately below under the heading “Terms of Mr. Dorminey's Employment”.
Unconditional Payments
Regardless of the circumstances of his termination, each of our named executives will receive certain unconditional payments, including earned base salary and vested account balances maintained in our 401(k) plan, pension plan, and non-qualified deferred compensation plans. More information about these plans may be found in the CD&A and in the descriptions following the 2015 Summary Compensation Table. We have not otherwise described or quantified these amounts below.
Restrictive Covenants
As consideration for the payments that are described below, each of our named executives has agreed to certain restrictive covenants limiting their activities after separation. Generally, each executive may not solicit our customers and depositors or our employees and may not compete with us and must protect our confidential information and trade secrets. The length of the non-solicitation period is two years for Messrs. McGraw, Chapman, Waycaster and Ross and one year for Mr. Hart. The duration of the non-competition period is two years for Mr. McGraw and one year for Messrs. Hart, Chapman, Waycaster and Ross, except that the period is increased to two years if either of Mr. Chapman, Waycaster or Ross is terminated in connection with a change in control. Each executive must protect our confidential information and trade secrets indefinitely.
Termination by the Company for Cause
Under the employment agreements with our named executives, no benefits or payments vest or become payable upon the Company’s termination of employment for cause, except for the unconditional payments described above or as may be required by law. Certain vested benefits may be forfeited in the event of the Company’s termination of employment for cause, including vested options and Mr. Hart’s SERP. Generally, “cause” includes an executive’s: (1) commission of willful misconduct materially injurious to us, including the improper disclosure of our confidential information; (2) indictment for a felony or a crime involving moral turpitude; (3) willful failure to perform the duties of his position with the Company; (4) breach of an applicable code of conduct, code of ethics or similar rules adopted by us; (5) the material violation of applicable securities laws, including the Sarbanes-Oxley Act of 2002; or (6) the willful breach of his employment agreement that is not cured after notice.
Retirement or Other Voluntary Termination
A named executive is considered “retired” when he voluntarily separates from employment on or after age 55. As of December 31, 2015, Mr. McGraw, Mr. Hart and Mr. Waycaster had attained age 55 and could retire. Except as provided below, we do not provide our executives with any specific retirement payments or benefits:

•
Vested options granted under the LTIP remain exercisable during the three-year period following retirement; vested options granted under the predecessor to our LTIP remain exercisable during the one-year following retirement.

•
If a named executive retires during our fiscal year, he will receive his restricted stock award, to the extent that applicable performance measures are achieved during the performance cycle in which his retirement occurs, subject to proration to reflect his service before retirement.

•
For eligible employees employed by the Company as of December 31, 2004, we provide access to retiree medical benefits until age 65, and we pay a portion of the premium; only Messrs. McGraw and Waycaster are covered under the plan. If Mr. McGraw had retired as of December 31, 2015, his spouse would receive benefits with an annual value of $3,513 until she reaches age 65; if Mr. Waycaster had retired as of December 31, 2015, he would receive benefits with an annual value of $9,301, representing coverage for Mr. Waycaster, his spouse, and his dependent child.

•
If a named executive retires during our fiscal year, he will receive his annual cash bonus under our Performance Based Rewards Plan, to the extent that applicable performance measures are achieved during the cycle in which his retirement occurs, prorated to reflect his service before retirement.

•	For Mr. McGraw, his time-based restricted stock award will be prorated based on his service and vest.
If a named executive voluntarily terminates his employment before retirement, he receives no specific payments or benefits, other than the unconditional payments described above.
Death or Disability
If a named executive dies or becomes disabled while employed by the Company, he would receive the unconditional payments described above and one or more of the following:

•
In the event of death, life insurance proceeds payable under our group policy in amounts in excess of the coverage we otherwise provide to our eligible employees. The tables below provides the face amount of the excess coverage.

•
For our named executives, other than Mr. McGraw, each executive’s restricted stock award would vest at the end of the applicable performance cycle to the extent that the performance goals have been satisfied, subject to proration for service rendered before termination. Mr. McGraw would receive his target award at the time of his termination, which was 12,000 shares as of December 31, 2015, and his time-based award would be prorated based on his service and vest.

•
For our named executives, other than Mr. McGraw, a cash bonus under our Performance Based Rewards Plan, to the extent that applicable performance measures are achieved during the performance cycle in which his termination occurs, prorated to reflect the period of service before his death or disability. Mr. McGraw would receive the amount of his target bonus, which was $560,000 as of December 31, 2015.

•
Options that are vested and exercisable would remain exercisable during the one-year period following death or disability. The table under the section “Outstanding Equity Awards as of December 31, 2015”, includes for each of our named executives the number of vested options outstanding.

•	For Messrs. McGraw and Waycaster who participate in our Deferred Income Plan, a preretirement death benefit, which is a cash payment in the event either should die while employed by the Company.
Involuntary Termination Without Cause or Constructive Termination
Under our employment agreement with Mr. McGraw, if he were involuntarily terminated without cause or in the event of his constructive termination:

•	He would receive a cash payment equal to two times his annualized base compensation and the amount of his target bonus;

•	His target restricted stock award, consisting of 12,000 shares as of December 31, 2015, would vest;

•	His time-based restricted stock award, consisting of 12,000 shares as of December 31, 2005, would vest;

•	The Company would pay premiums for the period of continuation coverage available to him and his eligible dependents under Section 4980B of the Code, commonly referred to as “COBRA”; and

•
If Mr. McGraw were involuntarily terminated by the Company, his vested options would remain exercisable during the 30-day period following his termination, or for 60 days following his termination for options granted under the predecessor to our LTIP. Mr. McGraw’s vested options are included in the table above entitled “Outstanding Equity Awards as of December 31, 2015”.

Under our employment agreement with Mr. Hart, if he were involuntarily terminated by the Company without cause or in the event of his constructive termination he would receive a cash payment equal to his annualized base compensation and target bonus; the Company would pay his COBRA continuation premiums for a maximum of 18 months, and his vested options would remain exercisable during the 30-day period following his termination, or for 60 days following his termination for options granted under the predecessor LTIP. Mr. Hart's performance-based restricted stock award would be determined at the end of the performance cycle and prorated to reflect his service prior to his termination.
Under our employment agreements with Messrs. Chapman, Waycaster and Ross, each of which is effective as of January 1, 2016, if either of Messrs. Chapman, Waycaster or Ross were involuntarily terminated without cause or in the event of his constructive termination, he would receive a cash payment equal to the base salary payable for the current term of his agreement, but not less than 12 months, his target bonus pro rated to reflect service prior to his termination, and he would receive monthly premium payments for the COBRA continuation coverage period available to him and his eligible dependents, but not more than 18 months. The table below illustrates the value of these payments, assuming an eligible termination of employment as of January 1, 2016, when the remaining term of each agreement is two years; the table does not include a target bonus since no service would have been performed in the year of termination:

Name	Base Salary Payment (24 Months)	Target Bonus	COBRA Premiums (18 months)
Mr. Chapman	$750,000	$—	$31,682
Mr. Waycaster	760,000	—	13,951
Mr. Ross	760,000	—	21,625
The base salary, bonus and premium payments above would be payable only in the event of a termination of employment on or after January 1, 2016, which is the effective date of our employment agreements with Messrs. Chapman, Waycaster, and Ross. Prior to that date, these named executives were not entitled to fixed cash payments in the event of a termination without cause or a constructive termination, but each would receive benefits under the additional compensatory plans in which they participate, as follows:

•
He would receive a cash bonus under our Performance Based Rewards Plan, to the extent that applicable performance goals were achieved during the performance cycle in which his termination occurs, prorated to reflect his period of service prior to termination.

•
His restricted stock award would vest at the end of the applicable performance cycle if and to the extent that the applicable performance goals have been satisfied, subject to proration to reflect his period of service prior to termination.

•
Any vested options will remain exercisable during the 30-day period following his termination, or 60 days following his termination for options granted under the predecessor to our LTIP. The table above, under the section “Outstanding Equity Awards as of December 31, 2015,” includes for each of our named executives the number of vested options outstanding.

The employment agreements for each of our named executives includes substantially the same definition of “constructive termination”: (1) a material reduction in the executive’s base compensation or his authority, duties or responsibilities; (2) our material breach of the terms of the agreement; (3) an attempt to require the executive to engage in an illegal act (or to illegally fail to act); or (4) the relocation of the executive more than 30 miles from where he currently works. Upon the occurrence of an event constituting a constructive termination, the executive must promptly provide notice to the Company, the Company must be provided a reasonable opportunity to “cure” the constructive termination event, and if the Company fails to reasonably cure, the executive must promptly separate from employment thereafter.

Change in Control
All change in control payments under our current employment agreements are contingent on a “double trigger,” which requires both the consummation of a change in control and a subsequent termination of employment during the 24-month period following the consummation. The termination of employment must be by the Company without cause or a constructive termination initiated by an executive. The term “change in control” generally refers to: (1) the acquisition by an unrelated person of not less than 50% of our common stock; (2) the sale of all or substantially all of our assets; (3) a merger in which we are not the surviving entity; or (4) a change in a majority of the members of our board of directors that occurs within a specified period.
Upon the consummation of a change in control, our LTIP provides that any outstanding options will vest and be exercisable, outstanding performance-based restricted stock awards will vest at the target level, and the vesting of time-based restricted stock awards will be accelerated. Additional cash payments are provided under each employment agreement, as follows:

CASH PAYMENTS CHANGE IN CONTROL PROVISIONS
Payment	Mr. McGraw	Mr. Chapman	Mr. Hart	Mr. Waycaster	Mr. Ross
Cash Payment	2.99 X the aggregate of (1) base compensation and (2) average bonus paid during the two years preceding change in control	1.99 X the aggregate of (1) base compensation and (2) average bonus paid during the two years preceding change in control	2.99 X the aggregate of (1) base compensation and (2) average bonus paid during the two years preceding change in control	2 X the aggregate of (1) base compensation and (2) average bonus paid during the two years preceding change in control	2 X the aggregate of (1) base compensation and (2) average bonus paid during the two years preceding change in control
Premium Payments During COBRA continuation period	Maximum of 18 months	Maximum of 18 months	Maximum of 18 months	Maximum of 18 months	Maximum of 18 months
Tax Gross Up	Provided	None; subject to cutback	Best net provision	None, subject to cutback	None, subject to cutback
Excess compensation payable on account of a change in control may constitute a “parachute payment” within the meaning of Section 280G of the Internal Revenue Code, “Section 280G.” Parachute payments subject the recipient to a 20% excise tax and cause the loss of the Company’s Federal income tax deduction. If Mr. McGraw receives parachute payments, the Company will lose its deduction and he will receive an additional cash payment, called a “gross up” payment, equal to the principal amount of his excise tax, increased by the amount of any income, employment or additional excise tax due with respect to payment of the excise tax. If Mr. Hart receives parachute payments, he is subject to a “best net” provision under which we will pay all compensation due on account of a change in control, but only if the aggregate value of the compensation, after Mr. Hart’s payment of all income and excise taxes, has a materially greater value than the value of the compensation reduced to the extent necessary to avoid the imposition of the excise tax and our loss of deduction. If the compensation net of all taxes does not have a materially greater value, it will be reduced, or cutback, to the extent necessary to avoid the imposition of the excise tax and our loss of deduction. Our other named executives are subject to cutback provisions, which would reduce any compensation due on account of a change in control to the extent necessary to avoid the imposition of the excise tax and the loss of deduction.
Expiration of Employment Agreement
The employment agreements with each of our named executives will expire when either party gives timely notice to the other that the agreement will not be renewed. As described below, our agreement with Mr. McGraw and our agreements with Messrs. Chapman, Waycaster and Ross may provide for the payment of compensation in such event.

•
If Mr. McGraw’s employment agreement would expire and his employment would terminate, he would receive his target bonus for the year of expiration, prorated to reflect his service for the period before the expiration of his agreement; his restricted stock would vest at the target level, prorated to reflect his period of service before expiration; and any non-vested options would vest and remain exercisable during the three-year period following the expiration of his agreement.

•	If Mr. Hart’s employment agreement would expire, his employment would terminate and no additional amount would be due under the terms of his agreement.

•
If before January 1, 2021, the Company would provide any of Messrs. Chapman, Waycaster or Ross with notice of non-renewal and his employment were terminated, he would receive the compensation and benefits due in the event of a constructive termination, as described above. If the Company would provide notice of non-renewal after January 1, 2021, or if either of Messrs. Chapman, Waycaster or Ross would provide notice of non-renewal at any time, no additional amount would be due under the agreement.

Terms of Mr. Dorminey's Employment

When we completed the acquisition of Heritage, we assumed Mr. Dorminey’s existing employment agreement with Heritage, the material terms of which are summarized below:

•	Mr. Dorminey’s employment agreement expires on December 31, 2018; there is no provision for renewal.

•
If Mr. Dorminey’s employment is terminated for any reason except involuntarily for cause, including his retirement, death or disability, or his employment agreement expires, he will receive during the four-year period following his termination: (1) continuation of his base salary; (2) payment of an annual bonus equal to the average of the bonuses paid during the three whole fiscal years preceding his termination date; (3) premiums for continuation coverage under our group medical plan for himself, his spouse and any eligible dependents; and (4) a monetary amount equal to the cost of perquisites provided by us before his termination, including the cost of life and disability insurance premiums, his car allowance, country club dues and our contribution to the Bank’s 401(k) plan.

•	If Mr. Dorminey’s employment is terminated for cause, he will forfeit all amounts payable under the terms of his agreement and will be paid only the unconditional payments to which he may be entitled.

•
Mr. Dorminey’s employment agreement includes a form of “best net” provision in the event Mr. Dorminey receives parachute payments within the meaning of Section 280G on account of a change in control. Under the provision, his parachute payments would be cut back to the minimum extent necessary to avoid the imposition of an excise tax and the loss of our Federal income tax deduction, provided that if the amount of the cutback would equal or exceed $100,000, he would receive a gross up payment in lieu of a cutback. The amount of the gross up payment would equal the principal amount of Mr. Dorminey’s excise tax, increased by the amount of any income, employment or excise tax due on the principal amount of the excise tax payment.

We entered into additional agreements with Mr. Dorminey in connection with the assumption of his employment agreement, which are described below:

•
We made an inducement and retention award of 35,000 shares of time-based restricted stock. Vesting is at the rate of 8,750 shares per year, beginning as of December 31, 2015. Vesting is accelerated in the event Mr. Dorminey is terminated by us without cause, dies, becomes disabled or a change in control occurs during the vesting period. Mr. Dorminey will forfeit the non-vested portion of the award if he is terminated by us for cause. As a condition of the award, Mr. Dorminey has foregone any award under our LTIP.

•
Mr. Dorminey has entered into a protective covenant agreement with us under which he has agreed to protect our confidential information and trade secrets and is subject to covenants under which he cannot compete with us or solicit our depositors and customers or our employees during the two-year period following the termination of his employment for any reason.

•
We have provided Mr. Dorminey with a double trigger change in control agreement under which he will receive a cash payment in an amount equal to two times the sum of his base salary and average bonus paid during the two fiscal years preceding the change in control. This agreement includes a cutback provision, under which parachute payments within the meaning Section 280G will be reduced to the extent necessary to avoid the imposition of the excise tax and the loss of our Federal income tax deduction.

Potential Payments at Termination or Change in Control
The following tables set forth the value of post-employment payments that are not generally available to all employees, determined as of December 31, 2015. For Messrs. Chapman, Waycaster and Ross, the tables do not include cash payments under their employment agreements, which were not yet effective. The tables do not include the value of unconditional payments, including the value of Mr. Hart’s SERP, under which the maximum benefit was vested as of December 31, 2015, and account balances in our non-qualified deferred compensation plans. We have assumed that our restricted stock awards will be settled under the terms of the LTIP as of December 31, 2015, and included those awards in the tables below. We have also included in the tables below amounts payable under our employment agreements for disability, death, termination and change in control determined as of December 31, 2015. We have calculated the value of unvested stock options as the difference between the closing sales price of our common stock on December 31, 2015, $34.41 per share, and the exercise price of the respective options.

Mr. McGraw

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control	Expiration of Agreement
Cash Payments	$560,000	$560,000	$1,960,000	$4,487,030	$560,000
Awards of restricted stock	825,840	825,840	825,840	825,840	825,840
COBRA Premiums (18 months)	—	—	15,212	15,212	—
Stock Options	—	—	—	76,350	76,350
Life Insurance	—	—	—	—	—
Death Benefit	—	1,001,936	—	—	—
Gross Up	—	—	—	2,348,068	—
Total	$1,385,840	$2,387,776	$2,801,052	$7,752,500	$1,462,190
Mr. Chapman

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control	Expiration of Agreement
Cash Payments	$241,958	$241,958	$—	$1,118,122	$—
Awards of restricted stock	296,270	296,270	296,270	240,870	—
COBRA Premiums (18 months)	—	—	—	31,682	—
Stock Options	—	—	—	19,088	—
Life Insurance	—	300,000	—	—	—
Total	$538,228	$838,228	$296,270	$1,409,762	$—
Mr. Hart

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control (1)	Expiration of Agreement
Cash Payments	$269,237	$269,237	$712,500	$2,298,343	$—
Awards of restricted stock	296,270	296,270	296,270	240,870	—
COBRA Premiums (18 months)	—	—	12,996	12,996	—
Stock Options	—	—	—	25,450	—
Life Insurance	—	300,000	—	—	—
Gross Up	—	—	—	—	—
Total	$565,507	$865,507	$1,021,766	$2,577,659	$—
(1) Total does not reflect the application of Mr. Hart's best net provision, which would reduce his aggregate payments in the approximate amount of $224,253.
Mr. Waycaster

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control	Expiration of Agreement
Cash Payments	$263,954	$263,954	$—	$1,235,361	$—
Awards of restricted stock	296,270	296,270	296,270	240,870	—
COBRA Premiums (18 months)	—	—	—	23,333	—
Stock Options	—	—	—	25,450	—
Life Insurance	—	700,000	—	—	—
Death Benefit	—	337,725	—	—	—
Total	$560,224	$1,597,949	$296,270	$1,525,014	$—

Mr. Ross

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control	Expiration of Agreement
Cash Payments	$241,482	$241,482	$—	$1,206,216	$—
Awards of restricted stock	296,270	296,270	296,270	240,870	—
COBRA Premiums (18 months)	—	—	—	21,625	—
Stock Options	—	—	—	25,450	—
Life Insurance	—	700,000	—	—	—
Total	$537,752	$1,237,752	$296,270	$1,494,161	$—
Mr. Dorminey

	Disability	Death	Termination Without Cause/Constructive Termination	Change in Control	Expiration of Agreement
Cash Payments	$2,522,421	$2,522,421	$2,522,421	$3,706,709	$2,522,421
Awards of restricted stock	1,204,350	1,204,350	1,204,350	1,204,350	1,204,350
COBRA Premiums (18 months)	4,704	4,704	4,704	4,704	4,704
Stock Options	—	—	—	—	—
Life Insurance	—	300,000	—	—	—
Gross Up(1)	—	—	—	—	—
Total	$3,731,475	$4,031,475	$3,731,475	$4,915,763	$3,731,475
(1) Assumes that termination payments under Mr. Dorminey's employment agreement, which we assumed, will not be considered parachute payments under Section 280G.

REPORT OF THE AUDIT COMMITTEE
The information provided in this section shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to its proxy regulations or to the liabilities of Section 18 of the Exchange Act. The information provided in this section shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the preparation, consistency and fair presentation of the financial statements, the accounting and financial reporting process, the systems of internal control, and the procedures designed to ensure compliance with accounting standards, applicable laws and regulations. Management is also responsible for its assessment of the design and effectiveness of our internal control over financial reporting. Our independent registered public accountants are responsible for performing an audit in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB, to obtain reasonable assurance that our consolidated financial statements are free from material misstatement and expressing an opinion on the conformity of the financial statements of the Company with U.S. generally accepted accounting principles. The internal auditors are responsible to the audit committee and the board of directors for testing the integrity of the financial accounting and reporting control systems and such other matters as the audit committee and the board of directors determine.
In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the audited financial statements of the Company as of and for the year ended December 31, 2015 and management’s assessment of the design and effectiveness of our internal control over financial reporting as of December 31, 2015. The discussion addressed the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.
The committee reviewed and discussed with the independent registered public accountants their judgments as to the quality of our accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards including, without limitation, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU §380), as adopted by the PCAOB in Rule 3200T. In addition, the committee received the written disclosures and the letter from the independent registered public accountants required by applicable requirements of the PCAOB regarding the independent registered public accountants’ communications with the audit committee concerning independence, discussed with the independent registered public accountants their independence from management and the Company, and considered the compatibility of non-audit services with the auditors’ independence.
The committee discussed with our internal auditors and independent registered public accountants the overall scope and plans for their respective audits. The committee met with the internal auditors and independent registered public accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The committee held 18 meetings during 2015.
In reliance upon the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board has approved) that the audited financial statements and the report on management’s assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the Securities and Exchange Commission.
Audit Committee:

Frank B. Brooks, Chairman	John M. Creekmore
Jill V. Deer	Marshall H. Dickerson
John T. Foy	Michael D. Shmerling
February 26, 2016

INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Who are our independent registered public accountants?
The audit committee has appointed HORNE LLP to serve as our independent registered public accountants for the 2016 fiscal year. A representative of HORNE LLP is expected to attend the annual meeting.  If present, the representative will have the opportunity to make a statement and will be available to respond to appropriate questions. HORNE LLP has served as our independent registered public accountants and audited our financial statements since 2005.
What fees were paid to the independent registered public accountants in 2015 and 2014?
Fees related to services performed for us by HORNE LLP in fiscal years 2015 and 2014 are as follows:

	2015	2014
Audit Fees(1)	717,250	565,325
Audit-related Fees(2)	35,750	42,281
Tax Fees	—	—
All Other Fees(3)	—	5,333
Total	753,000	612,939
(1) Audit fees included fees and expenses associated with the audit of our annual financial statements, the reviews of the financial statements in our quarterly reports on Form 10-Q, and regulatory and statutory filings.
(2) Audit-related fees primarily included fees and expenses associated with the audits of the financial statements of certain employee benefit plans and other required procedures.
(3) These fees related to consultation on state and local tax issues.
In accordance with the procedures set forth in its charter, the audit committee pre-approves all auditing services and permitted non-audit services (including the fees and terms of those services) to be performed for us by our independent registered public accountants prior to their engagement with respect to such services, subject to the de minimis exceptions for non-audit services permitted by the Exchange Act, which are approved by the audit committee prior to the completion of the audit. For fiscal years 2015 and 2014, none of the fees listed under Audit-Related Fees were covered by the de minimis exception. The chairman of the audit committee has been delegated the authority by the committee to pre-approve the engagement of the independent registered public accountants when the entire committee is unable to do so. The chairman must report all such pre-approvals to the entire audit committee at the next committee meeting.

PROPOSALS
Voting Procedures
Shares represented by your proxy will be voted in accordance with your instructions at the annual meeting. If you return a paper proxy card signed but without any voting instructions, the proxy holders will vote your proxy as follows:

•	Proposal 1 - “FOR” the election of nominee Fred F. Sharpe as a Class 1 director.

•	Proposal 2 - “FOR” the election of nominees John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw and Hollis C. Cheek as Class 2 directors.

•
Proposal 3 - “FOR” the approval of an amendment to the Company’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of common stock available for grant, award or issuance under the plan.

•	Proposal 4 - “FOR” the approval of the performance measures related to the grant and award of performance-based compensation under the Company’s 2011 Long-Term Incentive Compensation Plan.

•
Proposal 5 - “FOR” the approval of an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, of the company from 75,000,000 shares to 150,000,000 shares.

•	Proposal 6 - “FOR” the ratification of the appointment of HORNE LLP as our independent registered public accountants for 2016.
You are entitled to one vote for each share held.
PROPOSAL 1 - ELECTION OF ONE CLASS 1 DIRECTOR
The one Class 1 director to be elected at our annual meeting will serve a two-year term, or until the 2018 annual meeting. The board has nominated Fred F. Sharpe for election as a Class 1 director, and he has been nominated for a two-year term so that his term of office will coincide with the term of office of our other Class 1 directors. Mr. Sharpe was appointed as a director when he joined our board in connection with the completion of our acquisition of Heritage. Under our Bylaws, a director appointed to fill a vacancy on the board serves only until the next annual meeting of shareholders.
Class 1 Director
Fred F. Sharpe presently serves as a member of our board, and biographical information about Mr. Sharpe is included above in the “Board of Directors” section under the heading “Current Directors.” If for any reason Mr. Sharpe is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate nominated by the board.
Required Vote
Directors are elected by a plurality vote; the nominee(s) in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. However, in January 2016, we amended our Bylaws to adopt a “majority voting” policy. Under this policy, which applies only in an uncontested election of directors, any nominee for director who receives a greater number of “withhold” votes for his or her election than votes “for” such election must promptly tender to the board his or her resignation as a director, which will become effective upon acceptance by the board. If any resignation is tendered under these circumstances, our nominating committee must consider the resignation and make a recommendation to the board as to whether to accept or reject the director’s resignation. No later than 90 days after the shareholders meeting that resulted in a director being required to submit his or her resignation, the board must consider the recommendation of the nominating committee and act on such resignation. Both the nominating committee’s recommendation and the board’s decision with respect to a tendered resignation may include a range of alternatives, including acceptance of the resignation, rejection of it, or rejection of it coupled with a commitment to address and cure the reasons believed to underlie the “withhold” votes.
All relevant factors may be considered by the nominating committee and the board in evaluating whether to accept or reject a director’s resignation. These factors may include the reasons given by stockholders for the “withhold” vote, if known, and the impact on the Company’s compliance with SEC and Nasdaq rules and regulations if the director were to no longer serve on the board. The director at issue may not participate in the committee’s and the board’s decision-making process. The board’s decision will be disclosed in a Current Report on Form 8-K furnished to the SEC promptly after the board arrives at a decision regarding whether to accept or reject the director’s resignation (or the reason(s) for rejecting the resignation, if applicable).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF FRED F. SHARPE AS A CLASS 1 DIRECTOR TO THE BOARD OF DIRECTORS.
PROPOSAL 2 - ELECTION OF FIVE CLASS 2 DIRECTORS
The five Class 2 directors to be elected at our annual meeting will serve a three-year term, or until the 2019 annual meeting. The board has nominated John M. Creekmore, Jill V. Deer, Neal A. Holland, Jr., E. Robinson McGraw and Hollis C. Cheek for election as Class 2 directors.
Class 2 Directors
Each of the nominees for election as a Class 2 director presently serves as a member of our board, and biographical information about each nominee is set forth above in the “Board of Directors” section under the heading “Current Directors.” If for any reason a nominee is not available as a candidate for director, an event that the board of directors does not anticipate, the proxy holders will vote, in their discretion, for another candidate nominated by the board.
Required Vote
Directors are elected by a plurality vote; the nominee(s) in each class who receive the highest number of votes cast, up to the number of directors to be elected in that class, are elected. The board’s “majority voting” policy is described above with respect to Proposal No. 1.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF
JOHN M. CREEKMORE, JILL V. DEER, NEAL A. HOLLAND, JR., E. ROBINSON MCGRAW
 AND HOLLIS C. CHEEK AS CLASS 2 DIRECTORS TO THE BOARD OF DIRECTORS.

PROPOSAL 3 - AMENDMENT OF 2011 LONG-TERM INCENTIVE COMPENSATION PLAN TO INCREASE AVAILABLE SHARES
You are being asked to approve an amendment to our 2011 Long-Term Incentive Plan, or “LTIP,” to increase the number of shares of our common stock reserved for issuance thereunder by an additional 1,000,000 shares. The LTIP was adopted by our board of directors on March 11, 2011, and approved by our shareholders at the 2011 Annual Meeting. An aggregate of 737,600 shares of common stock was initially reserved for grant, award, or issuance under the plan; after making our customary awards for the 2016 fiscal year, an aggregate of 118,179 shares remain. The LTIP is one of the primary vehicles we use for at-risk or performance-based compensation under our executive compensation program. An increase in the number of reserved shares is necessary to continue this aspect of our executive compensation program. More information about the role of the LTIP in our executive compensation program may be found in the CD&A.
Under the proposal, the number of shares of common stock available for issuance under the LTIP would increase by 1,000,000 shares, so that if the proposal is approved, a total of 1,118,179 shares would be available for future issuance under the plan. If the amendment is not approved, no further grants and awards will be made under the LTIP after the remaining 118,179 shares of our common stock are exhausted.
Outstanding Grants and Awards
The information below summarizes, as of December 31, 2015, the equity awards that are outstanding under the LTIP. Performance-based restricted stock that is subject to a one-year performance cycle and a one-year service period corresponding to our 2015 fiscal year is not included.

•	Options:
Number of shares of common stock underlying outstanding options: 592,916
Weighted average exercise price: $17.96
Weighted average remaining term: 4.08 years

•	Restricted Stock:
Number of shares of non-vested restricted stock: 105,438
Weighted average remaining vesting period: 1.67 years

•	Shares Remaining Available under LTIP: 180,295
Some grants and awards made by the compensation committee were made under the LTIP or its predecessor; other grants and awards were not plan-based. The table below, “Equity Plan Compensation Information,” reports outstanding options, warrants and rights made under plans approved by our shareholders and plans or arrangements that were not approved by our shareholders. These plans and arrangements are:

•	Shareholder-Approved Plans: On December 31, 2015, we had two shareholder-approved equity compensation plans:
Our LTIP, under which a total of 737,600 shares of common stock were initially reserved for issuance; as of December 31, 2015, an aggregate of 180,295 shares of common stock remained available; and options to purchase an aggregate of 170,916 shares of common stock were outstanding.
The 2001 Long-Term Incentive Plan, which expired on October 8, 2011. No further grants or other awards may be made under the plan. As of December 31, 2015, options to purchase an aggregate of 422,000 shares of our common stock remained outstanding.

•	Non-Shareholder Approved Plans and Arrangements: As of December 31, 2015, we had three equity-compensation plans or arrangements that were not approved by our shareholders:
In connection with our acquisition of Capital, we assumed the Capital 2001 Stock Option Plan, under which options to purchase an aggregate of 25,318 shares of our common stock remained outstanding as of December 31, 2015. No further grants or other awards may be made under the plan.
In connection with our acquisition of First M&F, we assumed the First M&F 2005 Equity Incentive Plan, under which options to purchase an aggregate of 3,120 shares of our commons stock were outstanding as of December 31, 2015. No further grants or other awards may be made under the plan.
Under our Deferred Stock Unit Plan, or DSU plan, an aggregate of 317,500 shares of our common stock were reserved for issuance under the plan; as of December 31, 2015, units representing an aggregate of 219,527 shares of common stock were allocated to accounts, some of which has been distributed in the form of common stock.

	EQUITY PLAN COMPENSATION INFORMATION (at December 31, 2015)
Plan Category	Number of Securities to be issued upon Exercise of Outstanding Options, Warrants, and Rights	Weighted -Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Shareholders	592,916	$17.96	180,295
Equity Compensation Plans not Approved by Shareholders	28,528	16.07	97,973
Total	621,444	$17.88	278,268
(1)Does not take into account units allocated under the DSU plan.
In addition to the options, warrants and rights reported above, we made a time-based restricted stock award to Mr. Dorminey in the aggregate amount of 35,000 shares of our common stock, which was not approved by our shareholders. More information about the purpose and terms of the award may be found at under the heading "Terms of Mr. Dorminey's Employment".
Plan Governance
Our LTIP includes a number of provisions that are intended to advance our executive compensation program, by addressing the delivery of shareholder value:

•	No Repricing - Our LTIP does not permit the repricing of stock options.

•	No Discounts - Options must be granted with an exercise price not less than the market value of our common stock on the grant date.

•
No “Evergreen” Provisions - Our LTIP reserves a specific number of shares of common stock and does not provide for an increase in the number of shares reserved, absent the approval of our shareholders.

•	No Transfer - Outstanding grants and awards may not be transferred, pledged or mortgaged.

•
Clawback - In the event we are required to restate our financial statements or other financial results, the compensation committee possesses the authority to reduce, forfeit, or recover the portion of any grant or award made under the plan, whether or not then vested, that would have been smaller under the restated results.

Description of 2011 Long-Term Incentive Compensation Plan
The following is a description of the material terms of the existing LTIP, including Amendment No. 1 thereto. The description is qualified in its entirety by reference to the terms of the 2011 Long-Term Incentive Compensation Plan and Amendment No. 1, copies of which are attached to this proxy as Exhibit A.
Purpose. One of the objectives of our executive compensation program is to provide compensation opportunities that are structured to deliver shareholder value. We use our LTIP to address this objective by making grants and awards of equity compensation, the amount of which is ordinarily contingent on the satisfaction of performance measures.
Administration. The LTIP is administered by the compensation committee, unless our full board of directors acts instead of the committee. Under the terms of the LTIP, the committee possesses the discretion to:

•	Designate the officers and employees who will receive grants and awards;

•	Make individual grants and awards and determine their specific terms and conditions, which are set forth in individual agreements;

•	Construe and interpret the terms of the plan and related forms and documents and resolve disputes arising under the plan;

•	Delegate to the officers and employees of the Company the power to take administrative and other ministerial actions with respect to the plan; and

•	Take any other actions or make any other determinations it deems necessary or appropriate to administer the plan.
Participation. Officers and employees of the Company and the Bank and non-employee members of the board of directors of the Company are eligible to receive grants and awards under the LTIP, when designated by the committee. Currently, there are approximately 2,000 officers, employees and non-employee directors who are currently eligible and may be designated to receive grants and awards under the plan.
Types of Grants and Awards. As described earlier in the CD&A, the committee primarily uses the LTIP to make restricted stock awards that are subject to the attainment of performance measures. Although the committee has no present intent to change its practices, the LTIP permits the following types of grants and awards:

•
Stock Options - An option is the right to purchase a fixed number of shares of our common stock at a designated exercise price, which cannot be less than the market value of our common stock on the grant date. The maximum term of an option cannot exceed ten years. Options are exercisable in accordance with terms imposed by the compensation committee at the time of grant, which may include time-based vesting, the attainment of performance measures or both. The exercise price of an option may be paid in cash, by tendering shares of our common stock previously acquired, making a broker-assisted cashless exercise or by “netting,” under which the Company withholds or “nets” from common stock otherwise deliverable on exercise shares having a fair market value equal to the exercise price. The compensation committee may grant up to 400,000 options in the form of incentive stock options, or “ISOs,” which comply with the requirements of Section 422(b) of the Internal Revenue Code.

•
Restricted Stock - Restricted stock is common stock issued at the time of award but subject to restrictions for a designated period. The restrictions commonly prohibit sale, pledge, mortgage or other disposition during the designated period. In addition to requiring the performance of services during the period (“time-based” restricted stock), vesting may be subject to the attainment of performance measures.

Participants are not required to pay us any consideration for the grant or award itself of stock options or restricted stock.
Individual Limits on Grants and Awards. The maximum number of options that may be granted to an individual during any calendar year cannot exceed 150,000 options. The maximum number of shares restricted stock that may be awarded to an individual during any calendar year cannot exceed 75,000 shares.
Changes in Capitalization. In the event of a merger, consolidation or reorganization of the Company with an unrelated entity, the number and type of shares subject to the LTIP will be replaced by the number and kind of stock or other equity securities the holders of our common stock receive in the transaction. If the number of shares of the Company’s common stock is changed by a stock split, reverse stock split, recapitalization or similar transaction for which the Company does not receive consideration, the number of shares available for grant or award under the LTIP, will be proportionately adjusted to prevent dilution or enlargement. In the circumstances described above, the compensation committee may adjust the terms of an individual grant or award to prevent its dilution or adjustment.
Share Counting. The number of shares reserved for issuance under the LTIP is reduced when an option is granted or restricted stock is awarded or shares of common stock are otherwise issued. The number of shares available for future issuance may increase in connection with the cancellation or forfeiture of grants and awards and by shares of common stock tendered to pay the exercise price of an option or to pay taxes.
Performance Measures. Grants and awards made under the LTIP may be made subject to performance measures designated by the compensation committee from the list included in the plan. The amendment to the LTIP added three additional performance measures:

•	Efficiency ratio or other measures comparing all or certain expenses of the Company or the Bank, as the case may be, to revenue;

•	Return on tangible equity; and

•	Total shareholder return.
The amendment also clarified that non-recurring or extraordinary items, as determined under Generally Accepted Accounting Principles, “GAAP,” are to be disregarded by the committee when determining whether and to what extent performance measures are achieved. More information about the performance measures included in the LTIP and their use by the compensation committee may be found in “Proposal 4 - Approval of Section 162(m) Performance Measures Used Under The 2011 Long-Term Incentive Compensation Plan.”
Change in Control Provisions. Unless the compensation committee otherwise provides in an individual agreement, if a change in control (as defined in the LTIP) occurs, outstanding options vest and remain exercisable until they would otherwise expire in accordance with their terms. Any service period then applicable to restricted stock will be deemed satisfied and performance measures will be deemed achieved at target levels.
Amendment and Termination. Unless earlier terminated, the LTIP will terminate on the date of the Company’s 2021 annual meeting. Pending its termination, the board of directors may amend, modify or suspend the LTIP, in its discretion, except that shareholder approval of any amendment or modification must be obtained if required under applicable law or stock exchange rules. The compensation committee may amend the terms of any agreement evidencing an individual grant or award, in its discretion, except that consent is required if the amendment materially impairs the grant or award.
Federal Income Taxes
THE FOLLOWING IS A SUMMARY OF THE FEDERAL INCOME TAX CONSEQUENCES OF GRANTS AND AWARDS UNDER THE LTIP; IT DOES NOT SUMMARIZE THE STATE TAX OR FOREIGN TAX CONSEQUENCES. THE SUMMARY IS BASED UPON AUTHORITY IN EFFECT AS OF THE DATE OF THIS PROXY STATEMENT, WHICH IS SUBJECT TO CHANGE, AND IT SHOULD NOT BE RELIED UPON AS A COMPREHENSIVE DISCUSSION OF THE TAXATION OF GRANTS OR AWARDS.
Tax Consequences of Options. No income is recognized by the holder of an option at the time of grant. When an option, other than an ISO, is exercised the holder recognizes income in an amount equal to the difference between the fair market value of our common stock on the date of exercise and the exercise price. The sale of common stock acquired on the exercise of an option, other than an ISO, results in long-term or short-term capital gain depending upon the holding period of common stock following exercise.
When an ISO is exercised, no income is recognized by the holder, except that the difference between the fair market value of our common stock on the exercise date and the exercise price is a preference item for the purposes of the alternative minimum tax. When a holder sells common stock acquired on the exercise of an ISO, gain or loss will be treated as capital gain or loss, provided the sale occurs more than two years after the grant date and one year after the option exercise date. If the holding periods are not satisfied, the difference between the exercise price and the fair market value of the shares on the date of sale is treated as income.
Tax Consequences of Restricted Stock. No income is recognized when shares of restricted stock are awarded. When the shares vest and become transferable, a holder recognizes income in an amount equal to the fair market value of the shares. A holder may elect under Section 83(b) of the Internal Revenue Code to accelerate the taxation of the shares. If the election is made, a holder will recognize income in an amount equal to the fair market value of the shares on the date of award.. Any subsequent gain or loss realized on the sale of the stock will be short-term or long-term capital gain or loss depending upon the holding period of the stock.

Tax Consequences to the Company. When a holder recognizes income with respect to an option or restricted stock, we are entitled to a corresponding deduction, except that we are not entitled to a deduction with respect to ISOs, unless the applicable holding periods are not satisfied by the holder.
Required Vote
The affirmative vote by a majority of the votes cast at the annual meeting is required for the approval of the proposal to increase the number of shares available under the LTIP.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE 2011 LONG-TERM INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF AVAILABLE SHARES.
PROPOSAL 4 - APPROVAL OF SECTION 162(m) PERFORMANCE MEASURES USED UNDER THE 2011 LONG-TERM INCENTIVE COMPENSATION PLAN
You are being asked to approve the list of performance measures included in the LTIP, as amended, which will permit us to make grants and awards that are considered “performance-based” compensation within the meaning of Section 162(m) of the Internal Revenue Code, or “Section 162(m).” Section 162(m) disallows the Company’s Federal income tax deduction for aggregate compensation over $1 million paid in any fiscal year to our chief executive and four other highest paid officers. “Performance-based” compensation, as defined in Section 162(m), is excluded from the calculation. “Performance-based” compensation under the LTIP refers to a grant or award, the vesting and amount of which is contingent on the attainment of performance measures during a performance cycle, both of which are determined by the compensation committee at the time of grant or award.
Under Section 162(m), the performance measures used by the compensation committee must be approved by our shareholders. The approval of the LTIP at our 2011 Annual Meeting acted as an approval of the performance measures included in the plan. The performance measures must be approved by our shareholders every five years, or at the 2016 Annual Meeting.
If the performance measures are not approved, the compensation committee intends to continue making grants and awards under the LTIP subject to performance measures, but grants and awards made to our chief executive and four other highest paid officers will not be considered “performance-based” and will not be deductible in any year the aggregate compensation paid to any such officer exceeds $1 million.
Performance Measures
A list of the performance measures included in our LTIP, as amended, for which we are now requesting shareholder approval, is below:

•	Earnings per share, whether or not calculated on a fully diluted basis;

•	Earnings before interest, taxes, or other adjustments;

•	Return on equity, return on investment, return on invested capital, or return on assets;

•	Appreciation in the price of common stock, whether with or without consideration of reinvested dividends;

•	As to the Company or the Bank, net profit margin or increase in income, whether net income, net interest income, or otherwise;

•	As to the Company, the Bank, or any region, unit, division, or profit center of the Company or the Bank, growth in income or revenue, whether net or gross, or growth in market share;

•
As to the Bank or any region, unit, division, or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowance as a percentage of nonperforming assets, or growth in loans or deposits or change in capital ratios;

•
Mergers, acquisitions, sales of assets of affiliates or business units; the development of business units or lines of business; or the implementation of other items included in the Company’s or the Bank’s strategic plan;

•	Efficiency ratio or other measures comparing all or certain expenses of the Company or the Bank, as the case may be to revenue;

•	Return on tangible equity; and

•	Total shareholder return.
When it makes grants and awards under the LTIP that are intended to be performance-based under Section 162(m), the compensation committee designates a performance cycle, performance measures from the shareholder-approved list of performance measures, and threshold, target, and superior levels of performance. At the end of the cycle, the committee determines performance and payouts; the LTIP, as amended, requires that any non-recurring or extraordinary items, as determined under GAAP, will be disregarded when determining performance. If, in the discretion of the committee, payouts will result in compensation at levels that are inconsistent with our executive compensation program, the committee may exercise “negative” discretion to reduce payouts.
A summary of the material terms of our LTIP, as amended by Amendment No. 1 thereto, may be found under Proposal 3 - Amendment of 2011 Long-Term Incentive Compensation Plan to Increase Available Shares, which is qualified in its entirety by the terms of the LTIP including Amendment No. 1 thereto, both of which are attached to this proxy as Exhibit A. A further description of how the use of performance measures advances the objectives of our executive compensation program may be found in the CD&A under the heading “Compensation Overview”.
Required Vote
The affirmative vote by a majority of the votes cast at the annual meeting is required for the approval of the Section 162(m performance measures. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE SECTION 162(m) PERFORMANCE MEASURES.
PROPOSAL 5 - AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Background
Our Articles of Incorporation currently authorize the issuance of up to 75,000,000 shares of common stock, as well as 5,000,000 shares of preferred stock. At the annual meeting, we are asking our shareholders to approve and adopt a proposal to amend our Articles of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 75,000,000 shares to 150,000,000 shares, which we refer to as the “Authorized Shares Amendment.” At its January 2016 board meeting, the board approved, and recommended that our shareholders approve, the Authorized Shares Amendment.
The Authorized Shares Amendment, if approved, will amend Article Fourth of the Company’s Articles of Incorporation by replacing “Seventy-Five Million (75,000,000)” with “One Hundred Fifty Million (150,000,000).” The Authorized Shares Amendment will not become effective until Articles of Amendment are filed with the Secretary of State of Mississippi. If the Authorized Shares Amendment is approved, we intend to make this filing promptly after the annual meeting.
If our shareholders do not approve the Authorized Shares Amendment, the total number of shares of common stock authorized for issuance will remain at 75,000,000 shares of common stock.
Reason for the Increase in the Number of Authorized Shares of Common Stock
As of the date of this proxy statement, 40,296,763 shares of common stock were outstanding and an additional 1,739,623 shares were either issuable pursuant to outstanding options or reserved for future grants and awards under the LTIP and our other employee benefit plans (the number of shares reserved assumes that shareholders approve the proposal to amend to the LTIP to increase the number of shares of our common stock available for grant or award thereunder). Therefore, approximately 32,963,614 shares of our common stock remain available for issuance.
The board believes that it is in the best interests of the Company and our shareholders to have a greater number of shares of common stock authorized in order to give us the flexibility to issue shares of common stock in connection with future stock dividends, public and private equity financings, mergers and other expansion opportunities and for other general corporate purposes. The board has determined that the number of authorized shares of common stock currently available for issuance may not be sufficient for our future needs. Increasing the number of authorized shares now will avoid the possible delays and significant expense of calling and holding a special meeting of shareholders at a later date to approve an increase in the number of authorized shares. The board believes that the increased number of authorized shares will enhance our ability to promptly respond to acquisition, financing and other opportunities.
Although the Company has filed a shelf registration statement on Form S-3, which includes the registration of various securities, including our common stock, that we may offer and sell in the future, the Company has no present plan, agreement or understanding involving the issuance of its common stock, except for shares required or permitted to be issued under the LTIP and other employee benefit plans or upon the exercise of outstanding stock options. It is possible, however, that merger and acquisition opportunities involving the issuance of shares of common stock will develop. It is also possible that an increase in the market price of the Company’s common stock, and conditions in capital markets in general, may make a stock dividend, a stock split or a public or private offering of the Company’s common stock desirable. The proposed increase in authorized common stock would provide the board of directors with greater flexibility to declare stock dividends in the future or to otherwise respond to corporate opportunities.
Effects of the Proposal
The approval of the Authorized Shares Amendment will result in an additional 75,000,000 shares of common stock available for issuance. Authorized but unissued shares of the Company’s common stock, including shares of common stock covered by this proposal, are issuable at such times, for such purposes and for such consideration (cash or otherwise) as the board of directors may determine to be appropriate without further authority from or approval by the shareholders of the Company, except as may be required by applicable law, rules or regulations and the Nasdaq Marketplace Rules. For example, both the Mississippi Business Corporation Act and the Nasdaq Marketplace Rules require prior shareholder approval of a share issuance in connection with a merger where the number of shares proposed to be issued would exceed 20% of the voting power of the Company immediately prior to the merger.
The additional shares of the Company’s common stock authorized by the Authorized Shares Amendment will be part of the existing class of our common stock and thus will have the same rights and privileges as each share of common stock currently authorized or outstanding. These additional shares will not have any effect on the rights of present shareholders. However, because shareholders do not have preemptive rights (that is, the right to have the first chance to purchase shares in future stock issuances), the issuance of additional authorized shares in the future, other than through a proportional issuance such as a stock dividend, will have a dilutive effect on shareholders’ interests with respect to earnings per share, voting, liquidation value and book and market value per share.
Possible Anti-Takeover Effects of the Proposal
An increase in the authorized number of shares of common stock and the issuance of the shares may also have the effect of delaying or preventing a change in control of the Company. Shares of authorized and unissued common stock could be issued (within the limits imposed by applicable law) in one or more transactions which would make a change in control of the Company more difficult and therefore less likely. Any issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock and could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company or to remove incumbent management.
The Authorized Shares Amendment is not in response to any effort by an outside party to accumulate Company common stock, nor is the Company aware of any such effort. Further, it is not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt. The Authorized Shares Amendment is not part of a plan by the Company to adopt a series of anti-takeover measures nor does the Company have any present intention of proposing the adoption of anti-takeover measures in the future.
There are also existing anti-takeover provisions included in our Articles of Incorporation and Bylaws, which are summarized below:

•
The Company’s board of directors is divided into three classes, with the terms of the directors in each class expiring over a three-year period. A staggered board may have the effect of making it more difficult for a third party to acquire control of the Company by limiting the number of directors the third party can replace at any one meeting of shareholders.

•
The Company’s Articles of Incorporation contain a “fair price” provision. This provision requires the approval by the holders of not less than 80% of the Company’s outstanding common stock, and the approval of the holders of not less than 67% of the Company’s outstanding common stock held by shareholders other than a “controlling party” (defined to mean a shareholder owning or controlling 20% or more of the Company’s outstanding stock at the time of the proposed transaction), of any merger, a sale or lease of all or substantially all of the Company’s assets, or any other business combination transaction involving the controlling party. The elevated approval requirements do not apply if (1) the proposed transaction is approved by a majority of the board of directors or (2) certain minimum price requirements relating to the merger consideration to be received by the Company’s shareholders are met. The “fair price” provision makes it more difficult for a third party to obtain approval of a business combination transaction.

•
Under our Articles of Incorporation, the board of directors is authorized to issue, without any further approval from our shareholders, a series of preferred stock with the designations, preferences and relative participating, optional or other special rights, and the qualifications, limitations or restrictions, as the board determines in its discretion. This authorization may operate to provide anti-takeover protection because, in the event of a proposed merger, tender offer or other attempt to gain control of us that the board of directors does not believe is in the Company’s or its shareholders’ best interests, the board has the ability to quickly issue shares of preferred stock with certain rights, preferences and limitations that could make the proposed takeover attempt more difficult to complete. Such preferred stock may also be used in connection with the issuance of a shareholder rights plan, sometimes called a “poison pill.”

•
The Company’s Bylaws provide that a shareholder may not call a special meeting of shareholders unless such shareholder owns at least 50% of the Company’s issued and outstanding stock. This requirement makes it more difficult for a third-party acquiror to call a shareholders’ meeting to vote on corporate matters.

Required Vote
The affirmative vote by a majority of the votes cast at the annual meeting is required for the approval of the Authorized Shares Amendment. Abstentions and broker non-votes will not be counted as votes cast for or against the proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AUTHORIZED SHARES AMENDMENT.
PROPOSAL 6 - RATIFICATION OF THE APPOINTMENT OF HORNE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2016
We are asking our shareholders to ratify the selection of HORNE LLP as our independent registered public accountants for 2016. Although current law, rules and regulations, as well as the charter of the audit committee, require the audit committee to engage, retain and supervise our independent registered public accountants, we view the selection of the independent registered public accountants as an important matter of shareholder concern and thus are submitting the selection of HORNE LLP for ratification by shareholders as a matter of good corporate practice.
Required Vote
The affirmative vote by a majority of the votes cast at the annual meeting is required for the ratification of the appointment of HORNE LLP as our independent registered public accountants. If our shareholders fail to ratify this appointment, the audit committee will reconsider whether to retain HORNE LLP and may retain that firm or another firm without resubmitting the matter to our shareholders. Even if the appointment is ratified, the audit committee may, in its discretion, direct the appointment of a different independent registered public accountant at any time during the year if it determines that such change would be in our best interests and in the best interests of our shareholders.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF HORNE LLP AS OUR INDEPENDENT REGISTER PUBLIC ACCOUNTANTS FOR 2016.
SHAREHOLDER PROPOSALS FOR THE 2017 ANNUAL MEETING
At the annual meeting each year, the board of directors submits to shareholders its nominees for election as directors. In addition, the board may submit other matters to the shareholders for action at the annual meeting. Shareholders may also submit proposals for action at the annual meeting.
Proposals for Inclusion in Our Proxy Statement
Shareholders interested in submitting a proposal for inclusion in our proxy materials for the 2017 Annual Meeting of Shareholders may do so by following the procedures described in Rule 14a-8 of the Exchange Act. If the 2017 annual meeting is held within 30 days of April 26, 2016, shareholder proposals must be received by E. Robinson McGraw at 209 Troy Street, Tupelo, Mississippi 38804-4827, no later than the close of business on November 16, 2016, in order for such proposals to be considered for inclusion in the proxy statement and form of proxy relating to such meeting.
Proposals to be Introduced at the 2017 Annual Meeting
For any shareholder proposal to be presented in connection with the 2017 Annual Meeting of Shareholders but without inclusion in our proxy materials, including any proposal relating to the nomination of an individual to be elected to the board of directors, a shareholder must give timely written notice thereof in writing to the Secretary in compliance with the advance notice and eligibility requirements contained in our Bylaws. To be timely, a shareholder’s notice must be delivered to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827 not less than 90 days nor more than 120 days prior to the first anniversary of the immediately preceding year’s annual meeting. If, however, the date of the annual meeting is advanced by more than 30 days or delayed by more than 90 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of such meeting. The notice must contain information specified in our Bylaws about each nominee or the proposed business and the shareholder making the nomination or proposal.
Under our Bylaws, based upon the meeting date of April 26, 2016 for the 2016 Annual Meeting of Shareholders, a qualified shareholder intending to introduce a proposal or nominate a director at the 2017 Annual Meeting of Shareholders but not intending the proposal to be included in our proxy materials must give written notice to our Secretary not earlier than the close of business on December 28, 2016 and not later than the close of business on January 27, 2017.
The advance notice provisions in our Bylaws also provide that in the case of a special meeting of shareholders called for the purpose of electing one or more directors, a shareholder may nominate a person or persons (as the case may be) for election to such position if the shareholder’s notice is delivered to the Secretary at the above address not earlier than the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to the special meeting or, if public announcement of the date of such meeting is made less than 120 days in advance, the 10th day following the date of the first public announcement of the date of the special meeting and of the nominees proposed by the board of directors to be elected at such meeting.
The specific requirements of our advance notice and eligibility provisions are set forth in Article III, Section 9 of our Bylaws, a copy of which is available upon request. Such requests and any shareholder proposals should be sent to the Secretary at 209 Troy Street, Tupelo, Mississippi 38804-4827.
OTHER MATTERS
As of the date of this proxy statement, management was unaware of any other matters to be brought before the annual meeting other than those set forth herein. However, if any other matters are properly brought before the annual meeting, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their best judgment.
AVAILABILITY OF ANNUAL REPORT ON FORM 10-K
Upon written request of any record holder or beneficial owner of shares entitled to vote at the annual meeting, we will provide, without charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2015. Requests should be mailed to John S. Oxford, Vice President and Director of External Affairs, 209 Troy Street, Tupelo, Mississippi 38804-4827. You may also access our Annual Report on Form 10-K on our Internet website, www.renasant.com.
By Order of the Board of Directors
E. Robinson McGraw
Chairman of the Board,
President and Chief Executive Officer

Exhibit A

RENASANT CORPORATION
2011 LONG TERM INCENTIVE COMPENSATION PLAN

RENASANT CORPORATION
2011 LONG-TERM INCENTIVE COMPENSATION PLAN

Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi (the “Company”), hereby establishes the 2011 Long-Term Incentive Compensation Plan to provide flexibility to the Company in connection with its compensation practices and to attract, retain and motivate officers, executives and other key employees through the grant or award of equity and compensation (the “Plan”).
1.    PRIOR PLAN:
This Plan is intended to replace the Company’s 2001 Long-Term Incentive Compensation Plan (the “Prior Plan”). As of October 8, 2011 (the “Expiration Date”), the Prior Plan shall expire in accordance with its terms, and no further grants or awards shall be made thereunder. Grants and awards made under the Prior Plan as of such date shall remain outstanding and in effect until exercised, matured, expired or otherwise forfeited in accordance with their terms.
2.    DEFINITIONS:
2.1    Affiliate means an entity in which the Company owns, directly or indirectly, at least 50% of the combined voting power of the entity’s outstanding voting securities, including Renasant Bank (the “Bank”).
2.2    Board or Board of Directors means the Board of Directors of the Company.
2.3    Cause, unless otherwise defined in an employment, severance or similar agreement between a Participant and the Company or an Affiliate, means that a Participant has:

a.
Committed an intentional act of fraud, embezzlement or theft in the course of employment or otherwise engaged in any intentional misconduct which is materially injurious to the Company’s or an Affiliate’s financial condition or business reputation;

b.
Committed intentional damage to the property of the Company or an Affiliate or committed intentional wrongful disclosure of confidential information materially injurious to the Company’s or an Affiliate’s financial condition;

c.	Been indicted for the commission of a felony or a crime involving moral turpitude;

d.	Willfully and substantially refused to perform the essential duties of his or her position, which has not been cured within 30 days following written notice by the Company;

e.
Intentionally, recklessly, or negligently violated any material provision of any code of ethics, code of conduct or equivalent code or policy of the Company or its Affiliates applicable to him or her; or

f.
Intentionally, recklessly, or negligently violated any material provision of the Sarbanes-Oxley Act of 2002 or any of the rules adopted by the Securities and Exchange Commission implementing any such provision.

The Committee, in its discretion, shall determine whether any Separation From Service is on account of Cause; provided that no act or failure to act on the part of a Participant will be deemed “intentional” if it was due primarily to an error in judgment, but will be deemed “intentional” only if done or omitted to be done by a Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company or an Affiliate.
2.4    Change in Control, unless otherwise defined in an employment, severance or similar agreement between the Company or an Affiliate and a Participant, means and shall be deemed to occur upon a Change in Equity Ownership, a Change in Effective Control, a Change in the Ownership of Assets or a Change by Merger. For this purpose:

a.
A “Change in Equity Ownership” means that a person or group acquires, directly or indirectly in accordance with Code Section 318, more than 50% of the aggregate fair market value or voting power of the capital stock of the Company, including for this purpose capital stock previously acquired by such person or group; provided, however, that a Change in Equity Ownership shall not be deemed to occur hereunder if, at the time of any such acquisition, such person or group owns more than 50% of the aggregate fair market value or voting power of the Company’s capital stock.

b.
A “Change in Effective Control” means that (i) a person or group acquires or has acquired during the immediately preceding 12-month period ending on the date of the most recent acquisition by such person or group, directly or indirectly in accordance with Code Section 318, ownership of the capital stock of the Company possessing 35% or more of the total voting power of the Company, or (ii) a majority of the members of the Board of Directors of the Company is replaced during any 12-month period, whether by appointment or election, without endorsement by a majority of the members of the Board prior to the date of such appointment or election.

c.
A “Change in the Ownership of Assets” means that any person or group acquires, or has acquired in a series of transactions during the immediately preceding 12-month period ending on the date of the most recent acquisition, all or substantially all of the assets of the Company.

d.
A “Change by Merger” means that the Company shall consummate a merger or consolidation or similar transaction with another corporation or entity, unless as a result of such transaction, more than 50% of the then outstanding voting securities of the surviving or resulting corporation or entity shall be owned in the aggregate by the former shareholders of the Company and the voting securities of the surviving or resulting corporation or entity are owned in substantially the same proportion as the common stock of the Company was beneficially owned before such transaction.

2.5    Code means the Internal Revenue Code of 1986, as amended.
2.6    Committee means the persons appointed in accordance with the provisions of Section 5.1 hereof to administer this Plan.
2.7    Common Stock means $5.00 par value Common Stock issued by the Company.
2.8     Disability means that a Participant, by reason of a medically determinable physical or mental impairment that can be expected to result in death or last for a continuous period of not less than 12 months (a) has been receiving income replacement benefits for a period of not less than three months under a separate long-term disability plan or policy maintained by the Company or an Affiliate, or (b) is unable to engage in any substantial gainful employment as determined by the Committee.
2.9    Employee means a common law employee of the Company and/or its Affiliates, including officers and directors, determined in accordance with the Company’s standard personnel policies and practices, but excluding individuals who are classified by the Company as leased or otherwise employed by a third party, independent contractors or intermittent or temporary employees, even if any such classification is modified by audit, administrative proceeding, litigation or otherwise.
2.10    Exchange Act means the Securities Exchange Act of 1934, as amended, including any rule, regulation or interpretation promulgated thereunder.
2.11.    Exercise Price means the per share price at which an Option may be exercised.
2.12    Fair Market Value means the closing sales price of a share of Common Stock as reported on The NASDAQ Global Select Market Composite Transactions on the date as of which value is being determined hereunder or, if no sales occurred on such date, the immediately preceding date on which there were such sales. If Common Stock shall cease to be reported or otherwise actively traded on an established market, the Committee shall designate an alternative method of determining value consistent with generally accepted valuation principles and methods.
2.13    Grant Date means the date on which an Option is granted hereunder.
2.14    Incentive means a right to purchase or receive shares of Common Stock in accordance with the terms of this Plan. An Incentive may be granted or awarded in the form of Options, Restricted Stock or a combination thereof.
2.15    Incentive Agreement means a written agreement between the Company and a Participant evidencing the grant or award of an Incentive hereunder.
2.16    Incentive Stock Option or ISO means an Option that meets the requirements of Code Section 422 and is granted in accordance with Section 6.2 hereof.
2.17    Non-Qualified Option means an Option that is granted in accordance with the terms of Section 6.1 hereof and is not intended to be an ISO.
2.18    Option means an Incentive Stock Option or a Non-Qualified Option.
2.19    Participant means an Employee who is granted or awarded an Incentive under this Plan.
2.20    Performance Cycle means the period designated by the Committee during which designated Performance Objectives shall be obtained.
2.21    Performance Objectives means the criteria designated by the Committee to be achieved during a designated Performance Cycle, as more fully set forth in Section 8 hereof.
2.22    Plan means this 2011 Long-Term Incentive Compensation Plan, as the same may be modified, amended or restated from time to time.
2.23    Restricted Stock means an award of Common Stock subject to restrictions on transfer or forfeiture conditions made in accordance with Section 7 hereof.

2.24    Retirement or Retire means, unless otherwise defined in an Incentive Agreement, a Participant’s Separation from Service on or after the attainment of age 55 and completion of ten years of service, other than on account of Cause.
2.25    Separation Date or Separation From Service or words of similar import means the later of the date on which (a) a Participant’s employment with the Company and its Affiliates ceases, or (b) the Company and such Participant reasonably anticipate that he or she will perform no further services for the Company and its Affiliates, whether as a common law employee or independent contractor. Notwithstanding the foregoing, a Participant may be deemed to have Separated From Service if he or she continues to provide services to the Company or an Affiliate after a separation event or other change in status, whether as an employee or an independent contractor, provided such continuing services are not more than 20% of the average level of services performed by such Participant during the 36-month period immediately preceding such separation event or change.
3.    ADOPTION; RESERVATION OF SHARES; OTHER LIMITATIONS:
3.1    Adoption and Effective Date. This Plan shall be effective upon its approval by a majority of the Company’s shareholders in accordance with applicable law (the “Effective Date”).
3.2    Duration. This Plan shall commence on its Effective Date and shall remain in effect until all Incentives have been satisfied by the issuance of shares of Common Stock or have expired or have otherwise terminated or forfeited and all restrictions or Performance Objectives imposed on shares of Common Stock have been satisfied or lapsed. In no event shall Incentives be granted or awarded hereunder more than ten years after the Effective Date.
3.3    Number and Type of Shares. Subject to adjustment as provided herein, the number of shares of Common Stock that shall be available for issuance under the Plan shall not exceed an aggregate of 737,600 shares, consisting of 600,000 shares newly-reserved hereunder and a maximum of 137,600 shares previously reserved for issuance under the Prior Plan, but not issued or reserved for issuance as of its Expiration Date. Common Stock issued in connection with the grant or award of an Incentive may be authorized and unissued shares, issued shares held as treasury shares or shares acquired on the open market or through private purchase.
3.4    Calculation of Available Shares. The number of shares available for grant, award, transfer or issuance under the Plan shall be reduced by the number of shares actually granted, awarded, transferred or issued hereunder; provided that the number of available shares shall be increased:

a.	By the number of shares of Common Stock covered by Incentives that expire, are forfeited, lapse or are otherwise canceled; and

b.	By the number of shares of Common Stock tendered to or withheld by the Company in satisfaction of the Exercise Price of an Option or to satisfy a tax withholding obligation.
3.5    Adjustment. Upon the consummation of a merger, consolidation or reorganization of the Company with another entity there shall be substituted for each of the shares of Common Stock then subject to the Plan the number and kind of shares of stock or other securities to which the holders of Common Stock are entitled in such transaction. In the event of any recapitalization, stock dividend, stock split or reverse stock split, combination of shares or other change in the number of shares of Common Stock then outstanding for which the Company does not receive consideration, the number of shares of Common Stock then subject to the Plan shall be adjusted in proportion to the change in outstanding shares of Common Stock resulting from such reorganization, dividend or split. In the event of any such substitution or adjustment, the Exercise Price of any Option, the Performance Objectives applicable to any Incentive, and the number of shares of Common Stock issuable pursuant to any Incentive shall be adjusted to the extent necessary to prevent the dilution or enlargement thereof.
3.6     Additional Limitations. Notwithstanding any provision of the Plan to the contrary:

a.
The aggregate number of shares of Common Stock that may be covered by Options granted in the form of ISOs shall be 400,000; to the extent required under Code Section 422, such amount shall not be increased as a result of any change in available shares on account of Section 3.4 hereof;

b.
The maximum number of shares of Common Stock covered by Options granted to an individual during any calendar year shall not exceed an aggregate of 150,000 shares, which amount shall not be increased as a result of any change in available shares on account of Section 3.4 hereof; and

c.
The maximum number of shares of Common Stock that may be awarded to an individual during any calendar year in the form of Restricted Stock shall not exceed an aggregate of 75,000 shares, which amount shall not be increased as a result of any change in the available shares on account of Section 3.4 hereof.

4.    PARTICIPATION:
Employees of the Company and its Affiliates shall be eligible to receive Incentives under this Plan, when designated by the Committee. Employees may be designated for participation hereunder individually or by groups or categories, in the discretion of the Committee.
5.    ADMINISTRATION:
5.1    Composition of the Committee. The Plan shall be administered by a committee appointed by the Board of Directors consisting of not less than two persons who shall serve until their resignation or removal and who shall ordinarily be the Compensation Committee of the Board; provided, however, that the Board may act in lieu of the Committee as to any matter hereunder and any grant or award of an incentive by the Committee may be made subject to ratification or approval by the Board. When so acting, the Board shall function as the Committee and possess all power and authority granted to the Committee hereunder.
5.2    Power and Authority of the Committee. In addition to the power and authority set forth elsewhere in this Plan, the Committee shall have the discretionary power and authority to: (a) designate Employees as Participants hereunder; (b) grant or award Incentives, including the determination of the specific terms and conditions thereof; (c) approve one or more forms of Incentive Agreements and any material amendments or modifications thereto; (d) construe and interpret the provisions of the Plan, any Incentive Agreement or other form or agreement related thereto; (e) establish, adopt and construe rules, regulations, and procedures relating to the Plan; (f) accelerate any service-related vesting period or, subject to the provisions of Section 6 hereof, extend the exercise period applicable to any Incentive granted or awarded hereunder; (g) delegate to the appropriate officers and employees of the Company the power and authority to take such administrative or ministerial actions as may be necessary or appropriate hereunder; and (h) make any other determination which it believes necessary or advisable for the proper administration of the Plan.
Decisions, interpretations and actions of the Committee concerning matters related to the Plan shall be final and conclusive on the Company, its Affiliates and Participants and their beneficiaries or heirs. The Committee may make grants or awards or other determinations hereunder selectively on a non-uniform basis among Participants, whether or not such Participants are similarly situated.
5.3    Limitations on Grants and Awards. Notwithstanding any provision of this Plan to the contrary and unless otherwise permitted under applicable law or rules and regulations:

a.
To the extent that a grant or award hereunder is intended to be an exempt transaction under Rule 16b-3 promulgated under the Exchange Act, each acting member of the Committee shall be a “non-employee director” within the meaning of such rule;

b.
To the extent that a grant or award hereunder is intended to constitute “performance-based compensation” within the meaning of Code Section 162(m), the Performance Objectives and Performance Cycle applicable to such Incentive shall be determined by the members of the Committee who are “outside directors” within the meaning of such section; and

c.
To the extent that a grant or award hereunder is made to a named executive officer of the Company, such grant or award shall be made solely by the members of the Committee who are deemed “independent directors” within the meaning of Section 5605(a)(2) of the NASDAQ Stock Market Rules.

6.    OPTIONS:
6.1    Grant of Options. The Committee may grant Options to such Participants as it may designate, from time to time, subject to the following:

a.	The per share Exercise Price of any Option granted hereunder shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date;

b.	The number of shares of Common Stock covered by an Option shall be designated by the Committee on the Grant Date;

c.	The term of each Option shall be determined by the Committee, but shall not be longer than ten years, measured from the Grant Date; and

d.	The exercise of an Option granted hereunder shall be subject to such vesting, Performance Objectives or other conditions as the Committee deems appropriate.
6.2    Incentive Stock Options. Subject to the provisions of Section 3.6 hereof, the Committee may designate an Option granted hereunder as an Incentive Stock Option, which grant, in addition to the provisions of Section 6.1 hereof, shall be subject to the following:

a.
No ISO shall be granted to an individual Participant hereunder if the aggregate Fair Market Value of Common Stock with respect to which such ISO is first exercisable during any calendar year, whether under this Plan or any other plan of the Company and its Affiliates, exceeds $100,000;

b.
No ISO shall be granted to any Participant who owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company, as determined in accordance with Code Section 424, unless the exercise price of such option is not less than 110% of Fair Market Value, determined on the Grant Date and the expiration date of such Option is five years measured from the Grant Date; and

c.	An ISO granted hereunder shall be subject to such additional terms and conditions as the Committee deems necessary or advisable, consistent with the provisions of Code Section 422.
An ISO granted hereunder shall automatically be deemed a Non-Qualified Option to the extent that the requirements imposed hereunder or under Code Section 422 are not satisfied, whether with respect to the grant or exercise of such Option or the disposition of Common Stock acquired upon the exercise thereof.
6.3    Manner of Exercise; Issuance of Common Stock. An Option shall be exercised, in whole or in part, by providing notice to the Company, specifying the number of shares of Common Stock to be purchased and accompanied by the full Exercise Price for such shares. The Exercise Price shall be payable in the form of cash, including cash equivalents, by delivery of shares of Common Stock previously acquired by the Participant, regardless of the Participant’s holding period with respect thereto, by the withholding of shares otherwise issuable upon exercise, by combination thereof or in such other manner as may be authorized, from time to time, by the Committee. Common Stock tendered in payment of the Exercise Price or withheld in consideration of such price shall be valued at Fair Market Value as of the date of exercise thereof.
Unless otherwise provided by the Committee in an Incentive Agreement, a Participant may exercise Options and contemporaneously sell the shares of Common Stock acquired thereby pursuant to a brokerage or similar arrangement, provided that the proceeds thereof are applied to the payment of the Exercise Price of the shares.
As soon as practicable after the receipt of written notification or exercise and payment of the option price in full, the Committee shall cause the Company to deliver to the Participant, registered in the Participant’s name, shares of Common Stock in the appropriate amount, whether certificated or issued in book entry form.
6.4    Rights as Stockholder. Prior to the issuance of shares of Common Stock upon the exercise of an Option, a Participant shall have no rights as a stockholder with respect to the shares subject to such Option.
6.5    Effect of Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement, Options granted hereunder shall be exercisable only while a Participant is an Employee; thereafter, Options shall be exercisable, to the extent vested and exercisable as of the Participant’s Separation Date, until the earlier of the date on which any such Option would otherwise expire or:

a.	The one-year period following the date of the Participant’s death or Disability, but by the Participant’s estate or heirs;

b.	The three-year period following the Participant’s Retirement; or

c.	The 30-day period following a Participant’s Separation From Service for any other reason, except Cause.
If a Participant’s Separation From Employment is on account of Cause, then notwithstanding any provision of this Plan or any form or agreement to the contrary, Options granted hereunder, whether or not then vested, shall be deemed canceled and forfeited as of such Participant’s Separation Date, without the requirement of notice or the payment of compensation.
7.    RESTRICTED STOCK:
7.1    General Provisions. The Committee may award shares of Restricted Stock to such Participants as it may designate, from time to time, subject to the following terms and conditions:

a.	The number of shares of Restricted Stock issued to any such Participant hereunder shall be determined by the Committee at the time of award;

b.	The Committee shall determine the consideration to be paid for such stock, if any;

c.
Shares of Restricted Stock awarded hereunder shall be subject to such terms, conditions and restrictions as the Committee, in its discretion, may determine, including, without limitation, the performance of services (collectively, “Vesting Restrictions”);

d.
The Committee shall designate the period during which Vesting Restrictions shall be and remain in force and effect, but in no event shall such period be less than 12 months (the “Forfeiture Period”); and

e.
Unless otherwise provided by the Committee in an Incentive Agreement, during the Forfeiture Period, shares of Restricted Stock awarded hereunder shall not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, whether voluntarily or involuntarily.

An award of Restricted Stock hereunder may be evidenced in book entry form or certificated, in the discretion of the Committee; provided that pending the lapse of the Forfeiture Period, any such shares shall bear such legends as the Committee, in its sole discretion, shall deem necessary or appropriate. The Committee, in its discretion, may additionally require that shares of Restricted Stock registered in the name of the Participant be deposited, together with a stock power endorsed in blank, with the Company pending the lapse of such period.
7.2    Lapse of Restrictions. The Committee shall notify an affected Participant at the end of each Forfeiture Period as to the number of shares of Common Stock with respect to which Vesting Restrictions have lapsed. Unless otherwise provided by the Committee in an Incentive Agreement, a certificate representing the number of shares of Common Stock with respect to which such lapse has occurred shall then be delivered to each affected Participant free of restriction, or the Committee may cause such shares to be delivered in book entry form.
7.3     Shareholder Rights. Subject to any restrictions or limitations imposed by the Committee in an Incentive Agreement or as otherwise provided by the Committee in any such agreement, each Participant receiving an award of Restricted Stock hereunder shall have the full voting rights of a stockholder with respect to such shares during any Forfeiture Period and dividends paid in cash or property with respect to the underlying shares of Common Stock subject to such award shall be paid to the Participant currently.
7.4    Effect of Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement, if a Participant Separates From Service before the end of any Forfeiture Period:

a.
If such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, Vesting Restrictions imposed hereunder shall be deemed lapsed as to the number of shares of Restricted Stock determined by multiplying the number of shares subject to award by a fraction, the numerator of which is the number of days in such period prior to the Participant’s Separation Date, and the denominator of which is the total number of days in such period.

b.	If such separation is for any reason not otherwise specified in subparagraph (a) hereto, shares of Restricted Stock shall be deemed canceled and forfeited as of such Participant’s Separation Date.
8.    PERFORMANCE OBJECTIVES:
8.1    Performance Objectives. Performance Objectives established by the Committee may relate to one or more of the following:

a.	The Company’s earnings per share, whether or not calculated on a fully diluted basis;

b.	The Company’s earnings before interest, taxes or other adjustments, including adjustments for extraordinary or non-recurring items;

c.	The Company’s return on equity, return on investment, return on invested capital or return on assets;

d.	Appreciation in the price of Common Stock, whether with or without consideration of reinvested dividends;

e.	As to the Company or the Bank, net profit margin or increase in income, whether net income, net interest income or otherwise;

f.	As to the Company, an Affiliate, or any region, unit, division or profit center of the Company or an Affiliate, growth in income or revenue, whether net or gross, or growth in market share;

g.
As to the Bank or any region, unit, division or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowances as a percentage of nonperforming assets, or growth in loans or deposits or change in capital ratios; and

h.
Mergers, acquisitions, sales of assets of Affiliates or business units or the development of business units or lines of business or the implementation of other items included in the Company’s or the Bank’s strategic plan.

Such objectives may relate to the absolute performance of the Company or its Affiliates or the performance of the Company or any Affiliate may be compared to a designated peer group or index. Such objectives may further be expressed with respect to a single Participant or to a group of Participants or Employees.
8.2    Determination of Performance Objectives and Performance Cycle. The Committee, in its discretion, may impose Performance Objectives as a condition of the grant or award of any Incentive hereunder, such objectives to be achieved during the Performance Cycle determined by the Committee. The Committee shall establish such Performance Objectives and designate such Performance Cycle as of the Grant Date or other time of award and shall include a description of such objectives in each affected Incentive Agreement.
8.3    Adjustment of Objectives. Performance Objectives may be changed, adjusted or waived during the Performance Cycle, in the discretion of the Committee; provided that if such objectives are intended to constitute performance-based compensation within the meaning of Code Section 162(m), the Committee shall have no discretion (a) to increase the number of shares due upon the attainment of Performance Objectives, or (b) to waive all or any portion of any applicable Performance Objectives imposed as a condition of the receipt of any Incentive hereunder.
8.4    Separation From Service. Unless otherwise provided by the Committee in an Incentive Agreement and not withstanding any provision of this Plan to the contrary, if a Participant Separates From Service before the end of any Performance Cycle:

a.
If such separation is on account of Retirement, death, Disability or involuntary termination, other than on account of Cause, Performance Objectives shall be deemed satisfied as to the number of Incentives determined by multiplying the number of shares covered by such Incentive with respect to which such objectives are satisfied at the end of the Performance Cycle by a fraction (i) the numerator of which is the number of days in such cycle prior to the Participant’s Separation Date, and (ii) the denominator of which is the total number of days in such cycle.

b.
If such separation is for any reason not otherwise specified in subparagraph (a) hereto, Incentive then subject to Performance Objectives shall be deemed canceled and forfeited as of such Participant’s Separation Date.

If an Incentive is subject to the attainment of Performance Objectives and Vesting Restrictions, the provisions of this Section 8.4 shall be applied in the event of a Participant’s Separation From Service.
9.    GENERAL PROVISIONS:
9.1    Amendment. The Board of Directors may amend, modify or suspend this Plan at any time. Any such action may be taken without the approval of the Company’s shareholders, but only to the extent that shareholder approval is not (a) required under applicable law or by any listing agency, or (b) under Code Section 162(m) or Code Section 422. No such amendment, modification or suspension of the Plan shall materially impair the terms and conditions of any Incentive granted or awarded hereunder without the consent of each affected Participant.
The Committee or the Board, as the case may be, shall possess the authority to amend the terms of any Incentive Agreement hereunder; provided that no such amendment shall materially impair any Incentive without the consent of each affected Participant.
Notwithstanding any provision of this Plan to the contrary, neither the Company, the Committee nor the Board of Directors shall, without the approval of the Company’s shareholders:
a.    Amend any outstanding Option to reduce the Exercise Price thereof; or

b.	Cancel and exchange an outstanding Option for cash, other Incentives or for other Options with a lesser Exercise Price;
provided that the foregoing limitations shall not apply in connection with any corporate transaction involving the Company, including, without limitation, any transaction contemplated under Section 3.5 hereof.
9.2    Transferability of Incentives. No Incentive granted hereunder shall be transferred, pledged, assigned, hypothecated, alienated or otherwise encumbered or sold by the holder thereof, whether by operation of law or otherwise, and whether voluntarily or involuntarily (except in the event of the holder’s death by will or the laws of descent and distribution) and neither the Committee nor the Company shall be required to recognize any attempted assignment of such rights by any Participant. During a Participant’s lifetime, an Incentive may be exercised only by such Participant or by his or her guardian or legal representative.
9.3    Withholding. As a condition of the vesting, delivery or other settlement of an Incentive hereunder, the Company shall withhold and remit such Federal, state or local taxes or contributions as may be required by law to be withheld and remitted. Unless otherwise provided in an Incentive Agreement, a Participant may direct the Company to withhold from the delivery of Common Stock hereunder shares with a Fair Market Value equal to the amount of such withholding, determined as the aggregate of the rate applicable to supplemental wage payments, the applicable employment tax contribution rate, and the maximum applicable state income tax withholding rate.
9.4    Change in Control.Change in Control. Unless otherwise provided by the Committee in an Incentive Agreement, upon the consummation of a Change in Control:

a.	Options then outstanding shall be deemed fully vested and be and remain exercisable until their expiration; and

b.	Any Vesting Restrictions then applicable to Restricted Stock shall be deemed lapsed and Performance Objectives shall be deemed satisfied at the target level.
9.5    Fractional Shares. No fractional shares shall be issued or delivered pursuant to the Plan or any Incentive hereunder. The Committee shall determine whether cash, securities or other property shall be paid or transferred in lieu of a fractional share or whether such fractional share or any rights thereto shall be canceled, terminated or otherwise eliminated.
9.6    Certificates. All certificates for shares of Common Stock issued hereunder shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or any stock exchange upon which such shares or other securities are then listed, and any applicable Federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
9.7    Legal Requirements. The obligation of the Company or any of its Affiliates to deliver Common Stock to any Participant hereunder, or to deliver such stock free of restriction, shall be subject to all applicable laws, regulations, rules and approvals deemed necessary or appropriate by the Committee or the Company. Certificates for shares of Common Stock issued hereunder may be legended, as the Committee or the Company shall deem appropriate.
9.8    Governing Law. The Plan and any Incentive granted under the Plan shall be governed by the internal laws of the State of Mississippi without regard to the conflicts of laws provisions thereof.
9.9    Other Benefits. Incentives granted to a Participant hereunder shall not impair or otherwise reduce such Participant’s compensation, life insurance or other benefits provided by the Company or its Affiliates; provided, however, that the value of Incentives shall not be treated as compensation for purposes of computing the value or amount of any such benefit.
9.10    Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
9.11    Construction.

a.
The Committee, in its discretion, shall determine whether any Incentive granted or awarded to a Participant who is a “covered Employee” within the meaning of Code Section 162(m) shall be “performance-based compensation” within the meaning of such section; if and to the extent any Incentive is intended to constitute performance-based compensation, the terms of this Plan and any related Incentive Agreement shall be interpreted and construed in accordance with Code Section 162(m).

b.
To the extent any Incentive granted hereunder is deemed deferred compensation within the meaning of Code Section 409A, this Plan and any affected Incentive Agreement shall be interpreted and construed in accordance with such section; if the Committee reasonably determines that any Participant hereunder may be subject to the tax imposed under Code Section 409A, notwithstanding any provision of this plan to the contrary, the Committee, in its discretion, may amend or rescind the terms of any Incentive hereunder to the extent necessary or advisable to avoid the imposition of such tax.

c.
To the extent the provisions of Section 9.4 hereof subject any Participant hereunder to the tax imposed under of Code Section 4999, then, unless otherwise provided in an employment, severance or similar agreement between such Participant and the Company or the Bank, the Committee may reduce the number of Options or shares of Restricted Stock subject to vesting or with respect to which Performance Objectives are deemed lapsed or satisfied to the extent necessary to avoid the imposition of such tax.

9.12    Recovery. If the Company is required to restate its financial statements or other financial results, then any Incentive, whether or not vested or otherwise then subject to Performance Objectives, Vesting Restrictions or other forfeiture conditions, the amount of which is or was based, in whole or in part, upon such statements or results, shall be subject to reduction, forfeiture or recovery in favor of the Company. The Committee shall take such action as it deems necessary or advisable to effect such reduction, forfeiture or recovery; provided that (a) the Committee may limit such action to the Company’s executive and accounting officers, and (b) the amount of any such reduction, forfeiture or recovery may be limited to the portion of the Incentive in excess of the amount that would have vested or otherwise become nonforfeitable if based upon such restated results.
9.13    Unfunded Plan. Incentives hereunder shall be payable in shares of Common Stock; no special or separate reserve shall be made for any such payment. To the extent any Participant or any other person acquires a right to the settlement of any Incentive hereunder, the status of such Participant shall be that of a general, unsecured creditor of the Company.

9.14    No Continued Employment. No Participant or other person shall have any right to continue in the employ of the Company or an Affiliate for any period of time or any right to continue his or her present or any other rate of compensation on account of the grant or award of an Incentive or the issuance of Common Stock or other form of payment hereunder.
THIS PLAN was approved by the Board Directors of Renasant Corporation on March 1, 2011 to be effective as provided herein.

RENASANT CORPORATION

RENASANT CORPORATION
2011 LONG-TERM INCENTIVE COMPENSATION PLAN
AMENDMENT NO. 1
(Issuance of Additional Shares/Addition of Performance Objectives)

Whereas, Renasant Corporation, a corporation organized and existing under the laws of the State of Mississippi with its principal place of business in Tupelo, Mississippi (the “Company”), sponsors and maintains the Renasant Corporation 2011 Long-Term Incentive Compensation Plan, which plan provides for the grant or award of incentives related to shares of the Company’s common stock, $5.00 par value per share (“Common Stock;” the “Plan”);

Whereas, the Board of Directors of the Company has authorized the amendment of the Plan for the purpose of increasing the number of shares of Common Stock reserved for issuance thereunder, modifying the performance objectives set forth therein, and taking certain other actions necessary or appropriate under Section 162(m) of the Internal Revenue Code of 1986, as amended;

Now, Therefore, the Plan shall be deemed amended as follows:

1.    Section 3.3 of the Plan shall be amended and restated, to read in its entirety as follows:

“3.3    Number and Type of Shares. Subject to adjustment as provided herein, the number of shares of Common Stock that shall be available for grant, award or issuance under the Plan shall not exceed an aggregate of 1,737,600 shares, consisting of 737,600 shares previously authorized upon the Plan’s initial adoption, and 1,000,000 additional shares authorized by the Board on January 19, 2016; provided that the grant, award, issuance or other use of such additional shares shall be contingent upon the prior approval of the Company’s shareholders, as provided in Section 9.1 hereof. Common Stock available hereunder may be authorized but unissued shares, issued shares held by the Company as treasury shares or shares acquired on the open market or through private purchase.”

2.    Section 8.1 of the Plan shall be amended and restated, to read in its entirety, as follows:

“8.1    Performance Objectives. Performance Objectives established by the Committee may relate to one or more of the following: (a) the Company’s earnings per share, whether or not calculated on a fully diluted basis; (b) the Company’s earnings before interest, taxes, or other adjustments; (c) the Company’s return on equity, return on investment, return on invested capital, or return on assets; (d) appreciation in the price of Common Stock, whether with or without consideration of reinvested dividends, including total shareholder return; (e) efficiency ratio or other measures comparing all or certain expenses of the Bank or the Company, as the case may be, to revenue; (f) as to the Company, return on tangible equity; (g) as to the Company or the Bank, net profit margin or increase in income, whether net income, net interest income, or otherwise; (h) as to the Company, an Affiliate, or any region, unit, division, or profit center of the Company or an Affiliate, growth in income or revenue, whether net or gross, or growth in market share; (i) as to the Bank or any region, unit, division, or profit center thereof, credit quality, net charge-offs, the ratio of nonperforming assets to total assets or loan loss allowance as a percentage of nonperforming assets, or growth in loans or deposits or change in capital ratios; and (j) mergers, acquisitions, sales of assets of Affiliates or business units or the development of business units or lines of business or the implementation of other items included in the Company’s or the Bank’s strategic plan. Such objectives may relate to the absolute performance of the Company or its Affiliates or the performance of the Company or any Affiliate may be compared to a designated peer group or index. Such objectives may further be expressed with respect to a single Participant or to a group of Participants or Employees. As applicable, Performance Objectives shall be determined in accordance with Generally Accepted Accounting Principles (GAAP) in effect as of the date on which Performance Objectives are imposed by the Committee; unusual or infrequently occurring items, as determined under GAAP, shall be disregarded.”

3.    Section 8.3 of the Plan shall be amended and restated, to read in its entirety as follows:

“8.3    Satisfaction of Performance Objectives. Once imposed by the Committee, Performance Objectives may be changed, adjusted or waived during a Performance Cycle, in the discretion of the Committee; provided that if such objectives are applicable to an Award that is intended to constitute performance-based compensation within the meaning of Code Section 162(m), the Committee shall have no discretion to (a) increase the aggregate number of shares subject to such Award or the number of shares due on account of the attainment of such objectives, or (b) waive all or any portion of such objectives not attained or take similar discretionary action. At the end of each Performance Cycle, the Committee shall certify whether and to what extent the Performance Objectives applicable to such cycle were attained and shall determine whether and to what extent Awards made with respect to such cycle shall be settled.”

This Amendment No. 1 was adopted by the Board of Directors of Renasant Corporation on January 19, 2016, to be effective upon its approval by the shareholders of the Company, subject to the prior approval of the Company’s shareholders to the extent provided in paragraph 1 hereof.

RENASANT CORPORATION

REVOCABLE PROXY
RENASANT CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
APRIL 26, 2016
1:30 P.M.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
The person(s) signing this proxy card hereby appoint George H. Booth, II, Frank B. Brooks, Albert J. Dale, III, John T. Foy and Hugh S. Potts, Jr., and each of them, acting singly, as attorneys and proxies of the signer of the proxy card, with full power of substitution, to vote all shares of stock which the signer is entitled to vote at the Annual Meeting of Shareholders of Renasant Corporation to be held on Tuesday, April 26, 2016 at 1:30 p.m., Central time, at the principal office of Renasant Bank, 209 Troy Street, Tupelo, Mississippi 38804-4827, and at any and all adjournments and postponements thereof. The proxies are authorized to vote all shares of stock in accordance with the following instructions and with discretionary authority as described herein at the meeting or any adjournment or postponement thereof.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE (A) “FOR” THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL NOS. 1 AND 2 ON THIS PROXY CARD AS CLASS 1 AND CLASS 2 DIRECTORS, RESPECTIVELY, (B) “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2011 LONG-TERM INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR GRANT, AWARD, OR ISSUANCE UNDER THE PLAN SET FORTH IN PROPOSAL NO. 3, (C) “FOR” THE APPROVAL OF THE PERFORMANCE MEASURES APPLICABLE TO INCENTIVE AWARDS IN THE LTIP SET FORTH IN POPOSAL NO. 4, (D) “FOR” THE APPROVAL OF AN AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY SET FORTH IN PROPOSAL NO. 5 AND (E) “FOR” THE RATIFICATION OF HORNE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2016 SET FORTH IN PROPOSAL NO. 6.
THIS PROXY, IF PROPERLY COMPLETED, WILL BE VOTED AS DIRECTED HEREIN. IF THIS PROXY IS SIGNED BUT NO SPECIFIC VOTING DIRECTIONS ARE GIVEN, THESE SHARES WILL BE VOTED (A) TO ELECT THE NOMINEES LISTED IN PROPOSAL NOS. 1 AND 2 ON THIS PROXY CARD AS CLASS 1 AND CLASS 2 DIRECTORS, RESPECTIVELY, (B) TO AMEND THE 2011 LONG-TERM INCENTIVE COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY’S COMMON STOCK AVAILABLE FOR GRANT, AWARD OR ISSUANCE UNDER THE PLAN AS SET FORTH IN PROPOSAL NO. 3, (C) TO APPROVE THE PERFORMANCE MEASURES APPLICABLE TO INCENTIVE AWARDS IN THE 2011 LONG-TERM INCENTIVE COMPENSATION PLAN SET FORTH IN PROPOSAL NO. 4 (D) TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF THE COMPANY SET FORTH IN PROPOSAL NO. 5, AND (E) TO RATIFY THE APPOINTMENT OF HORNE, LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2016 SET FORTH IN PROPOSAL NO. 6. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA
THE INTERNET OR BY TELEPHONE.
RENASANT CORPORATION
Important Notice Regarding the Availability of Proxy Materials for
the Shareholder Meeting to be held on April 26, 2016:
Renasant’s 2016 proxy statement and its Annual Report on Form 10-K for the year ended
December 31, 2015 are available at http://www.envisionreports.com/RNST.
You can consent to receive all future Renasant Corporation proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

☒	PLEASE MARK VOTES		REVOCABLE PROXY	Annual Meeting of Shareholders
	AS IN THIS EXAMPLE		RENASANT CORPORATION	April 26, 2015

				For	Withhold
1.	To elect one Class 1 director for a two-year term expiring in 2018:			☐	☐
	(1)	Fred F. Sharpe

					Withhold	For All
				For	All	Except
2.	To elect five Class 2 directors for a three-year term expiring in 2019:			☐	☐	☐
	(2)	John M. Creekmore
	(3)	Jill V. Deer
	(4)	Neal A. Holland, Jr.
	(5)	E. Robinson McGraw
	(6)	Hollis C. Cheek

INSTRUCTIONS: To withhold authority to vote for any individual nominee in Proposal No. 2, mark “FOR ALL EXCEPT” and write the nominee’s name on the line below.

				For	Against	Abstain
3.
To approve an amendment to the Company’s 2011 Long-Term Incentive Compensation Plan to increase the number of shares of the Company’s common stock available for grant, award or issuance under the plan.
				☐	☐	☐

4.	To approve the performance measures applicable to incentive awards in the Company’s 2011 Long-Term Incentive Compensation Plan.			☐	☐	☐
5.	To approve an amendment to the Company’s Articles of Incorporation to increase the number of authorized shares of common stock, par value $5.00 per share, from 75,000,000 shares to 150,000,000 shares.			☐	☐	☐
6.	To ratify the appointment of HORNE, LLP as our independent registered public accountants for 2016.			☐	☐	☐

7.	To transact such other business as may properly come before the annual meeting or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NOS. 1, 2, 3, 4, 5 AND 6.

Mark here if you plan to attend the meeting.					☐

Please be sure to date and sign this proxy card in the box below.

Sign above			Date

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.